Registration Statement No. 333-226421
Rule 424(b)(2)

Prospectus Supplement To Prospectus dated August 20, 2018, as may be amended

Deutsche Bank Aktiengesellschaft

$1,250,000,000 Undated Non-cumulative Fixed to Reset Rate

Additional Tier 1 Notes of 2020

On February 14, 2020, we, Deutsche Bank Aktiengesellschaft, expect to issue undated non-cumulative fixed to reset rate additional tier 1 notes, which we refer to as the “Notes,” in an aggregate principal amount of $1,250,000,000. The Notes will bear interest (subject to a cancellation of interest payments or write-down) (as described below) (i) at 6.000% until April 30, 2026 and (ii) from and after April 30, 2026, at the applicable Reset Rate (as defined in Description of the Notes—Interest Payment on the Notes), reset every five years, each payable annually in arrears (as provided herein).

The Notes are intended to qualify as own funds in the form of Additional Tier 1 capital, as defined in and provided for in the bank regulatory capital provisions referred to in this prospectus supplement. As such, they:

•	Have no fixed maturity or redemption date;

•	Contain features that may require us and will permit us in our sole and absolute discretion at all times and for any reason to cancel any payment of interest; and

•	May be subject to a write-down of all or part of their principal amount under defined circumstances.

None of these events will constitute a default or an event of default under the Notes or permit any acceleration of the repayment of any principal on the Notes.

Accordingly, we are not required to make any repayment of the principal amount of the Notes at any time or under any circumstances, and as a result, you may lose part or all of your investment in the Notes. In addition, you may not receive any interest on any interest payment date or at any other times, and you will have no claims whatsoever in respect of that cancelled or deemed cancelled interest.

Upon the occurrence of a Trigger Event (as defined herein) leading to a write-down in the principal amount of the Notes, you could lose all or part of your investment in the Notes. A regulatory write-down will not constitute a default or an event of default under the Notes or the capital securities indenture or give rise to any right to accelerate the repayment of any principal on the Notes. The Notes may also be written down (without prospect of a potential write-up in accordance with the terms of the Notes), be converted or otherwise become subject to a Resolution Measure (as defined herein). You may lose part or all of your investment if any Resolution Measure becomes applicable to us.

The Notes will constitute our unsecured and subordinated obligations, ranking pari passu among themselves and will be fully subordinated to (i) all claims of our unsubordinated creditors (as defined below), (ii) the claims specified in Section 39(1) nos. 1 to 5 of the German Insolvency Code (Insolvenzordnung) or any successor provision thereof, (iii) any of our contractually subordinated obligations within the meaning of Section 39(2) of the German Insolvency Code (or any successor provision thereof) which do not qualify, from time to time, as own funds (within the meaning of the CRR (as defined herein)), and (iv) the claims under our Tier 2 instruments (within the meaning of the CRR).

We may redeem all, but not some, of the Notes, with prior regulatory approval as of (i) any Business Day falling in the period commencing on (and including) October 30, 2025 and ending on (and including) the First Interest Reset Date and (ii) any Interest Payment Date thereafter, at the initial nominal amount; or (ii) at any time, for certain regulatory reasons or certain tax reasons. If the Notes have been written down (and to the extent not written up to the original principal amount, if applicable), a redemption for regulatory or tax reasons will be at the reduced principal amount.

Application has been made to list the Notes on the Official List of the Luxembourg Stock Exchange and to trade the Notes on the Euro MTF market.

The Notes are not intended to be offered, sold or otherwise made available and should not be offered, sold or otherwise made available to retail clients in the European Economic Area or the United Kingdom, as defined in the rules set out in the Markets in Financial Instruments Directive 2014/65/EU, as amended or replaced from time to time. Prospective investors are referred to the section headed “Restrictions on marketing and sales to retail investors” on page PS-2 of this prospectus supplement for further information.

Investing in the Notes involves risks. See “Risk Factors” beginning on page PS-22 and as incorporated by reference herein for a discussion of certain factors that you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes are not deposits or savings accounts but are our unsecured obligations. The Notes are not insured by the Federal Deposit Insurance Corporation or any other U.S. or foreign governmental agency.

	Price to Public(1)	Underwriting Discount	Proceeds, before Expenses, to us(1)
Per Note	$200,056	$2,000	$198,056
Total	$1,250,350,000	$12,500,000	$1,249,100,000

(1)

We will pay the underwriter compensation of $2,000 per Note. The total underwriting discount payable by us will be $12,500,000. See “Underwriting (Conflicts of Interest)” for additional information regarding underwriting compensation.

The initial price to public set forth above does not include accrued interest, if any. Interest on the Notes will accrue from (and including) February 14, 2020.

We expect that the Notes will be ready for delivery through the book-entry facilities of The Depository Trust Company and its participants on or about February 14, 2020. We will issue the Notes in denominations of $200,000 and integral multiples of $200,000 in excess thereof.

Sole Bookrunner

Deutsche Bank Securities

Joint Lead Managers

Citigroup	Banca IMI	BBVA	BMO Capital Markets	CIBC Capital Markets

Morgan Stanley	Santander	TD Securities	UniCredit Capital Markets

Senior Co-Managers

Nordea	RBC Capital Markets	Standard Chartered Bank

Co-Managers

Academy Securities	Bancroft Capital	Barclays	BNY Mellon Capital Markets, LLC

Capital Institutional Services, Inc.	Citizens Capital Markets	Fifth Third Securities	KeyBanc Capital Markets

Mischler Financial Group, Inc.	Multi-Bank Securities, Inc.	Regions Securities LLC	UBS Investment Bank

The date of this Prospectus Supplement is February 11, 2020.

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement supplements the accompanying prospectus dated August 20, 2018. If the information in this prospectus supplement differs from the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus, together, constitute a prospectus for purposes of Part IV of the Luxembourg law on prospectus for securities dated July 16, 2019.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to give you any additional or different information. The information in this prospectus supplement and the accompanying prospectus may be accurate only as of the dates of each of these documents, respectively.

The Notes are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisers.

In this prospectus supplement, “we,” “us”, “our” and the “Bank” refer to Deutsche Bank AG.

We are offering to sell, and are seeking offers to buy, the Notes only in jurisdictions where such offers and sales are permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer to sell, or a solicitation of an offer to buy, any Notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this prospectus supplement or the accompanying prospectus, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Deutsche Bank AG since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this prospectus supplement and the accompanying prospectus and the purchase, offer or sale of the Notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the Notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the underwriters shall have any responsibility therefor.

This prospectus supplement and the accompanying prospectus are only being distributed to and are only directed at (i) persons who are outside the United Kingdom, (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Notes are only available to, and any invitation, offer or agreement to subscribe for, purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus, or any of their respective contents.

Restrictions on marketing and sales to retail investors

The Notes discussed in this prospectus supplement are complex financial instruments and are not a suitable or appropriate investment for all investors. In some jurisdictions, regulatory authorities have adopted or published laws, regulations or guidance with respect to the offer or sale of securities such as the Notes to retail investors.

In particular, in June 2015, the U.K. Financial Conduct Authority (the “FCA”) published the Product Intervention (Contingent Convertible Instruments and Mutual Society Shares) Instrument 2015 (the “PI Instrument”). In addition (i) on January 1, 2018, the provisions of Regulation (EU) No.1286/2014 on key information documents for packaged and retail and insurance-based investment products (“PRIIPs”) became directly applicable in all EEA member states and (ii) the Markets in Financial Instruments Directive 2014/65/EU (as amended) (“MiFID II”) was required to be implemented in EEA member states by January 3, 2018. The PI Instrument, PRIIPs and MiFID II are referred to together as the “Regulations”.

The Regulations set out various obligations in relation to (i) the manufacture and distribution of financial instruments and (ii) the offering, sale and distribution of packaged retail and insurance-based investment products and certain contingent write down or convertible securities, such as the Notes.

Potential investors in the Notes should inform themselves of, and comply with, any applicable laws, regulations or regulatory guidance with respect to any resale of the Notes (or any beneficial interests therein) including the Regulations.

Certain of the underwriters are required to comply with some or all of the Regulations. By purchasing, or making or accepting an offer to purchase, any Notes (or a beneficial interest in such Notes) from us and/or the underwriters, you represent, warrant, agree with and undertake to us and each of the underwriters that:

1.	you are not a retail client in the EEA or in the United Kingdom (as defined in MiFID II);

2.	whether or not you are subject to the Regulations, you will not:

a.	sell or offer the Notes (or any beneficial interest therein) to retail clients in the EEA or in the United Kingdom (as defined in MiFID II) or

b.

communicate (including the distribution of this prospectus supplement) or approve an invitation or inducement to participate in, acquire or underwrite the Notes (or any beneficial interests therein) where that invitation or inducement is addressed to or disseminated in such a way that is likely to be received by a retail client in the EEA or in the United Kingdom (in each case within the meaning of MiFID II).

In selling or offering the Notes or making or approving communications relating to the Notes you may not rely on the limited exemptions set out in the PI Instrument; and

3.

you will at all times comply with all applicable laws, regulations and regulatory guidance (whether inside or outside the EEA or the United Kingdom) relating to the promotion, offering, distribution and/or sale of the Notes (or any beneficial interests therein), including (without limitation) MiFID II and any other applicable laws, regulations and regulatory guidance relating to determining the appropriateness and/or suitability of an investment in the Notes (or any beneficial interests therein) by investors in any relevant jurisdiction.

You further acknowledge that (i) the identified target market for the Notes (for the purposes of the product governance obligations in MiFID II) is eligible counterparties and professional clients; and (ii) no key information document (KID) under PRIIPs has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under PRIIPs.

PRIIPs Regulation / Prohibition of sales to EEA and UK retail investors – The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation.

MIFID II Product Governance / Professional Investors and Eligible Counterparties only target market – Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment in respect of the Notes; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Where acting as agent on behalf of a disclosed or undisclosed client when purchasing, or making or accepting an offer to purchase, any Notes (or any beneficial interests therein) from us and/or the underwriters the foregoing representations, warranties, agreements and undertakings will be given by and be binding upon both the agent and its underlying client.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement is part of a registration statement on Form F-3 (File No. 333-226421) that we have filed with the SEC under the Securities Act. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.

We accept responsibility for the information contained in this prospectus supplement and the accompanying prospectus and confirm that, to the best of our knowledge and belief, there are no other facts the omission of which would make any statement herein misleading in any material respect. This prospectus supplement and the accompanying prospectus may only be used for the purposes for which they have been published.

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is an important part of this prospectus supplement. For information on the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus, we refer you to “Where You Can Find Additional Information” on page 10 of the accompanying prospectus.

In addition to the specific documents incorporated by reference listed on page 16 of the accompanying prospectus, we incorporate by reference in this prospectus supplement and the accompanying prospectus the Annual Report of Deutsche Bank AG for the year ended December 31, 2018, dated March 22, 2019. We also incorporate by reference in this prospectus supplement and in the accompanying prospectus the Reports on Form 6-K of Deutsche Bank AG, including the exhibits if any thereto, filed on the following specified dates, but in each case only to the extent such Report on Form 6-K indicates that it is intended to be incorporated by reference in the registration statement on Form F-3 (File No. 333-226421): February 10, 2020, February 7, 2020, February 3, 2020, January 30, 2020, December 11, 2019, November 19, 2019, October 30, 2019, October 28, 2019, July 29, 2019, July 25, 2019, July 24, 2019, July 9, 2019, April 30, 2019, April 26, 2019, and March 25, 2019.

In addition to the documents listed in the accompanying prospectus and described above, we incorporate by reference in this prospectus supplement and the accompanying prospectus any future documents we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the offering is completed. Reports on Form 6-K we furnish to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it (or such portions) is incorporated by reference in this prospectus supplement.

You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at: Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, Germany, Attention: Investor Relations (Telephone: +49-69-910-00. Copies of this prospectus supplement, the accompanying prospectus and all documents incorporated by reference therein as of the date hereof will also be available on the Luxembourg Stock Exchange’s website (www.bourse.lu) or at the office of our listing agent, Deutsche Bank Luxembourg S.A., 2 boulevard Konrad Adenauer, L-1115 Luxembourg, Luxembourg.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the information incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” Forward-looking statements, which are statements that are not historical facts, including statements about our beliefs and expectations. We use words such as “believe,” “anticipate,” “expect,” “intend,” “seek,” “estimate,” “project,” “should,” “potential,” “reasonably possible,” “plan,” “aim” and similar expressions to identify forward-looking statements. In addition, we may from time to time make forward-looking statements in our periodic reports to the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) on Forms 20-F and 6-K, annual and interim reports, invitations to annual shareholders’ meetings and other information sent to shareholders, offering circulars and prospectuses, press releases and other written materials. Our Management Board, Supervisory Board, officers and employees may also make oral forward-looking statements to third parties, including financial analysts.

Such forward-looking statements may include, without limitation, statements relating to the following:

•	the potential development and impact on us of economic and business conditions and the legal and regulatory environment to which we are subject;

•	the implementation of our strategic initiatives and other responses thereto;

•	the development of aspects of our results of operations;

•	our expectations of the impact of risks that affect our business, including the risks of losses on our trading processes and credit exposures; and

•	other statements relating to our future business development and economic performance.

By their very nature, forward-looking statements involve risks and uncertainties, both general and specific. We base these statements on our current plans, estimates, projections and expectations. You should therefore not place too much reliance on them. Our forward-looking statements speak only as of the date we make them, and we undertake no obligation to update any of them in light of new information or future events.

We caution you that a number of important factors could cause our actual results to differ materially from those we describe in any forward-looking statement. These factors include, among others, the following:

•	the potential development and impact on us of economic and business conditions;

•	other changes in general economic and business conditions;

•	changes and volatility in currency exchange rates, interest rates and asset prices;

•	changes in governmental policy and regulation, including measures taken in response to economic, business, political and social conditions;

•	the potential development and impact on us of legal and regulatory proceedings to which we are or may become subject;

•	changes in our competitive environment;

•	the success of our acquisitions, divestitures, mergers and strategic alliances;

•

our success in implementing our strategic initiatives and other responses to economic and business conditions and the legal and regulatory environment and realizing the benefits anticipated therefrom; and

•

other factors, including those we refer to in “Item 3: Key Information—Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2018, dated March 22, 2019 and elsewhere therein and herein and in the accompanying prospectus and others to which we do not refer.

SUMMARY

The following summary describes the Notes in general terms only. You should read the summary together with the more detailed information contained in this prospectus supplement and the accompanying prospectus.

We expect to issue the Notes under a capital securities indenture (which we refer to as the “Capital Securities Indenture”) comprising a base capital securities indenture (which we refer to as the “Base Capital Securities Indenture”) entered into on November 6, 2014 among us, The Bank of New York Mellon, as trustee (which we refer to as the “Trustee”) and Deutsche Bank Trust Company Americas (which we refer to as “DBTCA”), as initial paying agent, calculation agent, transfer agent and registrar (the “Calculation Agent”), and a second supplement to the Base Capital Securities Indenture adding certain provisions thereto and modifying certain provisions thereof (which we refer to as the “Second Supplemental Capital Securities Indenture”) entered into on July 25, 2019, among us, the Trustee, acting through its London Branch, and DBTCA, a fourth supplement to the Base Capital Securities Indenture modifying certain provisions thereof (which we refer to as the “Fourth Supplemental Capital Securities Indenture”), expected to be entered into on or about                 , 2020, among us, the Trustee, acting through its London Branch, and DBTCA, and a fifth supplement to the Base Capital Securities Indenture relating to the Notes (which we refer to as the “Fifth Supplemental Capital Securities Indenture”) expected to be entered into on or about                 , 2020, among us, the Trustee, acting through its London Branch, and DBTCA. The Notes will constitute a separate series of capital securities under the Capital Securities Indenture. We have filed the Base Capital Securities Indenture on November 6, 2014 as an exhibit to a post-effective amendment to our prior registration statement on Form F-3, File No. 333-184193, we have filed the Second Supplemental Capital Securities Indenture with the SEC on July 25, 2019 as an exhibit to a Report on Form 6-K, we have filed the form of the Fourth Supplemental Capital Securities Indenture with the SEC on February 10, 2020 as an exhibit to a Report on Form 6-K, and we intend to file the Fourth Supplemental Capital Securities Indenture and the Fifth Supplemental Capital Securities Indenture with the SEC on or about                 , 2020, as exhibits to a Report on Form 6-K. The terms of the Notes include those stated in the Capital Securities Indenture and those terms made part of the Capital Securities Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.”

Issuer	Deutsche Bank AG.

Securities Offered	$1,250,000,000 aggregate principal amount of undated non-cumulative fixed to reset rate additional tier 1 notes of 2020, which we refer to as the “Notes.”

Interest Commencement Date	February 14, 2020.

Interest Payment Date	April 30 in each year commencing on April 30, 2020.

Interest Periods	The period from (and including) the Interest Commencement Date to (and excluding) April 30, 2020 and thereafter from (and including) each Interest Payment Date to (and excluding) the next following Interest Payment Date. The initial Interest Period will be a short interest accrual period.

Maturity Date	None.

Price to Public	100.028%.

Rate of Interest	For the period from (and including) the Interest Commencement Date to (and excluding) April 30,

2026 (which we refer to as the “First Interest Reset Date”) a fixed rate of 6.000% per year.

For the period from (and including) the First Interest Reset Date, the greater of (i) the sum of the Treasury Yield for such Reset Period plus the initial credit spread of 4.524% (the “Spread”) and (ii) zero, as determined by the Calculation Agent; for the avoidance of doubt, the Spread represents the initial credit spread to such Treasury Yield, and does not represent any step-up in the interest rate of the Notes. We describe the Reset Rate in “Description of the Notes—Interest Payments on the Notes” below.

The terms of the Notes provide that the rate of interest on the Notes will reset on each Reset Date, which we describe in “Description of the Notes—Interest Payments on the Notes” below.

Initial Fall-back Treasury Yield	1.476%.

Regular Record Dates	A holder of a Note at the close of business on the Business Day immediately preceding an Interest Payment Date will be entitled to receive interest payable on such Note on the corresponding Interest Payment Date. When we refer to “Business Day”, we mean a day on which (i) the Trans-European Automatic Real-time Gross settlement Express Transfer system (TARGET2) is open for business and (ii) commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City.

Status; Ranking

The Notes will constitute our unsecured and subordinated obligations, ranking pari passu among themselves and, subject to applicable law from time to time, pari passu with all of our other equally subordinated obligations (as specified below). If Resolution Measures (as defined below) are imposed on us, or in the event of our dissolution, liquidation, insolvency or composition, or if other proceedings are opened for the avoidance of our insolvency or against us, the obligations under the Notes will be fully subordinated to all of our obligations which do not also qualify as Additional Tier 1 capital or as Common Equity Tier 1 capital within the meaning of the CRR; in any such event, no amounts shall be payable in respect of the Notes until all senior ranking obligations in accordance with this provision have been satisfied in full. Obligations which rank senior to the obligations under the Notes include (i) all claims of our unsubordinated creditors (as defined below), (ii) the claims specified in Section 39(1) nos. 1 to 5 of the German Insolvency Code (Insolvenzordnung) (or any successor provision thereof), (iii) our contractually subordinated obligations within the meaning of Section 39(2) of the German Insolvency Code (or any

successor provision thereof) which do not qualify, from time to time, as own funds (within the meaning of the CRR), and (iv) the claims under our Tier 2 instruments (within the meaning of the CRR). Subject to the foregoing, we may satisfy our obligations under the Notes also from our other distributable assets (freies Vermögen).

When we refer to the “CRR”, we mean Regulation (EU) No 575/2013 of the European Parliament and the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms (including any provisions of regulatory law supplementing this Regulation); to the extent that any provisions of the CRR are amended or replaced, the term CRR as used in the Capital Securities Indenture and the terms of the Notes also refers to such amended provisions or successor provisions.

When we refer to “unsubordinated creditors”, we mean the holders of any indebtedness or other payment obligation of ours that is not expressed to be subordinated by means of contractual agreement or as a matter of law (including claims against us under our unsubordinated non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including our obligations under any such debt instruments that we issued before July 21, 2018 and that are subject to Section 46f(9) sentence 2 of the German Banking Act) or any successor provision thereof).

Our payment obligations under the Notes will rank pari passu with the claims against us under our other instruments qualifying as Additional Tier 1 capital within the meaning of the CRR and the subordinated guarantees listed in the section “Description of the Notes” of this prospectus supplement for as long as such instruments continue to qualify as Additional Tier 1 capital. Upon the implementation into German law (as required by December 28, 2020) of Article 48(7) of the BRRD (as defined below), claims against us under certain of our currently outstanding capital instruments, if and when they cease to qualify as Additional Tier 1 capital, are expected to rank senior to, and no longer pari passu with, claims against us under the Notes.

When we refer to the “BRRD”, we mean Directive 2014/59/EU of the European Parliament and of the Council of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms (including any provisions of regulatory law supplementing this Directive); to the extent that any provisions of the BRRD are amended or replaced, the term BRRD as used in the Capital Securities Indenture and the terms of the Notes also refers to such amended provisions or successor provisions.

If we redeem or repurchase the Notes otherwise than in the circumstances described in “Description of the Notes—Status; Ranking”, then the amounts redeemed or paid must be returned to us irrespective of any agreement to the contrary unless our competent supervisory authority has given its consent to such redemption or repurchase.

Resolution Measures	By subscribing for or otherwise acquiring the Notes, the holders will be bound by and will be deemed to consent to the imposition of any Resolution Measure (as defined below) by our competent resolution authority.

Under the relevant resolution laws and regulations as applicable to us from time to time, the Notes may be subject to the powers exercised by our competent resolution authority to:

•	write down, including write down to zero, the claims for payment of the principal amount, the interest amount or any other amount in respect of the Notes;

•

convert the Notes into ordinary shares of (i) the Bank or (ii) any group entity or (iii) any bridge bank or other instruments of ownership of such entities qualifying as Common Equity Tier 1 capital (and the issue to or conferral on the holders (including the beneficial owners) of such ordinary shares or instruments); and/or

•

apply any other resolution measure, including, but not limited to, (i) any transfer of the Notes to another entity, (ii) the amendment of the terms and conditions of the Notes or (iii) the cancellation of the Notes.

We refer to each of these measures as a “Resolution Measure.” When we refer to a “group entity,” we mean an entity that is included in the corporate group subject to a Resolution Measure, and when we refer to a “bridge bank,” we mean a newly chartered German bank that would receive some or all of our equity securities, assets, liabilities and material contracts, including those attributable to our branches and subsidiaries, in a resolution proceeding. Resolution Measures include, among others, the measures generally referred to within the meaning of the “write-down and conversion power” under the European directive of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms.

Deemed Agreement to Resolution Measures	By your acquisition of the Notes, you will be deemed irrevocably to have agreed, and you will agree:

•	to be bound by, to acknowledge and to accept any Resolution Measure and any amendment, modification or variation of the terms and conditions of the Notes to give effect to any Resolution Measure;

•	that you will have no claim or other right against us arising out of any Resolution Measure; and

•

that the imposition of any Resolution Measure will not constitute a default or an event of default under (i) the Notes, (ii) the Capital Securities Indenture, or (iii) for the purpose of, but only to extent permitted by the Trust Indenture Act (including, without limitation, Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act).

By your acquisition of the Notes, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the Trustee and the Agents for, agree not to initiate a suit against the Trustee or the Agents in respect of, and agree that the Trustee and the Agents will not be liable for, any action that the Trustee or any of the Agents takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by our competent resolution authority with respect to the Notes.

Cancellation of Interest Payments	The terms of the Notes provide that interest will be due and payable on an Interest Payment Date only if it is not cancelled or deemed to have been cancelled, and we have the sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any Interest Payment Date. We will also be restricted from making interest payments in the circumstances described below. As a result, you may not receive any interest on any Interest Payment Date or at any other times, and you will have no claims whatsoever in respect of that cancelled or deemed cancelled interest.

Discretionary Cancellation of Interest Payments	We have the right, to cancel all or part of any payment of interest in our sole discretion and at any time. If we make use of such right, we will give notice to the holders in accordance with the Capital Securities Indenture without undue delay, but no later than on the relevant Interest Payment Date. Any failure to give such notice shall not affect the validity of the cancellation and shall not constitute a default for any purpose.

Mandatory Cancellation of Interest Payments	Payment of interest on the Notes for the relevant Interest Period will be excluded and cancelled (without prejudice to the exercise of our sole discretion pursuant to the terms described herein):

•	to the extent that such payment of interest together with any additional kind of payment of dividends or interest (a “Distribution”) plus any write ups in accordance with the terms of the Notes or in respect of other Additional Tier 1 instruments that are simultaneously planned or made or that have been made by us in our then current financial year on the other capital instruments which, according to the CRR, qualify as Common Equity Tier 1 capital or Additional Tier 1 capital (“Tier 1 Instruments”) would exceed the Available Distributable Items provided that, for such purpose, the Available Distributable Items will be increased by (i) an amount equal to what has been accounted for as expenses for Distributions in respect of Tier 1 Instruments (including payments of interest on the Notes) in the determination of the profit (Gewinn) on which the Available Distributable Items are based, and (ii) any supplemental amounts that may be included for the purposes of determining the amounts distributable on Additional Tier 1 instruments under the bank regulatory capital rules applicable to us from time to time; or

•

if and to the extent that our competent supervisory authority orders that all or part of the relevant payment of interest be cancelled or another prohibition of Distributions is imposed by law or an authority (including (i) a prohibition of Distributions in connection with the calculation of the maximum distributable amount within the meaning of Article 141(2) of the CRD (as defined herein) and as currently transposed into German law by Section 10i of the German Banking Act (such amount, the “Maximum Distributable Amount” or “MDA”), and, upon their transposition into German law, (ii) a prohibition of Distributions in connection with the calculation of the leverage ratio related maximum distributable amount (“L-MDA”) pursuant to Article 141b(2) of the CRD, and (iii) the maximum distributable amount related to the minimum requirement for own funds and eligible liabilities (“M-MDA”) pursuant to Article 16a(1) of the BRRD)).

When we refer to “Available Distributable Items”, we mean, with respect to any payment of interest, the profit (Gewinn) as of the end of our financial year immediately preceding the relevant Interest Payment Date, and for which audited annual financial statements are available, plus (i) any profits carried forward and reserves available for that purpose, minus (ii) any losses carried forward and any profits which are non-distributable pursuant to applicable law or our Articles of Association and any amounts allocated to the non-distributable reserves, in each case with respect to Additional Tier 1 instruments within the meaning of the CRR and pursuant to applicable law and our Articles of Association, provided that such profits, losses and reserves will be determined on the basis of our unconsolidated financial statements prepared in accordance with accounting principles generally accepted in the Federal Republic of Germany as described in the German Commercial Code (Handelsgesetzbuch) and other applicable German law then in effect (which we refer to as “German GAAP”) and not on the basis of our consolidated financial statements.

When we refer to the “CRD”, we mean Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access of activity of credit institutions and the prudential supervision of credit institutions and investment firms (including any provisions of regulatory law supplementing this Directive); to the extent that any provisions of the CRD are amended or replaced, the term CRD as used in the Capital Securities Indenture and the terms of the Notes also refers to such amended provisions or successor provisions.

For more information on the calculation and adjustment of Available Distributable Items, see “Available Distributable Items of the Bank” below.

Use of Funds from Cancelled Payments of Interest	We have the right to use the funds from cancelled payments of interest without restriction for the fulfillment of our own obligations when due. To the extent that payments of interest are cancelled, such cancellation includes all Additional Amounts as described in “Description of the Notes—Payment of Additional Amounts.” Any payments of interest which have been cancelled will not be made or compensated at any later date.

Deemed Agreement to Cancellation of Interest Payments	By your acquisition of the Notes, you will be deemed irrevocably to have agreed and, subject to any write-down as described herein, you will agree, that:

•

interest is due and payable in respect of any period only if and to the extent that we have not exercised our sole discretion to cancel such payment, and no amount of interest will become due and payable in respect of any such period to the extent that it has been (i) cancelled (in whole or in part) by us at our sole discretion in accordance with the terms described in “Description of the Notes—Cancellation of Interest Payments—Discretionary Cancellation of Interest Payments,” (ii) cancelled (in whole or in part) pursuant to a Resolution Measure and/or (iii) deemed cancelled (in whole or in part) pursuant to the terms described in “Description of the Notes—Cancellation of Interest Payments—Mandatory Cancellation of Interest Payments;”

•	a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Notes and of the Capital Securities Indenture will not constitute a default in payment or otherwise constitute a default under, or a breach of, the terms of the Notes or the Capital Securities Indenture; and

•

interest, principal or other amounts on the Notes will only be or become due and payable in accordance with the terms described in “Description of the Notes—Cancellation of Interest Payments—Interest on the Notes Only Due and Payable if Not Cancelled or Deemed Cancelled” and the section “Description of the Notes—Cancellation of Interest Payments—Deemed Agreement to Cancellation of Interest Payments.”

Write-downs of the Principal Amount of the Notes	Upon the occurrence of a Trigger Event (as defined below), the redemption amount and the nominal amount of the Notes will be reduced by the amount of the relevant write-down (as further described below). Accordingly, under the terms of the Notes, upon the occurrence of a Trigger Event leading to a write-down in the principal amount of the Notes, you could lose all or part of the value of your investment in the Notes. A regulatory write-down will not constitute a default or an event of default under the Notes or the Capital Securities Indenture or give rise to any right to accelerate the repayment of any principal on the Notes.

A “Trigger Event” will occur if, at any time, our Common Equity Tier 1 capital ratio pursuant to Article 92(1)(a) of the CRR or any successor provision, determined on a consolidated basis, which we refer to as our “Common Equity Tier 1 Capital Ratio,” falls below 5.125%. Whether a Trigger Event has occurred will be determined by us, our competent supervisory authority or any agent appointed for such purpose by our competent supervisory authority and such a determination will be binding on the holders of the Notes.

Upon the occurrence of a Trigger Event, a write-down will be effected pro rata with all of our other instruments issued as Additional Tier 1 capital within the meaning of the CRR, the terms of which provide for a write-down (whether permanent or temporary) upon the occurrence of the Trigger Event. For such purpose, the total amount of the write-downs to be allocated pro rata will be equal to the amount required to restore fully our Common Equity Tier 1 Capital Ratio to 5.125% but will not exceed the sum of the nominal amounts of the relevant instruments outstanding at the time of occurrence of the Trigger Event.

The sum of the write-downs to be effected with respect to the Notes will be limited to the outstanding aggregate nominal amount of the Notes at the time of occurrence of the relevant Trigger Event.

Deemed Agreement to Principal Write-down	By your acquisition of the Notes, you will be deemed irrevocably to have agreed and, subject to any interest cancellation (see “Description of the Notes—Cancellation of Interest Payments”), you will agree, that:

•

interest is not due and payable on any portions of the aggregate nominal amount of the Notes written down in accordance with the terms described in “Description of the Notes—Write-downs and Write-ups of the Principal Amount of the Notes—Write-downs of the Principal Amount of the Notes” (to the extent not subsequently written up in accordance with the terms described in “Description of the Notes—Write-downs and Write-ups of the Principal Amount of the Notes—Write-ups of the Principal Amount of the Notes”);

•

a write down of the nominal amount of the Notes (in whole or in part) in accordance with the terms of the Capital Securities Indenture will not constitute a default in payment or otherwise constitute a default under, or a breach of, the terms of the Notes or the Capital Securities Indenture; and

•

interest or principal on the Notes will only be or become due and payable on an Interest Payment Date or other relevant date to the extent the nominal amount of the Notes at the time of such payment has not been written down in accordance with the terms described in “Description of the Notes—Write-downs and Write-ups of the Principal Amount of the Notes—Write-downs of the Principal Amount of the Notes” (in whole or in part, and to the extent not subsequently written up pursuant to the terms described in “Description of the Notes—Write-downs and Write-ups of the Principal Amount of the Notes—Write-ups of the Principal Amount of the Notes.”) Any interest, principal or other amounts unpaid as a result of a write-down (in whole or in part) in accordance with the terms described in “Description of the Notes—Write-downs and Write-ups of the Principal Amount of the Notes—Write-downs of the Principal Amount of the Notes” will not be due and will not accumulate or be payable at any time thereafter, and you will have no rights thereto or in connection therewith or any claim therefor, and you will not be entitled to any additional interest or compensation as a result of or in connection with such write-down.

Write-ups of the Principal Amount of the Notes	After a write-down has been effected, the nominal amount and the redemption amount of each Note, unless previously redeemed or repurchased and cancelled, may be written up in accordance with the following provisions in each of our financial years, subsequent to the occurrence of such write-down, until the full initial nominal amount has been reached, to the extent that a corresponding annual profit (Jahresüberschuss, calculated in accordance with German law and accounting principles) is recorded, and the write-up will not give rise to or increase an annual loss (Jahresfehlbetrag, calculated in accordance with German law and accounting principles). The write-up will occur with effect as of (and including) the Interest Payment Date immediately following our financial year for which the above-mentioned annual profit (Jahresüberschuss) was determined.

The write-up will be effected pari passu with write-ups of other instruments issued as Additional Tier 1 capital within the meaning of the CRR, unless this would cause us to be in breach of any of our statutory or regulatory obligations.

Subject to the conditions described in “Description of the Notes—Write-downs and Write-ups of the Principal Amount of the Notes—Write-ups of the Principal Amount of the Notes,” which may limit the extent of any write-up, it will be at our discretion to effect a write-up. In particular, we may effect a write-up only in part or effect no write-up at all, even if a corresponding annual profit is recorded and the conditions described in “Description of the Notes—Write-downs and Write-ups of the Principal Amount of the Notes—Write-ups of the Principal Amount of the Notes” are fulfilled.

No Right to Accelerate Repayment of the Principal of the Notes	There are no defaults or events of default under the Notes, and under no circumstances may the holders or the Trustee declare the principal amount of the Notes and interest accrued thereon to be due and payable.

By your acquisition of the Notes, you will be deemed irrevocably to have agreed that (i) the imposition of a Resolution Measure by our competent resolution authority with respect to the Notes, (ii) a cancellation of interest pursuant to the terms described in “—Cancellation of Interest Payments”, or (iii) a write-down pursuant to the terms described in “—Write-downs and Write-ups of the Principal Amount of the Notes” will not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

No Set-Off; No Security

No holder may set off his claims arising under the Notes against any of our claims. No collateral or guarantee of whatever kind is, or will at any time be, provided by us or any other person securing rights of the holders under the Notes, and any collateral or guarantee already provided or granted in the future in connection with our other liabilities may not be used for claims under the Notes.

Further Issues	We may from time to time, without the consent of the holders, issue further Notes having the same terms and conditions as the Notes in all respects (or in all respects except for the issue date, interest commencement date and/or issue price) so as to form a single series with the Notes.

Optional Early Redemption	Subject to the Redemption Conditions set forth below, we may redeem all, but not some, of the Notes, with the prior approval of our competent supervisory authority, upon not less than 30 days’ notice of redemption with effect as of (i) any Business Day falling in the period commencing on (and including) October 30, 2025 (the “First Early Redemption Date”) and ending on (and including) the First Interest Reset Date and (ii) any Interest Payment Date thereafter, which we refer to in each case as an “Early Redemption Date.” The redemption price of each Note so redeemed, unless previously redeemed in whole or in part or repurchased and cancelled, will be the initial nominal amount of the Note together with interest (if any, and subject to a cancellation of the interest payment accrued to (and excluding) the Early Redemption Date), unless such Note is written down in whole or in part pursuant to a Resolution Measure, in which case the redemption price will be the nominal amount of the Note after giving effect to such write-down. We may exercise our optional early redemption right described in this paragraph only if any write-downs following a Trigger Event have been fully written up.

Early Redemption Conditions	We may redeem the Notes only if (i) no Trigger Event has occurred and is continuing, (ii) we are neither Overindebted nor Illiquid on the date of redemption, and (iii) we would not become Overindebted or Illiquid immediately following the payment of the redemption amount (we refer to (i) to (iii) above as the “Redemption Conditions”); Section 41 of the German Insolvency Code (relating to immature claims) remains unaffected.

When we refer to “Overindebted”, we mean overindebted (überschuldet) within the meaning of Section 19 of the German Insolvency Code, as such term is interpreted by the German courts from time to time, which provides that we are overindebted if our assets no longer cover our existing liabilities, unless our continuation is nonetheless highly likely under the circumstances.

When we refer to “Illiquid”, we mean illiquid (zahlungsunfähig) within the meaning of Section 17 of the German Insolvency Code, as such term is interpreted by the German courts from time to time, which provides that we are illiquid if we are unable to satisfy our payment obligations as they become due; illiquidity is, as a general rule, to be presumed when we have ceased to make payments to meet our payment obligations.

If we have elected to redeem the Notes but at any time prior to the payment of the redemption amount (i) our competent resolution authority has imposed a Resolution Measure with respect to the Notes, (ii) a Trigger Event has occurred, (iii) we are either Overindebted or Illiquid, or (iv) we would become Overindebted or Illiquid immediately following the payment of the redemption amount, then the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Early Redemption for Regulatory Reasons	Subject to the Redemption Conditions, we may redeem all, but not some, of the Notes, with the prior approval of our competent supervisory authority, at any time if there is a change in the regulatory classification of the Notes that would likely result in (i) their exclusion in full or in part from our own funds within the meaning of the CRR (other than as a consequence of a write-down or conversion, as the case may be) or (ii) their reclassification as a lower quality form of own funds than their classification at the time of their issuance, but only if the conditions of Article 78(4)(a) of the CRR are met, pursuant to which our competent supervisory authority may approve such a redemption if (a) it considers the change in the regulatory classification to be sufficiently certain and (b) we demonstrate to its satisfaction that the regulatory reclassification of the Notes was not reasonably foreseeable at the time of their issuance.

Such redemption will be made upon not less than 30 and not more than 60 days’ prior notice of redemption. The redemption price of each Note so redeemed, unless previously redeemed in whole or in part or repurchased and cancelled, will be the then current nominal amount of the Note, as reduced by any write-downs (including, but not limited to, any write-downs following a Trigger Event, and to the extent not made up for by any write-up(s)), together with interest (if any, and subject to a cancellation of the interest payment accrued to (and excluding) the date fixed for redemption).

Early Redemption for Reasons of Taxation

Subject to the Redemption Conditions, we may redeem all, but not some, of the Notes, with the prior approval of our competent supervisory authority, if the tax treatment of the Notes changes, due to a change in applicable legislation, including a change in any fiscal or regulatory legislation, rules or practices, which takes effect after the time of their issuance (including but not limited to the tax deductibility of interest payable on the Notes or the obligation to pay Additional Amounts), and the conditions of Article 78(4)(b) of the CRR are met, pursuant to which our competent supervisory authority may approve such redemption if there is a change in the applicable tax treatment of the Notes that we have demonstrated to its satisfaction is material and was not reasonably foreseeable at the time of their issuance.

Such redemption will be made upon not less than 30 and not more than 60 days’ prior notice of redemption. The redemption price of each Note so redeemed, unless previously redeemed in whole or in part or repurchased and cancelled, will be the then current nominal amount of the Note, as reduced by any write-downs (including, but not limited to, any write-downs following a Trigger Event, and to the extent not made up for by any write-up(s)), together with interest (if any, and subject to a cancellation of the interest payment accrued to (and excluding) the date fixed for redemption).

Purchases	We may, with the prior approval of our competent supervisory authority, purchase Notes in a regulated market or otherwise at any price (i) for market-making purposes within the limits permitted by our competent supervisory authority or (ii) after the fifth anniversary of the Interest Commencement Date. Notes purchased by us may, at our option, be held, resold or surrendered to the paying agent for cancellation. If purchases are made by public tender, tenders for such Notes must be made available to all holders of such Notes alike in accordance with the Capital Securities Indenture.

Book-Entry Issuance, Settlement and Clearance	We will issue the Notes in fully registered form in denominations of $200,000 and integral multiples of $200,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of the Depositary. You will hold beneficial interests in the Notes through The Depository Trust Company (which we refer to as the “Depositary”) and its direct and indirect participants, including Clearstream Banking, société anonyme (which we refer to as “Clearstream, Luxembourg”) and Euroclear Bank SA/NV (which we refer to as “Euroclear”), and the Depositary and its direct and indirect participants will record your beneficial interest on their books. We will not issue certificated notes except as described in the accompanying prospectus. Settlement of the Notes will occur through the Depositary in same day funds. For information on the Depositary’s book-entry system, see “The Depositary” and “Book-Entry, Delivery and Form.”

ISIN	US251525AX97.

CUSIP	251525 AX9.

Common Code	212223441.

Conflicts of Interest	Deutsche Bank Securities Inc., the lead book-running manager for this offering, is a subsidiary of ours. Accordingly, the offering of the Notes will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority, Inc., which we refer to as “FINRA.” FINRA Rule 5121 requires that a “qualified independent underwriter” participate in the preparation of this prospectus supplement and exercise the usual standards of due diligence with respect thereto. Citigroup Global Markets Inc. has assumed the responsibilities of acting as the qualified independent underwriter in this offering. Citigroup Global Markets Inc. will not receive any additional fees for serving as a qualified independent underwriter in connection with this offering. We have agreed to indemnify Citigroup Global Markets Inc. against liabilities incurred in connection with acting as qualified independent underwriter, including liabilities under the Securities Act. Additionally, client accounts over which Deutsche Bank Securities Inc. or any affiliate has investment discretion are not permitted to purchase the Notes, either directly or indirectly, without the specific written approval of the accountholder. For more information, see the “Underwriting (Conflicts of Interest)” section of this prospectus supplement.

Listing and Trading	Application has been made to list the Notes on the Official List of the Luxembourg Stock Exchange and to trade the Notes on the Euro MTF market. The Euro MTF Market of the Luxembourg Stock Exchange is not a regulated market for purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”). We cannot guarantee that our application will be approved, and settlement of the Notes is not conditional on obtaining the listing. Our Legal Entity Information (“LEI”) code for purposes of the Luxembourg Stock Exchange is 7LTWFZYICNSX8D621K86.

Trustee, Principal Paying Agent, Calculation Agent, Transfer Agent and Registrar and Authenticating Agent	The Bank of New York Mellon, London Branch, a banking corporation duly organized and existing under the laws of the state of New York, having its corporate trust office at The Bank of New York Mellon, London Branch, One Canada Square, London, E14 5AL, United Kingdom, will act as the trustee for the Notes. Deutsche Bank Trust Company Americas will act as initial paying agent, calculation agent, transfer agent and registrar and authenticating agent for the Notes.

Replacement Rate Agent	Unless we have elected to redeem the Notes in accordance with the Redemption Conditions and provided that no Trigger Event has occurred, we will appoint a Replacement Rate Agent on or prior to the first Determination Date on which the Treasury Yield cannot be determined by the Calculation Agent pursuant to the methods described in clause (i) or (ii) of the definition thereof. We will notify the holders in accordance with the Capital Securities Indenture. We may appoint an affiliate of ours or any other person as Replacement Rate Agent, so long as such affiliate or other person is a leading bank or financial institution that is experienced in the calculations or determinations to be made by the Replacement Rate Agent.

If we are required to appoint a Replacement Rate Agent prior to the relevant Determination Date, we will use reasonable efforts to appoint the Replacement Rate Agent no later than the second Business Day immediately preceding the Reset Date on which such period commences. If we are unable to appoint a Replacement Rate Agent, or if the Replacement Rate Agent fails to determine the rate on the Business Day immediately preceding the Reset Date on which such period commences, the interest rate for that Reset Period will be equal to the interest rate for the last preceding Reset Period (or in the case of the First Interest Reset period, the Initial Fall-Back Treasury Yield).

Timing and Delivery	We currently expect delivery of the Notes to occur on February 14, 2020.

Use of Proceeds	We intend to use the net proceeds of the offering for general corporate purposes and to further strengthen our regulatory capital base.

Governing Law	The Notes and the Capital Securities Indenture will be governed by and construed in accordance with the laws of the State of New York, other than the provisions of the Notes and the Capital Securities Indenture relating to the ranking of the Notes and their status, which provisions will be governed by and construed in accordance with the laws of the Federal Republic of Germany, including, in relation to such provisions, any determination of whether a Resolution Measure has been imposed on us.

RISK FACTORS

For a discussion of the risk factors affecting Deutsche Bank AG and its business, see “Item 3: Key Information—Risk Factors” of our most recent Annual Report on Form 20-F and our other current and periodic reports filed with the Securities and Exchange Commission that are incorporated by reference into this prospectus supplement.

In addition, you should consider carefully the following discussion of risks before you decide that an investment in the Notes is suitable for you.

On July 7, 2019, we announced changes to our strategy and updates to our financial targets. If we are unable to implement our strategic plans successfully, we may be unable to achieve our financial objectives, or we may incur losses or low profitability, and our financial condition, results of operations and share price may be materially and adversely affected.

On July 7, 2019 we announced a strategic transformation intended to reposition Deutsche Bank around its strengths as a leading German bank with strong European roots and a global network. Going forward, we now operate in four client-centered core businesses and a separate Capital Release Unit (“CRU”), through which we intend to liberate capital currently consumed by low return assets, businesses with low profitability and businesses no longer deemed strategic. Our core bank reflects our strategic vision and comprises the new Corporate Bank, the refocused Investment Bank, the Private Bank and Asset Management, as well as Corporate & Other.

Our key financial targets, as updated in the announcement of our transformation, are:

– Post-tax Return on Average Tangible Equity of 8% for the Group by 2022

– Adjusted costs of € 17 billion in 2022

– Cost Income Ratio of 70% by 2022

– Common Equity Tier 1 capital ratio of at least 12.5%

– Leverage Ratio (fully loaded) of ~5% from 2022

Our strategic goals are subject to various internal and external factors and to market, regulatory, economic and political uncertainties, and to limitations relating to our operating model. These could negatively impact or prevent the implementation of our strategic goals or the realization of their anticipated benefits. Economic uncertainties such as the recurrence of extreme turbulence in the markets; potential weakness in global, regional and national economic conditions; the continuation of a market environment characterized by low interest rates and low volatility; increased competition for business; and political instability, especially in Europe, may impact our ability to achieve our strategic goals. Regulatory changes could also adversely impact our ability to achieve our strategic aims. In particular, regulators could demand changes to our business model or organization that could reduce our profitability, or we may be forced to make changes that reduce our profitability in an effort to remain compliant with law and regulation.

We are also involved in numerous litigation, arbitration and regulatory proceedings and investigations in Germany and in a number of jurisdictions outside of Germany, especially in the United States. Such matters are subject to many uncertainties. We expect the litigation environment to continue to be challenging. If litigation and regulatory matters occur at the same or higher rate and magnitude than they have in some recent years or if we are subject to sustained market speculation about our potential exposure to such matters, we may not be able to achieve our strategic aspirations.

The base case scenario for our financial and capital plan includes revenue growth estimates which are dependent on positive macroeconomic developments. Stagnation or a downturn in the macroeconomic environment could significantly impact our ability to generate the revenue growth necessary to achieve these strategic financial and capital targets. This scenario also includes assumptions on our ability to reduce costs in future periods.

Our strategic objectives are also subject to the following assumptions and risks:

–

We assume that we will be able to overcome significant challenges arising from our business model. We continue to rely on our trading and markets businesses as a significant source of profit. However, these businesses, in particular our fixed income securities franchise, have continued to face an extremely challenging environment, caused by uncertainty about the duration of the market environment characterized by low interest rates and low volatility, negative perceptions about our business and central bank intervention in markets and the gradual cessation thereof.

–	Asset and client levels have been impacted by our negative market perception from time to time. A continued or renewed negative market focus on us could result in new client and asset outflows.

–

We currently operate a highly complex infrastructure, which can compromise the quality of the overall control environment. Establishing a more efficient bank with a strong control environment depends on successfully streamlining and simplifying our IT landscape as well as cultural change.

–

A robust and effective internal control environment is necessary to ensure that we conduct our business in compliance with the laws and regulations applicable to us. We may be unable to complete our initiatives to enhance the efficacy of our internal control environment as quickly as we intend or as our regulators demand, and our efforts may be insufficient to prevent all future deficiencies in our control environment or to result in fewer litigations or regulatory and enforcement investigations and proceedings in the future. Furthermore, implementation of enhanced controls may result in higher than expected costs of regulatory compliance that could offset efficiency gains.

If we fail to implement our strategic initiatives in whole or in part or should the initiatives that are implemented fail to produce the anticipated benefits, or should the costs we incur to implement our initiatives exceed the amounts anticipated, or should we fail to achieve the publicly communicated targets we have set for implementation of these initiatives, we may fail to achieve our financial objectives, or incur losses or low profitability or erosions of our capital base, and our financial condition, results of operations and share price may be materially and adversely affected.

The Notes have no fixed maturity and no fixed redemption date, there are no defaults or events of default under the Notes and you do not have any right to accelerate the repayment of the principal amount of the Notes. Accordingly, you may lose your investment in the Notes.

The Notes are perpetual securities, and have no fixed maturity and no fixed redemption date. This means that we have no obligation to return the principal amount of the Notes to you. In addition, there are no defaults or events of default under the Notes, and under no circumstances will you or the Trustee be able to declare the principal amount of the Notes and interest accrued thereon to be due and payable. There is no right of acceleration in the case of any non-payment of principal of, interest on or other amounts owing under the Notes, in the case of any cancellation of interest or write-down of principal on the Notes, in the case of a failure by us to perform any other covenant under the Notes or under the Capital Securities Indenture, or in case of our non-viability. In addition, you will have no right to call the Notes for redemption. Accordingly, we are not required to make any repayment of the principal amount of the Notes or accrued interest at any time or under any circumstances. The principal amount of the Notes may be written down in part or in full due to shortfalls in our regulatory capital or for other reasons as described below. The operation of any of these provisions may cause you to lose part or all of your investment in the Notes.

Interest on the Notes will be due and payable on an Interest Payment Date only if it is not cancelled or deemed to have been cancelled. We have the sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any Interest Payment Date, and interest payments may be restricted or prohibited in other circumstances.

Interest on the Notes will become due and payable only if it has not been cancelled or deemed cancelled in accordance with the terms of Notes. Any interest, principal or other amounts so cancelled or deemed cancelled will not be due and will not accumulate or be payable at any time thereafter. Accordingly, we will be under no obligation to make up for such non-payment at any later point in time. You will have no rights in connection with such cancelled interest, and you will not be entitled to any additional interest or compensation. In particular, any such cancellation will not constitute a default or an event of default under the Notes and will not permit any acceleration of the repayment of any principal on the Notes. As a result, you may not receive any interest on any Interest Payment Date or at any other times, and you will have no claims whatsoever in respect of that cancelled or deemed cancelled interest.

We have the sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any Interest Payment Date. While it is our current intention to take the ranking of the Notes into consideration when exercising our discretion with respect to interest payments, we are not bound to do so and may cancel interest payments in whole or in part even if we pay or expect to pay dividends on our ordinary shares, and our shareholders, who under German law have the power to decide at our annual general meeting on the payment of dividends, may determine to pay dividends on our ordinary shares even if we have cancelled one or more interest payments on the Notes.

In addition to our right to cancel (in whole or in part) interest payments at any time, the terms of the Notes also restrict or prohibit us from making interest payments on the Notes to the extent that we do not have sufficient Available Distributable Items, as calculated and adjusted pursuant to the terms of the Notes, available for us to do so, or if the payment is prohibited in part or in full by law or by a regulatory body (including due to the imposition of a resolution measure). In particular, we may be prohibited from making distributions if we are not in compliance with applicable regulatory capital, liquidity or other requirements. The banking and supervisory regulations restricting us from making interest payments on the Notes are complex. In addition, certain portions of these regulations leave a significant degree of discretion for our competent resolution authority and a number of important interpretational issues to be resolved through binding technical standards that have only recently been adopted or remain to be adopted in the future, and leave certain other matters to the discretion of our competent supervisory regulator.

Our competent supervisory authority also has the power to instruct us to cancel interest payments on the Notes under certain circumstances, and we may not make an interest payment if it is prohibited by law or an administrative order.

In any of these cases, the interest payments affected would also be cancelled. However, since we are entitled to cancel interest payments in our sole and absolute discretion, we may do so even if we could have made such payments without exceeding the restrictions described above.

Any payment of Interest that is cancelled will not be due and will also not accumulate or be payable at any time thereafter, and you will have no rights thereto. We have the right to use the funds from such cancelled payments of interest without restriction to pay other obligations when they are due. Even if we cancel interest payments, and even though the Notes rank senior to our ordinary shares, we may use funds that could have been applied to make such cancelled interest payments to pay dividends on our ordinary shares. Unless we are prevented from doing so for regulatory reasons, we may also use these funds for payments on other obligations, even those that rank equally with the Notes (such as any other series of capital securities under the Capital Securities Indenture) or junior to the Notes.

Potential investors should be aware that there will be no circumstances under which we will be compelled to make an interest payment.

Investors and market observers may have expectations that we will continue to service our Additional Tier 1 instruments. Should we diverge from these expectations by deciding not to make discretionary payments or should we be prevented from making payments for regulatory reasons, or should perceptions arise in the market that we will or may not make any payments that investors or the market previously expected us to make, the market value of the Notes may be materially reduced and the market for them may become less liquid.

Upon the occurrence of a Trigger Event leading to a write-down in the principal amount of the Notes, you could lose all or part of the value of your investment in the Notes, and you will have no right to the principal of the Notes that has been written down.

The terms of the Notes provide that upon the occurrence of a Trigger Event, the principal amount of the Notes will be written down in part or in full, and as a result, you could lose all or part of the value of your investment in the Notes. A “Trigger Event” will occur if, at any time, our Common Equity Tier 1 capital ratio pursuant to Article 92(1)(a) of the CRR or any successor provision, determined on a consolidated basis, which we refer to as our “Common Equity Tier 1 Capital Ratio,” falls below 5.125%.

If a Trigger Event occurs, a write-down will be effected pro rata with all other of our instruments that qualify as Additional Tier 1 capital pursuant to those rules and the terms of which provide for a write-down (whether permanent or temporary) upon the occurrence of the Trigger Event. The total amount of the write-downs will be the amount required to restore our Common Equity Tier 1 Capital Ratio to 5.125%, except that they will not exceed the sum of the principal amounts of the relevant instruments outstanding at the time of occurrence of the Trigger Event. Holders of our ordinary shares may even continue to receive dividends after a write-down in respect of the Notes and other Additional Tier 1 instruments has occurred. Although we may, subject to certain conditions in the terms of the Notes that may limit the extent of a write-up, in our sole discretion write up the Notes after any write-down, we are under no obligation to do so, and you will have no claim to any such write-up or, if we in our sole discretion write up the Notes, with respect to the amount thereof. Moreover, even if the Notes have been written up following a write-down, they are subject to a Trigger Event leading to a renewed write-down.

Such a regulatory write-down will not constitute a default or an event of default under the Notes or the Capital Securities Indenture or give rise to any right to accelerate the repayment of any principal on the Notes. Accordingly, any principal written down may be permanently lost to you. In addition, if the Notes are written down, they will only bear interest on the principal amount remaining after the write-down for the entire interest period in which the write-down occurs. In addition, if we redeem the Notes for certain taxation and regulatory reasons as permitted under the terms of the Notes, the redemption amount will be the then-current principal amount of the Note, as reduced by any write-downs (to the extent not made up for by any write-up(s)). Similarly, if we are subject to German insolvency proceedings, holders’ claims for principal will be based on the then-current principal amount of the Note, as reduced by any write-downs (to the extent not made up for by any write-up(s)). As a result, any interest payable on, or any redemption or liquidation amount in respect of, the Notes after a write-down may be substantially less than that initially payable under the Notes, and as a result, you may lose part or all of your investment in the Notes.

The Notes have a Reset Rate based on the Treasury Yield. If the Treasury Yield is unavailable or discontinued, this may adversely affect the value of and return on the Notes.

The Reset Rate for a Reset Period is the greater of (i) the sum of the Treasury Yield for such Reset Period plus the initial credit spread of 4.524% (the “Spread”) and (ii) zero, as determined by the Calculation Agent; for the avoidance of doubt, the Spread represents the initial credit spread to such Treasury Yield, and does not represent any step-up in the interest rate of the Notes. The Treasury Yield is the rate appearing on the statistical release designated as ‘‘H.15,’’ or any successor publication, published by the Board of Governors of the United States Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity for five-year maturities under the caption ‘‘Treasury Constant Maturities’’.

To the extent the rate that appears on the H.15 for purposes of determining the Treasury Yield (the ‘‘Existing Rate’’) does not appear on the H.15 at the relevant time on any Reset Determination Date, the Treasury Yield for the relevant Reset Period will be determined using the alternative methods described in clause (ii) and (iii) of the definition of ‘‘Treasury Yield’’. Any of these alternative methods may result in interest payments that are lower than or that do not otherwise correlate over time with the payments that would have been made on the Notes if the rate described in clause (i) of the definition of ‘‘Treasury Yield’’ was available in its current form. The final such alternative method sets the Treasury Yield for a Reset Period at the same rate as the immediately preceding Reset Period (or, if none, the Initial Fall-Back Treasury Yield), effectively eliminating the reset of the Initial Interest Rate, with the Notes maintaining the same rate of interest for the remaining life of the Notes. Any of the foregoing may have an adverse effect on the value of the Notes.

Notwithstanding the alternative methods for determining the Treasury Yield described above, if the Treasury Yield cannot be determined by the Calculation Agent for any Reset Period pursuant to the methods described in clause (i) or (ii) of the definition thereof, then the Replacement Rate Agent will determine in its sole discretion whether to use an alternative rate for purposes of determining the Treasury Yield for such Reset Period and each Reset Period thereafter. If the Replacement Rate Agent determines to use such an alternative rate, it shall select such rate that it has determined in its sole discretion is most comparable to the Existing Rate, provided that, if it determines that there is an appropriate industry-accepted successor rate to the Existing Rate, it shall select such industry-accepted successor rate. Furthermore, if the Replacement Rate Agent has determined an alternative rate in accordance with the foregoing (such rate, the ‘‘Replacement Rate’’), for purposes of determining the Treasury Yield, (a) the Replacement Rate Agent will in its sole discretion determine (i) the method for obtaining the Replacement Rate (including any alternative method for determining the Replacement Rate if such alternative rate is unavailable on the relevant Reset Determination Date), which method must be consistent with industry-accepted practices for the Replacement Rate, and (ii) any adjustment factor as may be necessary to make the Replacement Rate comparable to the Existing Rate, consistent with industry-accepted practices for the Replacement Rate; (b) references to the Reset Reference Rate shall be deemed to be references to the Replacement Rate, including any alternative method for determining such rate and any adjustment factor as described in sub-clause (a) above; and (c) if the Replacement Rate Agent in its sole discretion determines that changes to the definitions of Business Day, Day Count Fraction or Reset Determination Date are necessary in order to implement the Replacement Rate as the Treasury Yield, such definitions shall be deemed to have been amended for the purposes of the Fifth Supplemental Capital Securities Indenture and the Notes to reflect such implementation. The use of a Replacement Rate, including the determination to use (or not use) an adjustment factor, may result in interest payments that are lower than or that do not otherwise correlate over time with the payments that could have been made on the Notes if the Existing Rate was still available in the form it was available as of the Issue Date. Furthermore, any exercise by the Replacement Rate Agent of the discretion described herein could adversely affect the market price for the Notes or cause adverse U.S. federal income tax consequences for holders of the Notes. In addition, if one of our affiliates is appointed as Replacement Rate Agent, any exercise of such discretion may present to us or such affiliate with a conflict of interest. If the Treasury Yield cannot be determined by the Calculation Agent for any Reset Period pursuant to the methods described in clause (i) or (ii) of the definition thereof and the Replacement Rate Agent does not determine a Replacement Rate, then the Treasury Yield will be set at the same rate as the immediately preceding Reset Period (or, if none, the Initial Fall-Back Treasury Yield), effectively eliminating the reset of the interest rate for such Reset Period. Such conditions may persist for successive Reset Periods such that the Notes will maintain the same rate of interest for the remaining life of the Notes.

In such cases, the interest payments may be lower than those that would have been made on the Notes if a Replacement Rate had been determined.

Our Common Equity Tier 1 Capital Ratio and our funds available for distributions will be affected by our business decisions and, in making such decisions, our and your interests may not be aligned.

Our Common Equity Tier 1 Capital Ratio could be affected by a number of factors, including decisions we make relating to our businesses and operations as well as the management of our capital position, of our risk-weighted assets and of our balance sheet in general, and external factors, such as regulations regarding the risk weightings we are permitted to allocate to our assets, commercial and market risks or the costs of our legal proceedings. We will have no obligation to consider your interests in connection with such decisions, including in respect of our capital management. We may decide not to take any measures, including raising capital at a time when it is feasible to do so, even if our failure to take such an action would result in the occurrence of a Trigger Event. Our decisions could cause you to lose all or part of the value of your investment in the Notes due to their effect on our Common Equity Tier 1 Capital Ratio, and you will not have any claim against us relating to such decisions, even if they result in the occurrence of a Trigger Event.

In addition, the amounts payable as interest payments under the Notes depend, among other things, on our future Available Distributable Items. A payment of interest will not be made if such payment, together with any distributions that are simultaneously planned or made or that have been made on our other Tier 1 Instruments in the then current financial year, would exceed Available Distributable Items, as calculated and adjusted pursuant to the terms of the Notes. In such an event, holders would receive no, or reduced, payments of interest on their Notes on the relevant Interest Payment Date. Our annual profit and distributable reserves form an important part of our Available Distributable Items, and any adverse change in our financial prospects, financial position or profitability, or our distributable reserves, as calculated on an unconsolidated basis, may have a material adverse effect on our ability to make interest payments on the Notes. In addition, German law may not permit annual profits and distributable reserves, as calculated on an unconsolidated basis, to be distributed to holders of the Notes. Our management has broad discretion within the applicable accounting principles to influence the amounts relevant for determining the Available Distributable Items, and we will have discretion in determining the amount of the distributions. Accordingly, we are legally capable of influencing our ability to make interest payments to the detriment of the holders of the Notes.

We are subject to supervisory regulation that will restrict us from making interest payments on the Notes in certain circumstances and that provides our competent supervisory authority with the power to restrict us from making such interest payments. You may not be able to anticipate whether or when we will be required to cancel such interest payments.

Interest payments will be cancelled or reduced if (and to the extent) such interest payments are prohibited or restricted under statutory law or by virtue of a decision of our competent supervisory authority.

As part of the Single Supervisory Mechanism (the “SSM”) established within the Eurozone by Regulation (EU) No 1024/2013 of 15 October 2013 conferring specific tasks on the European Central Bank (the “ECB”) concerning policies relating to the prudential supervision of credit institutions (the “SSM Regulation”), the ECB is the primary and direct supervisory authority of so-called “significant” credit institutions such as us. In particular, the ECB supervises us in relation to the own funds requirements set forth in Regulation (EU) No 575/2013 of the European Parliament and the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (as amended, the “CRR”) as well as in relation to the requirement to establish a proper business organization, which includes, among other things, having in place appropriate risk management processes, internal control mechanisms, remuneration policies and practices and effective internal capital adequacy assessment processes, as set forth in the German Banking Act, as implementing Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC (as amended, the “CRD”). The German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht – the “BaFin”) has certain remaining supervisory tasks.

The CRR requires us to meet at all times, on a consolidated basis, a minimum amount of total own funds of 8% of the risk-weighted assets of our group and also imposes minimum requirements for Tier 1 capital of 6% and Common Equity Tier 1 capital of 4.5% of risk-weighted assets (all within the meaning of the CRR). In addition, and on the basis of the annual supervisory review and evaluation process (the “SREP”), the ECB imposes additional individual capital requirements referred to as “Pillar 2” requirements which must be fulfilled with Common Equity Tier 1 capital in addition to the statutory minimum capital.

Pursuant to the CRD, certain capital buffer requirements must be met in addition to both the minimum capital requirements set forth in the CRR and the “Pillar 2” requirements set by the ECB as a result of the annual SREP. The capital buffer requirements must be met with Common Equity Tier 1 capital. The respective CRD requirements have been implemented into German law in the German Banking Act, and include five types of capital buffers: (i) the capital conservation buffer, (ii) the institution-specific counter-cyclical buffer, (iii) the global systemically important institutions buffer (G-SII buffer) or, depending on the institution, the other systemically important institution buffer (O-SII buffer) and (iv) the systemic risk buffer. Insofar as the percentage of such buffers is not specified by law, the BaFin as national competent or designated authority is tasked with setting the buffer rates applicable to us. In accordance with the SSM Regulation, the ECB may, if deemed necessary, set higher buffer rates than those applied by the BaFin. All applicable capital buffers are aggregated in a combined buffer requirement as provided for in the German Banking Act.

If we fail to meet the combined buffer requirement, which is the case if we do not have sufficient Common Equity Tier 1 capital to meet at the same time (i) our minimum capital requirements under the CRR, (ii) any additional capital requirements, such as the “Pillar 2” requirement imposed on us by the ECB on the basis of the annual SREP, and (iii) the sum of the capital buffers applicable to us, we will be required to calculate the so-called maximum distributable amount (“MDA”), notify such amount to the BaFin and the German Central Bank (Deutsche Bundesbank) and prepare and submit to the BaFin and the German Central Bank a capital conservation plan in which we would need to explain how to increase our own funds with the objective of meeting fully the combined buffer requirement. Until the BaFin has approved the capital conservation plan, we will be prohibited from making any interest payments on the Notes. Upon approval of the capital conservation plan or upon specific approval of the BaFin to do so, we will be entitled to make interest payments on the Notes, however, only up to the amount of the applicable MDA. The MDA is calculated as a percentage of Deutsche Bank AG’s profits since the last distribution of profits in accordance with the German Solvency Regulation (Solvabilitätsverordnung). The applicable percentage is scaled according to the extent of the breach of the combined buffer requirement. For example, if the scaling is in the bottom quartile of the combined buffer requirement, no discretionary distributions will be permitted to be paid. As a consequence, in the event of breach of the combined buffer requirement, it may be necessary to reduce discretionary payments, and we may, in such circumstance, be required to exercise our discretion to cancel (in whole or in part) interest payments on the Notes. Accordingly, you may not receive any interest on any Interest Payment Date.

In the future, we may become subject to similar interest payment restrictions if we are not in compliance with further capital requirements as described below in “Risk Factors—Legislative reforms may lead to additional restrictions with regard to interest payments on the Notes”.

We regularly publish the capital requirements relevant for the requirement to calculate the MDA based on the ECB’s annual SREP decision as well as the capital buffer rates to which we are subject. On December 10, 2019, we published that we have been informed by the ECB that we are required, on a consolidated basis, to maintain a CRR/CRD Common Equity Tier 1 Capital Ratio of at least 11.58% from January 1, 2020 onwards (the 2020 SREP requirements), including the minimum Pillar 1 requirement (4.50%), the Pillar 2 requirement (2.50%), the capital conservation buffer (2.50%), the countercyclical capital buffer (0.08%) and the requirement deriving from our designation as global systemically important bank (2.00%). The Common Equity Tier 1 capital requirement of 11.58% in 2020 sets the level below which we would be required to calculate the MDA. In comparison, our last reported consolidated Common Equity Tier 1 Capital Ratio as of December 31, 2019 was 13.6%. After giving effect to the new securitization framework which becomes effective as of January 1, 2020, the pro forma Common Equity Tier 1 Capital Ratio would be approximately 13.3%.

In addition and under certain conditions, the ECB may restrict or prohibit all or part of the interest payments under the Notes pursuant to the SSM Regulation. The ECB has the power to require a significant credit institution in a participating EU Member State (such as us) to take the necessary measures at an early stage to address relevant problems in particular (i) when the credit institution does not meet any requirements of the CRR or the CRD or (ii) when there is evidence that the credit institution is likely to breach such requirements within the next twelve months. Moreover, the ECB has the power to restrict or prohibit distributions by the credit institution to shareholders, members or holders of Additional Tier 1 instruments where such prohibition does not constitute an event of default of the institution. Relevant cases where the ECB may restrict or prohibit us from making interest payment exist, for example, if we do not meet the minimum own funds requirements set forth in the CRR or any additional capital requirements imposed by the ECB, such as the “Pillar 2” requirements set by the ECB as a result of the annual SREP.

Accordingly, even if we were intrinsically profitable and willing to make interest payments under the Notes, we could be prevented from doing so by regulatory provisions and/or regulatory action. In all such instances, holders of the Notes might receive no or reduced interest payments on the relevant interest payment date.

Legislative reforms may lead to additional restrictions with regard to interest payments on the Notes.

On November 23, 2016, the European Commission published a comprehensive package of reform proposals to the CRR and the CRD (commonly referred to as “CRR II” and “CRD V”), and other major legal acts in the area of banking regulation and supervision, to further strengthen the resilience of European Union banks and to incorporate various remaining elements of the regulatory framework agreed within the Basel Committee on Banking Supervision (“Basel Committee”) and the Financial Stability Board to refine and supplement the Basel 3 regulatory capital framework. Following an extended legislative process, CRR II and CRD V were published in the Official Journal on June 7, 2019 and entered into force on June 27, 2019. The majority of CRR II will apply from June 28, 2021, although certain requirements applied immediately once CRR II entered into force. EU Member States will be required to adopt national legislative measures necessary to comply with CRD V by December 28, 2020.

The changes introduced by CRR II and CRD V include more risk-sensitive capital requirements, in particular in the area of counterparty credit risk and for exposures to central counterparties, methodologies that reflect more accurately the actual risks to which banks may be exposed, a binding leverage ratio, a binding net stable funding ratio, tighter regulation of large exposures, and a requirement for global systemically important institutions (“G-SIIs”), such as us, and to hold certain minimum levels of capital and other instruments which are capable of bearing losses in resolution (“Total Loss-Absorbing Capacity” or “TLAC”). Other measures are aimed at improving banks’ lending capacity to support the European Union economy and further facilitate the role of banks in achieving deeper and more liquid European Union capital markets.

Furthermore, CRD V includes changes to the regime applicable when breaching capital requirements. Among other changes, it amends the provisions of the CRD on the combined buffer requirement and the calculation of the MDA. In particular, under the new regime, a credit institution, such as us, will be considered as failing to meet the combined buffer requirement where it does not have sufficient own funds in an amount and of the quality needed to meet at the same time (i) its minimum capital requirements under the CRR, (ii) certain “Pillar 2” capital requirements, and (iii) the sum of the capital buffers applicable to the relevant credit institution. In calculating the MDA under CRD V, we will have to take certain “Pillar 2” capital requirements into account. We would also be subject to MDA restrictions in instances of non-compliance with our leverage ratio buffer introduced in the CRR (“L-MDA”). The leverage ratio buffer requirement for G-SIIs (such as us) to be applied from January 2022 onwards, which must be met with Tier 1 capital, will be set at 50% of the G-SII’s risk-weighted capital buffer rate. In addition, changes to the Directive 2014/59/EU the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (commonly referred to as the “Bank Recovery and Resolution Directive” or “BRRD” (as amended)), which must also be transposed into national law by December 28, 2020, will also impose restrictions on distributions (“M-MDA”) if we were to breach the harmonized minimum TLAC requirement under the CRR and our institution-specific minimum requirement for own funds and eligible liabilities set by the Single Resolution Board (“SRB”).

In addition, in December 2017, the Basel Committee published changes (the “December 2017 Proposals”) to the standardized approaches for measuring credit, operational and market risk, as well as on the level of capital floors. This package of reforms intended to finalize the Basel 3 regulatory capital framework would reduce the ability of banks to apply internal models for the calculation of regulatory capital requirements, whilst making the standardized approaches more risk-sensitive and granular. As part of the December 2017 Proposals, the Basel Committee proposes a floor on the amount of regulatory capital benefits that banks could achieve by using internal models. The level of that proposed output floor has been set at 72.5% of the total risk-weighted assets calculated using only the standardized approaches. The Basel Committee proposed January 1, 2022 as an implementation date of this package with a phase-in period of five years until January 1, 2027 for the output floor. On October 11, 2019, the European Commission launched a public consultation on the implementation of the December 2017 Proposals in the European Union.

On January 14, 2019, the Basel Committee also reached an agreement on reforms to the market risk framework, known as the Fundamental Review of the Trading Book (“FRTB”). The main features of the final standard include an internal models approach to determine the risk weight of exposures that relies on the use of expected shortfall models. The standard sets out separate capital requirements for risks that are deemed non-modellable and includes a more risk-sensitive standardized approach as a fallback to the internal models approach. CRR II has introduced specific reporting requirements for market risk based on the revised framework as the first step in the application of the FRTB by EU institutions, and empowers the Commission to propose further regulations to establish own funds requirements for market risk based on the FRTB.

Once adopted or implemented (as applicable), all of these measures or proposed measures could impose further restrictions on our ability to make interest payments on the Notes, and some of these measures may also increase the practical likelihood of the occurrence of a Trigger Event and further restrict our ability to write up the Notes after the occurrence of write down.

The circumstances surrounding or causing a Trigger Event may be unpredictable.

A Trigger Event could occur on any date, even though we currently publicly report our Common Equity Tier 1 Capital Ratio only as of the end of each quarterly period. Our competent supervisory authority may instruct us to calculate such ratio as of any date, or we may otherwise, at any time, calculate our Common Equity Tier 1 Capital Ratio in our own discretion. Under the terms of the Notes, a Trigger Event will occur on any such date when our Common Equity Tier 1 Capital Ratio is calculated and is below 5.125%.

Separately, because changes in our Common Equity Tier 1 Capital Ratio may be caused by underlying changes in our Common Equity Tier 1 capital and our risk weighted assets, our Common Equity Tier 1 Capital Ratio may be adversely affected by changes to our business and our future earnings, dividend payments, losses arising from our legal proceedings, regulatory changes (including changes to definitions, interpretations and calculations of regulatory capital ratios and their components, including Common Equity Tier 1 capital), actions that we are required to take at the discretion of our competent supervisory authority, accounting rule changes, our ability to manage risk weighted assets in both our ongoing businesses and those we may seek to exit, and foreign currency movements (due to changes in exchange rates resulting in changes to the euro equivalent value of capital resources and risk weighted assets not denominated in euro).

Applicable accounting rules, or changes to regulatory adjustments that modify the regulatory impact of accounting rules, may affect the calculation of our Common Equity Tier 1 Capital Ratio. Moreover, even if changes in applicable accounting rules, or changes to regulatory adjustments that modify the regulatory impact of accounting rules, are not yet in force as of the relevant calculation date, our competent supervisory authority could require us to reflect such changes in any particular calculation of our Common Equity Tier 1 Capital Ratio.

Because of the inherent uncertainty regarding whether a Trigger Event leading to a write-down in the principal amount of the Notes will occur, the trading behavior of the Notes, including their prices, volatility and liquidity, may be affected by any threat of a Trigger Event and, as a result, the Notes are not necessarily expected to follow the trading behavior associated with other types of securities, including our debt securities. As a result, you may not be able to sell your Notes easily, or at all, or at prices that will provide them with a yield comparable to other types of subordinated securities.

The Notes may be written down (without prospect of a potential write-up in accordance with the terms of the Notes), be converted or become subject to other resolution measures. You may lose part or all of your investment if any such measure becomes applicable to us.

In addition to being subject to a possible write-down upon the occurrence of a Trigger Event in accordance with the terms and conditions of the Notes, the Notes may also be subject to a permanent write-down or conversion into ordinary shares or other instruments of ownership (in whole or in part) and/or to other resolution measures, in particular in circumstances where the competent authorities have determined that we have reached the point of non-viability and the competent resolution authority has taken the decision to apply such measures to us.

Germany participates in the European Union’s single resolution mechanism (referred to as the “Single Resolution Mechanism” or “SRM”), which centralizes at a European level the key competences and resources for managing the failure of banks in Member States of the European Union participating in the banking union. The SRM is based on Regulation (EU) No 806/2014 of the European Parliament and of the Council of July 15, 2014 establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund and amending Regulation (EU) No 1093/2010 (the “SRM Regulation”) and the BRRD, which was implemented in Germany through the German Recovery and Resolution Act (Sanierungs- und Abwicklungsgesetz – “SAG”). In addition, the German Resolution Mechanism Act (Abwicklungsmechanismusgesetz) adapted German bank resolution laws to the SRM.

Under the SRM, broad resolution powers with respect to banks domiciled in the participating Member States are granted to the SRB as the central European resolution authority and to the competent national resolution authorities. Resolution powers in particular include the power to reduce, including to zero, the nominal value of shares, or to cancel shares outright, and to write down certain eligible subordinated and unsubordinated unsecured liabilities, including to zero, or convert them into equity (commonly referred to as “bail-in”).

For a bank directly supervised by the ECB, such as Deutsche Bank, the SRB draws up the resolution plan, assesses the bank’s resolvability and may require legal and operational changes to the bank’s structure to ensure its resolvability. In the event that a bank is failing or likely to fail and certain other conditions are met, in particular where there is no reasonable prospect that any alternative private sector measures would prevent the failure and resolution measures are necessary in the public interest, the SRB is responsible for adopting a resolution scheme for resolving the bank pursuant to the SRM Regulation. The European Commission and, to a lesser extent, the Council of the European Union, have a role in endorsing or objecting to the resolution scheme proposed by the SRB. The resolution scheme would be addressed to and implemented by the competent national resolution authorities (the BaFin in Germany).

Due to their qualification as Additional Tier 1 instruments, the Notes constitute “relevant capital instruments” within the meaning of the SRM Regulation and the SAG which are intended to be recognized for purposes of meeting own funds requirements on a consolidated basis. The Notes are therefore in particular subject to the “write-down and conversion power” pursuant to the SRM Regulation and the SAG relating to relevant capital instruments. If the ECB or the SRB determines that we are failing or likely to fail and certain other conditions (as set forth in the SRM Regulation, the SAG and other applicable rules and regulations) are met, the BaFin, upon a resolution scheme having been adopted by the SRB, has the power to write-down, including to write down to zero, all claims for payment of the principal, interest or any other amount in respect of the Notes, or to convert the Notes into ordinary shares or other instruments qualifying as Common Equity Tier 1 capital. The SRB and the BaFin will have to exercise the write-down and conversion power in a way that results in (i) Common Equity Tier 1 items (such as our ordinary shares) being reduced first in proportion to the relevant losses, (ii) subsequently, the outstanding amount of our Additional Tier 1 instruments, including the Notes, being written down on a permanent basis or converted into Common Equity Tier 1 instruments in order to absorb any remaining losses or to recapitalize us to the extent necessary after the measures described in subparagraph (i) above, and (iii) finally, the outstanding amount of our Tier 2 instruments (within the meaning of the CRR) as well as our other liabilities that are eligible for a “bail-in” being written down on a permanent basis or converted into Common Equity Tier 1 instruments in accordance with their order of priority and to the extent necessary after the measures described in subparagraphs (i) and (ii) above. In addition to exercising the write-down and conversion power, the SRB and the BaFin may apply any other resolution measure including (but not limited to) a transfer of the Notes to another entity, an amendment to the terms and conditions of the Notes (including, but not limited to, changing the amount of interest payable on the Notes), or a cancellation of the Notes. The write-down and conversion power and each of such other resolution measures are hereinafter referred to as a “Resolution Measure”. Generally, the SRB and the BaFin may apply Resolution Measures individually or in any combination. Furthermore, potential investors should be aware that, according to the BRRD, the SRM Regulation and the SAG, public financial support is supposed to be granted only as a last resort after having assessed and exploited, to the maximum extent practicable, the application of Resolution Measures, including the write-down and conversion power.

In all these cases, the holders of the Notes can lose the entirety or a substantial part of their investments. Consequently, any amounts so written down in respect of the Notes would be irrevocably lost and the respective holders would cease to have any claims thereunder, and any conversion into Common Equity Tier 1 instruments of us (or a third party such as a bridge institution) with generally higher risks would be permanent, regardless whether or not our group’s financial position is restored. Holders of the Notes would have no claim against us in such cases and we would have no obligation to make any further payments under the Notes.

Potential investors should therefore consider the risk that they may lose all of their investment, including the nominal amount plus any accrued interest in particular if the SRB and the BaFin impose a write-down or conversion of the Notes into Common Equity Tier 1 instruments. In addition, potential investors should note that the provisions of the terms and conditions of the Notes relating to a write-up will not apply if the Notes have been subject to a Resolution Measure.

In the absence of a fixed maturity and a fixed redemption date, you may be dependent on liquidity in the market for the Notes and developments in the market value of the Notes to recover your investment in the Notes. The features of the Notes as well as external factors may cause the market for the Notes to become illiquid and the market price to decline. This may lead to your inability to sell your Notes at or near their principal amount or at all.

The Notes are perpetual securities, and have no fixed maturity and no fixed redemption date. Their principal amount may be written down upon the occurrence of a Trigger Event and is subject to any Resolution Measures that may become applicable to us. Any interest payment may be cancelled. There are no defaults or events of default under the terms of the Notes, and there is no right of acceleration in the case of any non-payment of principal, interest or other amounts owing under the Notes that may result. In accordance with the capital securities indenture under which the Note are issued, which we refer to as the “Capital Securities Indenture,” the Trustee may proceed to protect and enforce its rights and the rights of the holders whether in connection with (i) any failure by us under the terms of the Capital Securities

Indenture to make any payment of principal of, interest on, or other amounts owing under the Notes at such time as such payment is required to be made pursuant to the terms of the Notes or (ii) any breach by us of our obligations under Notes, the Capital Securities Indenture or otherwise, by such judicial proceedings as the Trustee will deem most effective as directed by the holders. Other than these limited remedies, no remedy against us will be available to the Trustee or the holders whether for the recovery of amounts owing in respect of the Notes or under the Capital Securities Indenture or in respect of any breach by us of our obligations under the Capital Securities Indenture or in respect of the Notes, except that the Trustee and the holders will have such rights and powers as they are required to have under the Trust Indenture Act.

Given these features of the Notes, you may seek to sell your Notes in the secondary market for the Notes as a means to recover your investment in the Notes. However, in addition to the customary risks of illiquidity in the market for a new issue of securities such as the Notes, which we describe below, the Notes may be especially susceptible to illiquid secondary markets and declining prices. If we fail to redeem the Notes at times when the markets may expect us to do so, or if their principal amount is written down, or if a Resolution Measure becomes applicable to us or is threatened or appears likely to become applicable to us, or if interest payments are cancelled, the value of the Notes may decline, and you may not find buyers for your notes at prices close to their principal amount or at any price. You may as a result lose part or all of your investment in the Notes.

Factors external to us may also affect the liquidity of the secondary market for the Notes and their market value. In addition to market conditions generally, perceptions regarding our financial health and the financial health of financial institutions in Europe or globally may affect market liquidity and prices. In particular, if securities similar to the Notes issued by other banks are not redeemed when the market expects redemption, are written down, or are subject to a Resolution Measure, or if interest payments are cancelled, the liquidity of the market for, and market prices of, the Notes may be adversely affected.

In addition, the market may have certain expectations with respect to our making interest payments in the future on the basis of past practice, and these expectations may be reflected in the price of the Notes on the secondary market. Any failure by us to meet these expectations, whether for regulatory reasons or otherwise, would likely result in a material adverse effect on the market value and liquidity of the Notes.

You will bear the risk of changes to our Common Equity Tier 1 Capital Ratio.

The value of your investment in the Notes is expected to be affected by changes in our Common Equity Tier 1 Capital Ratio. As described above, the principal amount of the Notes will be written down in part or in full if a Trigger Event occurs. Any indication that our Common Equity Tier 1 Capital Ratio is moving towards a Trigger Event may have an adverse effect on the value of the Notes. Additionally, we currently only publicly report our Common Equity Tier 1 Capital Ratio as of the end of each quarterly period, and therefore, you may have no prior warning of adverse changes with respect to our Common Equity Tier 1 Capital Ratio. Any unexpected change in our Common Equity Tier 1 Capital Ratio that we report or anticipate to report in our quarterly or annual reports or otherwise, or that is anticipated by the market, may lead to an immediate and significant decrease in the value of the Notes.

The Notes may trade with accrued interest even though interest may not be paid on the relevant Interest Payment Date.

The Notes are expected to trade, and their prices are expected to appear, on the Euro MTF market of the Luxembourg Stock Exchange and in other trading systems with accrued interest. However, if a payment of interest on any interest payment date is cancelled or deemed to have been cancelled (in each case, in whole or in part) and thus is not due and payable, you will not be entitled to that interest payment (in whole or in part, as applicable) on the relevant Interest Payment Date. This may affect your ability to sell the Notes in the secondary market and, as a result, the value of your investment in the Notes.

The interest rate on the Notes will reset on each Reset Date.

The Notes will bear interest for the period from (and including) the Interest Commencement Date to (and excluding) April 30, 2026 (which we refer to as the “First Interest Reset Date”) at a fixed rate of 6.000% per year, and for the period from (and including) the First Interest Reset Date, at the applicable Reset Rate, in each case, payable annually in arrears, as described herein on the Interest Payment Date. In relation to the period from (and including) the First Interest Reset Date and each subsequent fifth anniversary of such date, which we refer to in each case, as a “Reset Date,” the Reset Rate will be determined on the second Business Day immediately preceding the Reset Date on which such period commences. As a result, the interest rate following any Reset Date may be less than the initial interest rate on the Notes or the interest rate that is applicable immediately prior to such Reset Date, which would affect the amount of any interest payments under the Notes and, by extension, could affect their market value. Potential investors should be aware that the performance of the Reset Rate cannot be anticipated, and that neither the current nor the historical level of the Reset Rate is an indication of its future development. Due to varying interest income and our option to generally cancel interest payments, potential investors will not be able to determine a definite yield to maturity of the Notes at the time of purchase. Therefore, their return on investment cannot be compared with that of investments with longer fixed interest rate periods.

Movements of the market interest rate and the credit risk premium can adversely affect the price of the Notes and lead to losses upon a sale.

You will be exposed to the risk that the price of the Notes decreases as a result of changes in the premium the market applies to the risks relating to us or our capital. We refer to this kind of premium as the “credit risk premium.” You will also be exposed to interest rates as determined on a particular day on the capital markets, which we refer to as a “market interest rate.” Although the interest rate of the Notes is initially fixed, the interest rate applicable to the Notes for any period following the First Interest Reset Date will be determined by the Calculation Agent on the basis of the Treasury Yield plus 4.524%. As the market interest rate or the credit risk premium changes, the price of the Notes would typically be expected to change in the opposite direction. For example, if either the market interest rate or the credit risk premium increases, the price of the Notes on the secondary market would typically be expected to fall in response. Movements of the market interest rate and the credit risk premium are independent of each other, and such movements can adversely affect the price of the Notes and can accordingly lead to losses on your investment in the Notes.

The Notes may be redeemed on each Early Redemption Date, or at any time for certain regulatory and taxation reasons.

The terms of the Notes permit us to redeem all, but not some, of the Notes, with the prior approval of our competent supervisory authority, with effect as of (i) any Business Day falling in the period commencing on (and including) October 30, 2025 (the “First Early Redemption Date”) and ending on (and including) the First Interest Reset Date and (ii) any Interest Payment Date thereafter, at a redemption price equal to the initial principal amount of the Note, unless such Note is written down in whole or in part pursuant to a Resolution Measure, in which case the redemption price will be the nominal amount of the Note after giving effect to such write-down. We may redeem the Notes pursuant to the terms of the Notes only if (i) no Trigger Event has occurred and is continuing, (ii) we are neither Overindebted nor Illiquid on the date of redemption, and (iii) we would not become Overindebted or Illiquid immediately following the payment of the redemption amount (we refer to (i) to (iii) above as the “Redemption Conditions”). Subject to the Redemption Conditions, we are also permitted to redeem all, but not some, of the Notes, with the prior approval of our competent supervisory authority, for certain tax and regulatory reasons as permitted under the terms of the Notes at a redemption amount that will be the then-current principal amount of the Note, as reduced by any write-downs (to the extent not made up for by any write-up(s)). The tax reasons that would permit redemption include changes in the tax treatment of the Notes, due to a change in applicable legislation, including a change in any fiscal or regulatory legislation, rules or practices, which takes effect after the date of their issuance (including but not limited to the tax deductibility of interest payable on the Notes or the obligation to pay additional amounts on the Notes), and the conditions of Article 78(4)(b) of the CRR are met, pursuant to which our competent supervisory authority may approve such redemption if there is a change in the applicable tax treatment of the Notes that we have demonstrated to its satisfaction is material and was not reasonably foreseeable at the date of their issuance. The regulatory reasons that would permit redemption include if at any time there is a change in the regulatory classification of the Notes that would likely result in (i) their exclusion in full or in part from our own funds within the meaning of the CRR (other than as a consequence of a write-down or conversion, as the case may be) or (ii) their reclassification as a lower quality form of own funds than their classification at the time of their issuance, but only if the conditions of Article 78(4)(a) of the CRR are met, pursuant to which our competent supervisory authority may approve such a redemption if (a) it considers the change in the regulatory classification to be sufficiently certain and (b) we demonstrate to its satisfaction that the regulatory reclassification of the Notes was not reasonably foreseeable at the time of their issuance. Our discretion to decide whether a tax or regulatory reason exists that would permit us to redeem the Notes is very broad, and we may redeem the Notes at a time that may result in a loss to you on any hedging or other associated transactions in which you may have engaged.

The redemption amount in respect of the Notes after a write-down may be substantially less than the initial principal amount of the Notes, and as a result, you may lose part or all of your investment in the Notes. In addition, our optional redemption on any Note may limit the market value of the Notes to the redemption price during the period shortly before the optional redemption date. Moreover, if we redeem the Notes, you may not be able to reinvest the amounts you receive upon redemption at a rate that will provide the same rate of return as did the investment in the Notes.

The market may have certain expectations with respect to our redemption of the Notes in the future on the basis of market practice, and these expectations may be reflected in the price of the Notes on the secondary market. Any failure by us to meet these expectations, whether for regulatory reasons or otherwise, would likely result in a material adverse effect on the market value and liquidity of the Notes.

The U.S. federal income tax treatment of a write-down or write-up of the Notes is uncertain.

No statutory, judicial or administrative authority directly addresses the U.S. federal income tax treatment of a write-down of the Notes, including the effect of the potential for a future write-up of the Notes. Among other matters, there is no authority addressing whether you would be entitled to a deduction for loss at the time of a write-down. You may, for example, be required to wait to take a deduction until it is certain that no write-up can occur, or until there is an actual or deemed sale, exchange or other taxable disposition of the Notes. It is also possible that, if you take a deduction at the time of a write-down, you may be required to recognize gain at the time of a future write-up. See “Certain U.S. Federal Income Tax Consequences—Taxation of Notes—Write-Down or Write-Up of the Notes”. We urge you to consult your tax advisers to determine the U.S. federal income tax consequences of a write-down or write-up of the Notes.

Loss recognized upon a sale or other disposition of the Notes may be long-term capital loss for U.S. federal income tax purposes, even if the holder has held the Notes for less than one year.

Regardless of your holding period, any loss recognized upon a sale or other disposition of the Notes if you are a non-corporate U.S. holder will be long-term capital loss to the extent you receive any payments of interest that constitute qualified dividend income and are considered “extraordinary dividends.” A payment of interest on the Notes will be considered an extraordinary dividend if the amount of such payment exceeds 5% of the holder’s adjusted basis in the Notes. This special rule generally should not affect a holder that acquires its Notes in the original offering at the offering price on the cover hereof, because the initial Interest Period will be a short interest accrual period and such interest payment is not expected to exceed 5% of such holder’s adjusted basis in the Notes, and subsequent interest payments will be payable after the holder already has a long-term holding period for the Notes. However, a U.S. holder that is treated as having a short-term holding period because it hedges its position in the Notes or otherwise substantially diminishes its risk of loss on the Notes, or that is treated as having a short-term holding period in the Notes for any other reason, may be subject to this rule. In that case, gain on the sale or other taxable disposition of the Notes generally would be short-term capital gain, while loss on the sale or other taxable disposition of the Notes that would otherwise be short-term capital loss would be treated as long-term capital loss to the extent of the extraordinary dividends received by the U.S. holder. See “Certain U.S. Federal Income Tax Consequences—Taxation of Notes—Sale or Disposition of the Notes”. We urge you to consult your tax advisers concerning the U.S. federal income tax consequences of an investment in the Notes.

There may be circumstances under which the Notes may be subject to withholding tax which will not be grossed-up, including withholding tax under FATCA.

Pursuant to section 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any regulations or other official guidance thereunder, or any agreement (including any intergovernmental agreement or any law implementing such governmental agreement) entered into in connection therewith, (collectively, “FATCA”), a foreign financial institution (as defined by FATCA) may be required to conduct diligence on its account holders and its investors in order to determine whether its accounts are “U.S. accounts”, and to withhold on certain payments it makes (“foreign passthru payments”) to persons that fail to meet certain certification, reporting or related requirements. We may be a foreign financial institution for these purposes. Pursuant to FATCA, an investor may be required to provide a financial institution in the chain of payments on the Notes, information regarding the investor’s identity, and in the case of an investor that is an entity, the investor’s direct and indirect owners, and this information may be reported to applicable tax authorities (including to the U.S. Internal Revenue Service). A number of jurisdictions have entered into, or have agreed in substance to, intergovernmental agreements with the United States to implement FATCA (“IGAs”), which modify the way in which FATCA applies in their jurisdictions. Under the provisions of IGAs as currently in effect, a foreign financial institution in an IGA jurisdiction generally would not be required to withhold under FATCA or an IGA from payments that it makes. Even if withholding were required pursuant to FATCA or an IGA with respect to payments on instruments such as Notes, such withholding would not apply prior to two years after the date on which final regulations implementing this requirement are published. Such regulations have not yet been published. If an amount of, or in respect of, such withholding taxes were to be deducted or withheld from any payments in respect of the Notes as a result of an investor or intermediary’s failure to comply with these rules, no Additional Amounts will be paid on the Notes held by such investor as a result of the deduction or withholding of such tax. Holders should consult their own tax advisers regarding how these rules may apply to their investment in Notes.

Our obligations under the Notes are subordinated.

The Notes will constitute our unsecured and subordinated obligations, ranking pari passu among themselves and, subject to applicable law from time to time, pari passu with all of our other equally subordinated obligations (as specified below). If Resolution Measures are imposed on us, or in the event of our dissolution, liquidation, insolvency or composition, or if other proceedings are opened for the avoidance of our insolvency or against us, the obligations under the Notes will be fully subordinated to all of our obligations which do not also qualify as Additional Tier 1 capital or as Common Equity Tier capital within the meaning of the CRR; in any such event, no amounts shall be payable in respect of the Notes until all senior ranking obligations in accordance with this provision have been satisfied in full. Obligations which rank senior to the obligations under the Notes include (i) all claims of our unsubordinated creditors, (ii) the claims specified in Section 39(1) nos. 1 to 5 of the German Insolvency Code (Insolvenzordnung) (or any successor provision thereof), (iii) our contractually subordinated obligations within the meaning of Section 39(2) of the German Insolvency Code (or any successor provision thereof) which do not qualify, from time to time, as own funds within the meaning of the CRR, and (iv) the claims under our Tier 2 instruments (within the meaning of the CRR).

Accordingly, holders’ rights under the Notes will rank junior to all such creditors of ours if Resolution Measures are imposed on us or in the event of our insolvency or liquidation.

The Notes rank pari passu among themselves and with all claims against us under our other instruments issued as Additional Tier 1 capital within the meaning of the CRR and in respect of existing subordinated guarantees (a list of which as of the issue date is included in the section “Description of the Notes” of this prospectus supplement).

Upon the implementation into German law (as required by December 28, 2020) of Article 48(7) of the BRRD, claims against us under certain of our currently outstanding capital instruments, if and when they cease to qualify as Additional Tier 1 capital, are expected to rank senior to, and no longer pari passu with, claims against us under the Notes.

Furthermore, holders will have limited ability to influence the outcome of any insolvency proceedings or a restructuring outside insolvency. In the course of insolvency proceedings over our assets, holders will generally not have any right to vote in the creditors’ meeting (Gläubigerversammlung). Accordingly, holders will be able to affect the outcome of a restructuring only to a very limited extent, if at all.

In this respect, we also expect from time to time to incur additional indebtedness or other obligations that will constitute unsubordinated indebtedness, and the Capital Securities Indenture does not contain any provisions restricting our ability to incur unsubordinated indebtedness. Although the Notes may pay a higher rate of interest than comparable notes which are not so subordinated, there is a real risk that you may lose all or some of your investment should we become insolvent since our assets would be available to pay such amounts only after all of our unsubordinated creditors have been paid in full.

There is no restriction on the amount or type of further securities or indebtedness that we may issue, incur or guarantee.

There is no restriction on the amount or type of further securities or indebtedness that we may issue, incur or guarantee, as the case may be, that rank senior to, or on parity with, the Notes offered hereby. The issue or guaranteeing of any such further securities or indebtedness may reduce the amount recoverable by holders of the Notes on a liquidation or winding-up of the Bank and may limit our ability to meet our obligations under the Notes. In addition, the Notes do not contain any restriction on our issuing securities that may have preferential rights to the Notes or securities with similar, different or no redemption provisions.

The Notes may not be a suitable investment for all investors.

You must determine the suitability (either alone or with the help of a financial adviser) of an investment in the Notes in light of your own circumstances. The Notes discussed in this prospectus supplement are complex financial instruments and are not a suitable or appropriate investment for all investors. In some jurisdictions, regulatory authorities have adopted or published laws, regulations or guidance with respect to the offer or sale of securities such as the Notes to retail investors. The adoption of such and similar future laws, regulations and guidance may adversely affect the ability of retail investors to acquire, offer or sell the Notes. In particular, no key information document required by the PRIIPs Regulation for offering or selling the Notes or otherwise making them available to retail investors in the European Economic Area or in the United Kingdom has been prepared. Offering or selling the Notes or otherwise making them available to any retail investor in the European Economic Area or in the United Kingdom may therefore be unlawful under the PRIIPs Regulation.

In particular, you should:

•

have sufficient knowledge and experience to make a meaningful evaluation of the Notes, the merits and risks of investing in the Notes and the information contained or incorporated by reference in this prospectus supplement or any applicable supplement to this prospectus supplement;

•

have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of your particular financial situation, an investment in the Notes and the impact such investment will have on your overall investment portfolio;

•

have sufficient financial resources and liquidity to bear all of the risks of an investment in the Notes, including those arising if the currency for principal or interest payments on the Notes, i.e., U.S. dollars, is different from the currency in which your financial activities are principally denominated;

•	understand thoroughly the terms of the Notes and be familiar with the behavior of any relevant indices and financial markets; and

•	be able to evaluate possible scenarios for economic, interest rate and other factors that may affect your investment and your ability to bear the applicable risks.

You should not invest in the Notes unless you have the knowledge and expertise (either alone or with a financial advisor) to evaluate how the Notes will perform under changing conditions, the resulting effects on the likelihood of and the value of the Notes, and the impact this investment will have on your overall investment portfolio. Prior to making an investment decision, you should consider carefully, in light of your own financial circumstances and investment objectives, all the information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein.

There may not be any active trading market for the Notes.

The Notes are a new issue of securities and have no established trading market. Although application has been made to have the Notes listed on the Official list of the Luxembourg Stock Exchange and traded on the Euro MTF market, no assurances can be given that the application for listing will be approved or that an active trading market will develop. Even if an active trading market does develop, it may not be liquid and may not continue for the term of the Notes. The liquidity and the market prices for the Notes can be expected to vary with changes in market and economic conditions, our financial condition and prospects and other factors that generally influence the market prices of securities. If the secondary market for the Notes is limited, you may not be able to sell your Notes easily or at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. Illiquidity may have a material adverse effect on the market value of the Notes.

The underwriters may or may not make a market in the Notes but, in any case, are not obligated to do so and may discontinue market making at any time, without notice.

Risk of a change in market value.

The market value of the Notes is influenced by a change in our creditworthiness (or the perception thereof) and by our credit rating and a number of other factors including, but not limited to, market interest, rate of return and certain market expectations with respect to us making use of a right to call the Notes for redemption.

The value of the Notes depends on a number of interacting factors. These include economic and political events in Germany or elsewhere as well as situations which generally affect the capital markets and/or the stock exchanges on which the Notes are traded. The price at which a holder can sell the Notes may be considerably below the issue price or the purchase price paid by such holder.

A downgrade, suspension or withdrawal of the rating assigned by any rating agency to the Notes could cause the liquidity or market value of the Notes to decline.

Upon issuance, the Notes will be rated by nationally recognized statistical ratings organizations. However, we are under no obligation to ensure that the Notes remain rated by any rating agency and any rating initially assigned to the Notes may be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes to our business, so warrant. Any lowering or withdrawal of a rating by a rating agency could reduce the liquidity or market value of the Notes.

Moreover, the rating agencies that currently, or may in the future, publish a rating for us or the Notes may change the methodologies that they use for analyzing securities with features similar to the Notes. Real or expected downgrades, suspensions or withdrawals of, or changes in the methodology used to determine, credit ratings assigned to us or the Notes could cause the liquidity or trading prices of the Notes to decline significantly. Additionally, any uncertainty about the extent of any anticipated changes to the credit ratings assigned to us or the Notes may adversely affect the market value of the Notes.

The Notes are not investment grade and are subject to the risks associated with non-investment grade securities.

The Notes, upon issuance, will not be considered to be investment grade securities, and as such will be subject to a higher risk of price volatility than higher-rated securities. Furthermore, increases in our leverage or deteriorating outlooks for us, or volatile markets, could lead to a significant deterioration in market prices of below-investment grade rated securities such as the Notes.

The Notes are not deposit liabilities of the Bank.

The Notes are not deposit liabilities of the Bank and will not be insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, Germany or any other jurisdiction. The value of your investment will likely fluctuate and you may lose some or all of your entire investment in the event of a Resolution Measure becoming applicable to us if we should become non-viable or in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Bank.

The consents of holders may not be required for certain majority decisions, modifications of the terms of the Notes or the Capital Securities Indenture, or for waivers.

The terms of the Notes contain certain voting provisions for holders of Notes regarding matters affecting their interests generally. These provisions permit defined majorities to bind all holders, including holders who did not vote and holders who voted in a manner contrary to the majority.

Additionally, we and the Trustee may amend, modify or supplement the Capital Securities Indenture or the Notes without the consent of any holder to, for example, evidence the succession of another corporation to us, to cure any ambiguity or to correct or supplement any provision contained in the Capital Securities Indenture or the Notes which may be defective or inconsistent with any other provision contained therein, or to make such other provisions as we may deem necessary or desirable, provided that no such action shall adversely affect the interests of the holders.

Exchange rate risks and exchange controls.

The Notes are denominated in U.S. dollars. Potential investors whose functional currency is not the U.S. dollar should bear in mind that an investment in the Notes could involve currency risks. This includes the risks of amendments in currency exchange rates. An appreciation in the value of the investor’s currency relative to the U.S. dollar would decrease (i) the investor’s currency-equivalent yield on the Notes, (ii) the investor’s currency equivalent value of the principal payable on the Notes, and (iii) the investor’s currency-equivalent market value of the Notes. In addition, government and monetary authorities may impose (as some have done in the past) exchange controls that could adversely affect an applicable currency exchange rate. As a result, holders may receive less interest or principal than expected, or no interest or principal.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our unaudited consolidated capitalization as of December 31, 2019 in accordance with IFRS:

in € m.
Debt:[1,2]
Long-term debt	136,473
Trust preferred securities	2,013
Long-term debt at fair value through profit or loss	4,761

Total debt	143,247

Shareholders’ equity:
Common shares (no par value)	5,291
Additional paid-in capital	40,505
Retained earnings	9,644

Common shares in treasury, at cost	(4)

Accumulated other comprehensive income, net of tax
Unrealized net gains (losses) on financial assets at fair value through other comprehensive income, net of tax and other	45
Unrealized net gains (losses) on derivatives hedging variability of cash flows, net of tax	14
Unrealized net gains (losses) on assets classified as held for sale, net of tax	0
Unrealized net gains (losses) attributable to change in own credit risk of financial liabilities designated at fair value through profit and loss, net of tax	25
Foreign currency translation, net of tax	336
Unrealized net gains (losses) from equity method investments	0

Total shareholders’ equity	55,857

Equity component of financial instruments	4,665
Noncontrolling interests	1,638

Total equity	62,160
Total capitalization	205,406

[1]	€ 734 million (0.5%) of our debt was guaranteed as of December 31, 2019. This consists of debt of a subsidiary which is guaranteed by the German government.
[2]	€ 57,293 million (40%) of our debt was secured as of December 31, 2019.

The figures presented above are preliminary and subject to change until the finalization of our consolidated financial statements publication to be published on or around March 20, 2020.

USE OF PROCEEDS

The net proceeds from the sale of the Notes, less the underwriting discount stated on the cover of this prospectus supplement and expenses payable by us estimated at $815,500 are estimated to be $1,248,284,500. We will use these proceeds for general corporate purposes and to further strengthen our regulatory capital base.

DESCRIPTION OF THE NOTES

The following is a summary of certain terms of the Notes. It supplements the description of the general terms of the capital securities of any series we may issue contained in the accompanying prospectus under the heading “Description of Capital Securities.” If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

General

On February 14, 2020, which we refer to as the “Interest Commencement Date,” we, Deutsche Bank Aktiengesellschaft, expect to issue undated non-cumulative fixed to reset rate additional tier 1 notes, which we refer to as the “Notes,” in an aggregate principal amount of $1,250,000,000. The Notes are intended to qualify as our Additional Tier 1 capital (zusätzliches Kernkapital) for an indefinite period of time.

The Notes will constitute a separate series of capital securities issued under a capital securities indenture (which we refer to as the “Capital Securities Indenture”) comprising a base capital securities indenture (which we refer to as the “Base Capital Securities Indenture”) entered into on November 6, 2014 among us, The Bank of New York Mellon, as trustee (which we refer to as the “Trustee”) and Deutsche Bank Trust Company Americas (which we refer to as “DBTCA”), as initial paying agent, calculation agent, transfer agent and registrar, a second supplement to the Base Capital Securities Indenture adding certain provisions thereto and modifying certain provisions thereof (which we refer to as the “Second Supplemental Capital Securities Indenture”) entered into on July 25, 2019, among us, the Trustee, acting through its London Branch, and DBTCA, a fourth supplement to the Base Capital Securities Indenture modifying certain provisions thereof (which we refer to as the “Fourth Supplemental Capital Securities Indenture”), expected to be entered into on or about February 14, 2020, among us, the Trustee, acting through its London Branch, and DBTCA, and a fifth supplement to the Base Capital Securities Indenture relating to the Notes (which we refer to as the “Fifth Supplemental Capital Securities Indenture”) expected to be entered into on or about February 14, 2020, among us, the Trustee, acting through its London Branch, and DBTCA. The Notes will constitute a separate series of capital securities under the Capital Securities Indenture. We have filed the Base Capital Securities Indenture on November 6, 2014 as an exhibit to a post-effective amendment to our prior registration statement on Form F-3, File No. 333-184193, we have filed the Second Supplemental Capital Securities Indenture with the SEC on July 25, 2019 as an exhibit to a Report on Form 6-K, we have filed the form of the Fourth Supplemental Capital Securities Indenture with the SEC on February 10, 2020, as an exhibit to a Report on Form 6-K, and we intend to file the Fourth Supplemental Capital Securities Indenture and the Fifth Supplemental Capital Securities Indenture with the SEC on or about February 14, 2020, as an exhibits to a Report on Form 6-K. The terms of the Notes include those stated in the Capital Securities Indenture and those terms made part of the Capital Securities Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.”

The issuance of the Notes and our execution of all relevant documents in connection therewith are expected to be duly approved by resolutions of our management board and the Chairman’s Committee of our supervisory board prior to the bookbuilding for, and the pricing of, the Notes. The principal corporate trust office of Deutsche Bank Trust Company Americas in New York City is designated as the paying agent, calculation agent, transfer agent and registrar and authenticating agent for the Notes. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

The Notes are intended to qualify as own funds in the form of Additional Tier 1 capital, as defined in and provided for in the bank regulatory capital provisions referred to in this prospectus supplement. As such, they

•	Have no fixed maturity or redemption date;

•	Contain features that may require us and will permit us in our sole and absolute discretion at all times and for any reason to cancel any payment of interest; and

•	May be subject to a write-down of all or part of their principal amount under defined circumstances.

None of these events will constitute a default or an event of default under the Notes or permit any acceleration of the repayment of any principal on the Notes. The Notes have additional features, as described below, that differentiate them from subordinated debt not intended to qualify as Additional Tier 1 capital.

Accordingly, you may lose part or all of your investment in the Notes or receive reduced or no interest payments on the Notes. You should carefully consider these features and their potential effects before making an investment in the Notes, and read the risk factors appearing in this prospectus supplement under “Risk Factors.”

Status; Ranking

The Notes will constitute our unsecured and subordinated obligations, ranking pari passu among themselves and, subject to applicable law from time to time, pari passu with all of our other equally subordinated obligations (as specified below). If Resolution Measures (as defined below) are imposed on us, or in the event of our dissolution, liquidation, insolvency or composition, or if other proceedings are opened for the avoidance of our insolvency, or against us, the obligations under the Notes will be fully subordinated to all of our obligations which do not also qualify as Additional Tier 1 capital or as Common Equity Tier capital within the meaning of the CRR; in any such event, no amounts shall be payable in respect of the Notes until all senior ranking obligations in accordance with this provision have been satisfied in full. Obligations which rank senior to the obligations under the Notes include (i) all claims of our unsubordinated creditors (as defined below), (ii) the claims specified in Section 39(1) nos. 1 to 5 of the German Insolvency Code (Insolvenzordnung) (or any successor provision thereof), (iii) our contractually subordinated obligations within the meaning of Section 39(2) of the German Insolvency Code (or any successor provision thereof) which do not qualify, from time to time, as own funds (within the meaning of the CRR), and (iv) the claims under our Tier 2 instruments (within the meaning of the CRR). Subject to the foregoing, we may satisfy our obligations under the Notes also from our other distributable assets (freies Vermögen).

When we refer to the “CRR”, we mean Regulation (EU) No 575/2013 of the European Parliament and the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms (including any provisions of regulatory law supplementing this Regulation); to the extent that any provisions of the CRR are amended or replaced, the term CRR as used in the Capital Securities Indenture and the terms of the Notes also refers to such amended provisions or successor provisions.

When we refer to “unsubordinated creditors”, we mean the holders of any indebtedness or other payment obligation of ours that is not expressed to be subordinated by means of contractual agreement or as a matter of law (including claims against us under our unsubordinated non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including our obligations under any such debt instruments that were issued before July 21, 2018 and that are subject to Section 46f(9) sentence 2 of the German Banking Act) or any successor provision thereof).

Claims under the Notes will rank pari passu with the claims against us under our other instruments issued as, and qualifying from time to time as, Additional Tier 1 capital within the meaning of the CRR and, as of the date of this prospectus supplement, the subordinated guarantee given by us in relation with the issuance by Deutsche Bank Contingent Capital Trust II of its U.S.$800,000,000 Non-cumulative Trust Preferred Securities (ISIN US25153X2080).

Upon the implementation into German law (as required by December 28, 2020) of Article 48(7) of the BRRD, claims against us under certain of our currently outstanding capital instruments, if and when they cease to qualify as Additional Tier 1 capital, are expected to rank senior to, and no longer pari passu with, claims against us under the Notes.

When we refer to the “BRRD”, we mean Directive 2014/59/EU of the European Parliament and of the Council of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms (including any provisions of regulatory law supplementing this Directive); to the extent that any provisions of the BRRD are amended or replaced, the term BRRD as used in the Capital Securities Indenture and the terms of the Notes also refers to such amended provisions or successor provisions.

No Limitation of Subordination; No Set-Off

No subsequent agreement may limit the subordination of the Notes or shorten the term of the Notes or any applicable notice period.

No holder may set off his claims arising under the Notes against any of our claims. No collateral or guarantee of whatever kind is, or will at any time be, provided by us or any other person securing rights of the holders under the Notes, and any collateral or guarantee already provided or granted in the future in connection with our other liabilities may not be used for claims under the Notes.

Resolution Measures

By subscribing for or otherwise acquiring the Notes, the holders will be bound by and will be deemed to consent to the imposition of any Resolution Measure (as defined below) by our competent resolution authority.

Under the relevant resolution laws and regulations as applicable to us from time to time, the Notes may be subject to the powers exercised by our competent resolution authority to:

•	write down, including write down to zero, the claims for payment of the principal amount, the interest amount or any other amount in respect of the Notes;

•

convert the Notes into ordinary shares of (i) the Bank or (ii) any group entity or (iii) any bridge bank or other instruments of ownership of such entities qualifying as Common Equity Tier 1 capital (and the issue to or conferral on the holders (including the beneficial owners) of such ordinary shares or instruments); and/or

•

apply any other resolution measure, including, but not limited to, (i) any transfer of the Notes to another entity, (ii) the amendment of the terms and conditions of the Notes or (iii) the cancellation of the Notes.

We refer to each of these measures as a “Resolution Measure.” When we refer to a “group entity,” we mean an entity that is included in the corporate group subject to a Resolution Measure, and when we refer to a “bridge bank,” we mean a newly chartered German bank that would receive some or all of our equity securities, assets, liabilities and material contracts, including those attributable to our branches and subsidiaries, in a resolution proceeding. Resolution Measures include, among others, the measures generally referred to within the meaning of the “write-down and conversion power” under the European directive of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms. For the avoidance of doubt, any non-payment by us arising out of any such Resolution Measure will not constitute a failure by us under the terms of the Notes or the Capital Securities Indenture to make a payment of principal of, interest on, or other amounts owing under the Notes.

The terms and conditions of the Notes will continue to apply in relation to the residual principal amount of, or outstanding amount payable in respect of, the Notes, subject to any modification of the amount of interest payable to reflect the reduction of the principal amount, and any further modification of the terms that our competent resolution authority may decide in accordance with applicable laws and regulations relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the Federal Republic of Germany.

No repayment of the then-current principal amount of the Notes or payment of interest thereon (to the extent of the portion thereof affected by the imposition of a Resolution Measure) shall become due and payable after the imposition of any Resolution Measure by the competent resolution authority, unless such repayment or payment would be permitted to be made by us under the laws and regulations of the Federal Republic of Germany then applicable to us.

Upon the imposition of a Resolution Measure by our competent resolution authority with respect to the Notes, we will provide a written notice directly to the holders in accordance with the Capital Securities Indenture as soon as practicable regarding such imposition of a Resolution Measure for purposes of notifying holders of such occurrence. We will also deliver a copy of such notice to the Trustee and the paying agent for information purposes. Any delay or failure by us to give notice will not affect the validity or enforceability of any Resolution Measure nor the effects thereof on the Notes.

Upon the imposition of any Resolution Measure by our competent resolution authority, the Trustee will not be required to take any further directions from holders of the Notes under Section 5.09 of the Base Capital Securities Indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the Notes to direct certain actions relating to the Notes, and if any such direction was previously given under Section 5.09 of the Base Capital Securities Indenture to the Trustee by the holders, it will automatically cease to be effective, be null and void and have no further effect. The Capital Securities Indenture shall impose no duties upon the Trustee or the paying agent, calculation agent, transfer agent and registrar (which we refer to as the “agents”) whatsoever with respect to the imposition of any Resolution Measure by our competent resolution authority. Notwithstanding the foregoing, if, following the completion of the imposition of a Resolution Measure by the competent resolution authority, the Notes remain outstanding (for example, if the imposition of a Resolution Measure results in only a partial write-down of the principal of the Notes), then the Trustee’s and the paying agent’s duties under the Capital Securities Indenture will remain applicable with respect to the Notes following such completion to the extent that we, the Trustee and agents agree pursuant to a supplemental indenture, unless we, the Trustee and the agents agree that a supplemental indenture is not necessary.

If our competent resolution authority imposes a Resolution Measure with respect to less than the total outstanding principal amount of the Notes, unless the Trustee or the agents are otherwise instructed by us or the competent resolution authority, any cancellation, write-off or conversion into equity made in respect of the Notes pursuant to the Resolution Measure will be made on a substantially pro rata basis among the Notes.

For the avoidance of doubt, the potential write-down of all or a portion of the principal amount of the Notes, or interest or other amounts in respect of the Notes, or the conversion of the Notes into ordinary shares or other instruments of ownership, or the exercise of any other Resolution Measure is separate and distinct from a write-down upon a Trigger Event (as defined below) although such events might occur consecutively.

Deemed Agreement to Resolution Measures

By your acquisition of the Notes, you will be deemed irrevocably to have agreed, and you will agree:

•	to be bound by, to acknowledge and to accept any Resolution Measure and any amendment, modification or variation of the terms and conditions of the Notes to give effect to any Resolution Measure;

•	that you will have no claim or other right against us arising out of any Resolution Measure; and

•

that the imposition of any Resolution Measure will not constitute a default or an event of default under (i) the Notes, (ii) the Capital Securities Indenture, or (iii) for the purpose of, but only to extent permitted by the Trust Indenture Act (including, without limitation, Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act).

By your acquisition of the Notes, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the Trustee and the Agents for, agree not to initiate a suit against the Trustee or the Agents in respect of, and agree that the Trustee and the Agents shall not be liable for, any action that the Trustee or any of the Agents takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by our competent resolution authority with respect to the Notes.

By your acquisition of the Notes, you will be deemed irrevocably to have (i) consented to the imposition of any Resolution Measure as it may be imposed without any prior notice by the competent resolution authority of its decision to exercise such power with respect to the Notes and (ii) authorized, directed and requested the Depositary and any direct participant in the Depositary or other intermediary through which you hold such Notes to take any and all necessary action, if required, to implement the imposition of any Resolution Measure with respect to the Notes as it may be imposed, without any further action or direction on your part, the part of the Trustee or the part of the Agents.

Form, Ownership and Denomination of the Notes

We will issue the Notes in fully registered, global (i.e., book-entry) form without coupons. Book-entry interests in the Notes will be issued in minimum denominations of $200,000 and in integral multiples of $200,000 in excess thereof, which we refer to as the “Specified Denomination.” We refer to U.S. dollars as the “Specified Currency.” The Notes will be represented by global securities in the name of a nominee of the Depositary. You will hold beneficial interest in the Notes through the Depositary and its participants. The underwriters expect to deliver the Notes through the facilities of the Depositary on February 14, 2020. For a more detailed summary of the form of the Notes and settlement and clearance arrangements, please see “The Depositary” and “Book-Entry, Delivery and Form” in this prospectus supplement and “Forms of Securities” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Notes through the Depositary must trade in the Depositary’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear.

Definitive debt securities will only be issued in limited circumstances described under “The Depositary” and “Book-Entry, Delivery and Form” in this prospectus supplement and “Forms of Securities—Limitations on Issuance of Bearer Securities” in the accompanying prospectus.

Interest Payments on the Notes

Subject to a cancellation of interest payments (see “—Cancellation of Interest Payments”) or write-down (see “—Write-downs and Write-ups of the Principal Amount of the Notes”), the Notes will bear interest on their aggregate nominal amount in the period (each of which we refer to as an “Interest Period”) from (and including) the Interest Commencement Date to (and excluding) April 30, 2020, and thereafter from (and including) April 30 in each year (which we refer to as an “Interest Payment Date”) to (and excluding) the next following Interest Payment Date. The initial Interest Period will be a short interest accrual period. A holder of a Note at the close of business on the Business Day immediately preceding an Interest Payment Date will be entitled to receive interest payable on such Note on the corresponding Interest Payment Date.

Unless expressly provided otherwise below, the rate of interest (which we refer to as the “Rate of Interest”) will, for any Interest Period, be (i) for the period from (and including) the Interest Commencement Date to (and excluding) April 30, 2026 (which we refer to as the “First Interest Reset Date”) a fixed rate of 6.000% per year, and (ii) for the period from (and including) the First Interest Reset Date to (and excluding) each fifth anniversary thereafter (each being a “Reset Period”), a Reset Rate (as defined below), in each case, payable annually in arrears, as described herein on the Interest Payment Date. In relation to the period from (and including) the First Interest Reset Date and each subsequent fifth anniversary of such date, which we refer to in each case, as a “Reset Date,” the Reset Rate (as defined below) will be determined on the second Business Day immediately preceding the Reset Date on which such period commences, which we refer to as the “Determination Date.” The terms of the Notes provide that the Rate of Interest on the Notes will reset on each Reset Date. See “Risk Factors—The interest rate on the Notes will reset on each Reset Date.”

If any Interest Payment Date would otherwise fall on a day which is not a Business Day, it will be postponed to the next day which is a Business Day. Holders will not be entitled to further interest or other payment in respect of such postponement. If the date for payment of principal in respect of any the Notes is not a Business Day then the holders will not be entitled to payment until the next Business Day and will not be entitled to further interest or other payment in respect of such delay.

When we refer to a “Reset Rate”, we mean, in respect of a Reset Period, the greater of (i) the sum of the Treasury Yield for such Reset Period plus the initial credit spread of 4.524% (the “Spread”) and (ii) zero, as determined by the Calculation Agent; for the avoidance of doubt, the Spread represents the initial credit spread to such Treasury Yield, and does not represent any step-up in the interest rate of the Notes.

When we refer to “Treasury Yield”, we mean, in relation to any Reset Period,

(i)

the rate per annum corresponding to the semi-annual equivalent yield to maturity, that represents the average for the five consecutive New York Business Days ending on and including the applicable Determination Date, appearing in the most recent H.15, and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities from the next Reset Date, under the caption ‘‘Treasury Constant Maturities’’; or

(ii)

if there is no such published actively traded U.S. Treasury security with a maturity of five years from the next Reset Date, the rate determined by interpolation between the most recent weekly average yield to maturity for two series of U.S. Treasury securities trading in the public securities market, (A) one maturing as close as possible to, but earlier than, the first Reset Date following the next succeeding Determination Date, and (B) the other maturing as close as possible to, but later than, the first Reset Date following the next succeeding Determination Date, in each case as published in the most recent H.15; or

(iii)

subject to the immediately succeeding paragraph, if the Treasury Yield cannot be determined pursuant to the methods described in clause (i) or (ii) above, the rate equal to the Treasury Yield for the last preceding Reset Period (or, in the case of the first Reset Period, the rate equal to the Initial Fall-Back Treasury Yield), in each case, as determined by the Calculation Agent on the applicable Determination Date.

Notwithstanding the foregoing, if the Treasury Yield cannot be determined by the Calculation Agent for any Reset Period (such Reset Period, the ‘‘Affected Reset Period’’) pursuant to the methods described in clause (i) or (ii) above, then the Replacement Rate Agent will determine in its sole discretion (acting in good faith and in a commercially reasonable manner) whether to use an alternative rate for purposes of determining the Treasury Yield for the Affected Reset Period and each Reset Period thereafter. If the Replacement Rate Agent determines to use an alternative rate pursuant to the immediately preceding sentence, it shall select such rate that it has determined in its sole discretion (acting in good faith and in a commercially reasonable manner) is most comparable to the rate described in clause (i) of the definition of “Treasury Yield” above (the ‘‘Existing Rate’’), provided that if it determines that there is an appropriate industry-accepted successor rate to the Existing Rate, it shall use such industry-accepted successor rate. If the Replacement Rate Agent has determined an alternative rate in accordance with the foregoing (such rate, the ‘‘Replacement Rate’’), for purposes of determining the Treasury Yield, (i) the Replacement Rate Agent shall in its sole discretion (acting in good faith and in a commercially reasonable manner) determine (A) the method for obtaining the Replacement Rate (including any alternative method for determining the Replacement Rate if such alternative rate is unavailable on the relevant Determination Date), which method shall be consistent with industry-accepted practices for the Replacement Rate, and (B) any adjustment factor as may be necessary to make the Replacement Rate comparable to the Existing Rate consistent with industry-accepted practices for the Replacement Rate, (ii) references to the Treasury Yield herein shall be deemed to be references to the Replacement Rate, including any alternative method for determining such rate and any adjustment factor as described in sub-clause (i) above, (iii) if the Replacement Rate Agent in its sole discretion (acting in good faith and in a commercially reasonable manner) determines that changes to the definitions of Business Day, Day Count Fraction or Determination Date are necessary in order to implement the Replacement Rate as the Treasury Yield, such definitions shall be deemed to have been amended for the purposes of the Fifth Supplemental Capital Securities Indenture and the Notes to reflect such implementation, and (iv) we shall give notice as soon as practicable to the holders in accordance with the Capital Securities Indenture and each of the Paying Agents specifying the Replacement Rate, as well as the details described in sub-clause (i) above and the amendments implemented pursuant to the Capital Securities Indenture.

“H.15” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the United States Federal Reserve System at http://www.federalreserve.gov/releases/h15/ or any successor site or publication, and ‘‘most recent H.15’’ means, in respect of any Reset Period, the H.15 published closest in time but prior to the close of business on the second Business Day prior to the applicable Reset Date.

‘‘Initial Fall-Back Treasury Yield’’ means the rate specified in this prospectus supplement.

When we refer to “Business Day”, we mean a day on which (i) the Trans-European Automatic Real-time Gross settlement Express Transfer system (TARGET2) is open for business and (ii) commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City.

The Calculation Agent will, forthwith after the determination of the Reset Rate, determine the applicable Rate of Interest and calculate the amount of interest payable on Notes in respect of the Specified Denomination (which we refer to as the “Interest Amount”) for the relevant Interest Periods. The Interest Amount will be calculated by applying the Rate of Interest and the Day Count Fraction to the Specified Denomination and rounding the resultant figure to the nearest unit of the Specified Currency, with 0.5 of such unit being rounded upwards. The Calculation Agent will cause the Rate of Interest and the Interest Amount for the Interest Periods up to the next Reset Date to be notified (i) to us, to the paying agent, to the other agents, to the Trustee and to the holders as soon as possible after their determination, but in no event later than the fourth Business Day thereafter and (ii), if required by the rules of any stock exchange on which the Notes are listed from time to time at our request, to such stock exchange as soon as possible after their determination, but in no event later than the first day of the Interest Period in relation to which the relevant Rate of Interest and the relevant Interest Amount applies.

When we refer to “Day Count Fraction”, we mean with regard to the calculation of an Interest Amount on the Notes for any period of time (which we refer to as the “Calculation Period”) the number of days in the Calculation Period divided by the actual number of days in the respective interest year (i.e., from (and including) April 30 in any year to (and excluding) the next April 30).

Reference to principal in respect of the Notes will be deemed to include, as applicable, the following amounts: the redemption amount of the Notes, any premium and any other amounts which may be payable under or in respect of the Notes. Reference to interest in respect of the Notes will be deemed to include, as applicable, any Additional Amounts (see “—Payment of Additional Amounts”).

Payment of principal of, interest on and other amounts owing under the Notes, so long as the Notes are represented by global securities, will be made to the account of the Depositary, as holder of the global notes, by wire transfer of immediately available funds. We expect that the Depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the global notes as shown on the records of the Depositary. We also expect that payments by the Depositary’s participants to owners of beneficial interests in the global notes will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

By your acquisition of the Notes, you will be deemed irrevocably to have agreed, and you will agree (i) to be bound by our Replacement Rate Agent’s determination of the Existing Rate or Replacement Rate, including without the need for us to obtain any further consent from you, (ii) to waive any and all claims, in law and/or in equity, against the Trustee, Calculation Agent or the Replacement Rate Agent, (iii) not to initiate a suit against the Trustee, the Calculation Agent or the Replacement Rate Agent in respect of, and that none of the Trustee, the Calculation Agent or the Replacement Rate Agent will be liable for, the determination of or the failure to determine any Reset Rate, Existing Rate or Replacement Rate.

We will promptly give notice of the determination of the Replacement Rate Agent to the Trustee, the Calculation Agent and you (pursuant to the Capital Securities Indenture); provided that failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination.

All determinations, decisions, elections and any calculations made by the Calculation Agent or Replacement Rate Agent for the purposes of calculating the applicable interest on the Notes will be conclusive and binding on you, us, the Trustee and the paying agent, absent manifest error. Notwithstanding anything to the contrary in the Capital Securities Indenture or the Notes, any determinations, decisions, calculations or elections made in accordance with this provision will become effective without consent from you or any other party.

Cancellation of Interest Payments

The terms of the Notes provide that interest will be due and payable on an Interest Payment Date only if it is not cancelled or deemed to have been cancelled, and we have the sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any Interest Payment Date. We will also be restricted from making interest payments in the circumstances described below. As a result, you may not receive any interest on any Interest Payment Date or at any other times, and you will have no claims whatsoever in respect of that cancelled or deemed cancelled interest.

Discretionary Cancellation of Interest Payments

We have the right to cancel all or part of any payment of interest in our sole discretion and at any time. If we make use of such right, we will give notice to the holders in accordance with the Capital Securities Indenture without undue delay, but no later than on the relevant Interest Payment Date. Any failure to give such notice shall not affect the validity of the cancellation and shall not constitute a default for any purpose. A notice which has not been given until the relevant Interest Payment Date shall be given without undue delay thereafter.

Interest that is cancelled will not be due and will not accumulate or be payable at any time thereafter. For more information on the cancellation of interest payments, see “Risk Factors—Interest on the Notes will be due and payable on an Interest Payment Date only if it is not cancelled or deemed to have been cancelled. We have the sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any Interest Payment Date, and interest payments may be restricted or prohibited in other circumstances.”

Mandatory Cancellation of Interest Payments

In addition to our right to cancel (in whole or in part) interest payments at any time, the terms of the Notes also restrict us from making interest payments on the Notes in certain circumstances described below, in which case, such interest will be cancelled. Interest that is cancelled will not be due and will not accumulate or be payable at any time thereafter, and you will have no rights thereto. See “Risk Factors—Interest on the Notes will be due and payable on an Interest Payment Date only if it is not cancelled or deemed to have been cancelled. We have the sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any Interest Payment Date, and interest payments may be restricted or prohibited in other circumstances.”

Payment of interest on the Notes for the relevant Interest Period will be excluded and cancelled (without prejudice to the exercise of our sole discretion pursuant to the terms described in “—Discretionary Cancellation of Interest Payments”):

•

to the extent that such payment of interest together with any additional kind of payment of dividends or interest (a “Distribution”) plus any write ups in accordance with the terms of the Notes or in respect of other Additional Tier 1 instruments that are simultaneously planned or made or that have been made by us in our then current financial year on the other capital instruments which, according to the CRR, qualify as Common Equity Tier 1 capital or Additional Tier 1 capital (“Tier 1 Instruments”) would exceed the Available Distributable Items provided that, for such purpose, the Available Distributable Items will be increased by (i) an amount equal to what has been accounted for as expenses for Distributions in respect of Tier 1 Instruments (including payments of interest on the Notes) in the determination of the profit (Gewinn) on which the Available Distributable Items are based, and (ii) any supplemental amounts that may be included for the purposes of determining the amounts distributable on Additional Tier 1 instruments under the bank regulatory capital rules applicable to us from time to time; or

•

if and to the extent that our competent supervisory authority orders that all or part of the relevant payment of interest be cancelled or another prohibition of Distributions is imposed by law or an authority (including (i) a prohibition of Distributions in connection with the calculation of the maximum distributable amount within the meaning of Article 141(2) of the CRD and as currently transposed into German law by Section 10i of the German Banking Act (such amount, the “Maximum Distributable Amount” or “MDA”), and, upon their transposition into German law, (ii) a prohibition of Distributions in connection with the calculation of the leverage ratio related maximum distributable amount (“L-MDA”) pursuant to Article 141b(2) of the CRD, and (iii) the maximum distributable amount related to the minimum requirement for own funds and eligible liabilities (“M-MDA”) pursuant to Article 16a(1) of the BRRD).

When we refer to “Available Distributable Items”, we mean, with respect to any payment of interest, the profit (Gewinn) as of the end of our financial year immediately preceding the relevant Interest Payment Date, and for which audited annual financial statements are available, plus (i) any profits carried forward and reserves available for that purpose, minus (ii) any losses carried forward and any profits which are non-distributable pursuant to applicable law or our Articles of Association and any amounts allocated to the non-distributable reserves, in each case with respect to Additional Tier 1 instruments within the meaning of the CRR and pursuant to applicable law and our Articles of Association, provided that such profits, losses and reserves will be determined on the basis of our unconsolidated financial statements prepared in accordance with accounting principles generally accepted in the Federal Republic of Germany as described in the German Commercial Code (Handelsgesetzbuch) and other applicable German law then in effect (which we refer to as “German GAAP”) and not on the basis of our consolidated financial statements.

When we refer to the “CRD”, we mean Directive No 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access of activity of credit institutions and the prudential supervision of credit institutions and investment firms (including any provisions of regulatory law supplementing this Directive); to the extent that any provisions of the CRD are amended or replaced, the term CRD as used in the Capital Securities Indenture and the terms of the Notes also refers to such amended provisions or successor provisions.

For more information on the calculation of Available Distributable Items, see “Available Distributable Items of the Bank” in this prospectus supplement.

Interest on the Notes Only Due and Payable if Not Cancelled or Deemed Cancelled

Interest on the Notes will only be or become due and payable on an Interest Payment Date to the extent it has not been cancelled or deemed cancelled (in each case, in whole or in part) in accordance with the provisions described in this section “—Cancellation of Interest Payments.” To the extent any payment of interest that would otherwise have been paid has been cancelled or deemed cancelled, then the interest that would otherwise have been payable absent such cancellation will not be due and payable and no holder will have any claim whatsoever in respect thereof. In addition, principal, interest or other amounts on the Notes will only be or become due and payable to the extent that such amounts are not subject to any Resolution Measure. Any interest, principal or other amounts so cancelled or deemed cancelled (in each case, in whole or in part) pursuant to such sections will not be due and will not accumulate or be payable at any time thereafter, and holders will have no rights thereto or in connection therewith or any claim therefor and will not be entitled to any additional interest or compensation as a result of or in connection with such cancellation or deemed cancellation. For the avoidance of doubt, any such cancellation or deemed cancellation (in whole or in part) will not constitute a failure by us under the terms of the Notes or the Capital Securities Indenture to make a payment of interest owing under the Notes.

Use of Funds from Cancelled Payments of Interest

We have the right to use the funds from cancelled payments of interest without restriction for the fulfillment of our own obligations when due. To the extent that payments of interest are cancelled, such cancellation includes all Additional Amounts as described in “—Payment of Additional Amounts.” Any payments of interest which have been cancelled will not be made or compensated at any later date.

Deemed Agreement to Cancellation of Interest Payments

By your acquisition of the Notes, you will be deemed irrevocably to have agreed and, subject to any write-down as described in “—Write-downs and Write-ups of the Principal Amount of the Notes—Write-downs of the Principal Amount of the Notes,” you will agree, that:

•

interest is due and payable in respect of any period only if and to the extent that we have not exercised our sole discretion to cancel such payment, and no amount of interest will become due and payable in respect of any such period to the extent that it has been (i) cancelled (in whole or in part) by us at our sole discretion in accordance with the terms described in “—Discretionary Cancellation of Interest Payments,” (ii) cancelled (in whole or in part) pursuant to a Resolution Measure and/or (iii) deemed cancelled (in whole or in part) pursuant to the terms described in “—Mandatory Cancellation of Interest Payments;”

•

a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Notes and of the Capital Securities Indenture will not constitute a default in payment or otherwise constitute a default under, or a breach of, the terms of the Notes or the Capital Securities Indenture; and

•

interest, principal or other amounts on the Notes will only be or become due and payable in accordance with the terms described in “—Interest on the Notes Only Due and Payable if Not Cancelled or Deemed Cancelled” and this section “—Deemed Agreement to Cancellation of Interest Payments.”

Write-downs and Write-ups of the Principal Amount of the Notes

Write-downs of the Principal Amount of the Notes

Upon the occurrence of a Trigger Event (as defined below), the redemption amount and the nominal amount of the Notes will be reduced by the amount of the relevant write-down (as further described below).

Accordingly, under the terms of the Notes, upon the occurrence of a Trigger Event leading to a write-down in the principal amount of the Notes, you could lose all or part of the value of your investment in the Notes. A regulatory write-down will not constitute a default or an event of default under the Notes or the Capital Securities Indenture or give rise to any right to accelerate the repayment of any principal on the Notes. See “Risk Factors— Upon the occurrence of a Trigger Event leading to a write-down in the principal amount of the Notes, you could lose all or part of the value of your investment in the Notes, and you will have no right to the principal of the Notes that has been written down.”

A “Trigger Event” will occur if, at any time, our Common Equity Tier 1 Capital Ratio pursuant to Article 92(1)(a) of the CRR or any successor provision, determined on a consolidated basis, which we refer to as our “Common Equity Tier 1 Capital Ratio,” falls below 5.125%. Whether a Trigger Event has occurred shall be determined by us, our competent supervisory authority or any agent appointed for such purpose by our competent supervisory authority and such a determination will be binding on the holders of the Notes.

For more information on the circumstances that may surround or cause a Trigger Event, see “Risk Factors—The circumstances surrounding or causing a Trigger Event may be unpredictable.”

Upon the occurrence of a Trigger Event, a write-down will be effected pro rata with all of our other instruments issued as Additional Tier 1 capital within the meaning of the CRR, the terms of which provide for a write-down (whether permanent or temporary) upon the occurrence of the Trigger Event. For such purpose, the total amount of the write-downs to be allocated pro rata will be equal to the amount required to restore fully our Common Equity Tier 1 Capital Ratio to 5.125% but will not exceed the sum of the nominal amounts of the relevant instruments outstanding at the time of occurrence of the Trigger Event. The performance of any write-downs in respect of the Notes is not dependent on the effectiveness of a write-down or conversion of other instruments.

The sum of the write-downs to be effected with respect to the Notes will be limited to the outstanding aggregate nominal amount of the Notes at the time of occurrence of the relevant Trigger Event.

Upon the occurrence of a Trigger Event, we will:

•

inform our competent supervisory authority that is responsible for us and, in accordance with the Capital Securities Indenture, provide notice to the Trustee, the agents and the holders of the Notes without undue delay about the occurrence of such Trigger Event and the fact that a write-down will have to be effected, and

•

determine the write-down to be effected without undue delay, but not later than within one month (unless our competent supervisory authority shortens such period), and notify such write-down (i) to the competent supervisory authority, (ii) to the holders of the Notes in accordance with the Capital Securities Indenture, (iii) to the calculation agent and the paying agent, the other agents and the Trustee and (iv), if required by the rules of any stock exchange on which the Notes are listed from time to time at our request, to such stock exchange.

The write-down will be deemed to be effected at the time when the notices above are given, however no later than one month (unless the competent supervisory authority shortens such period) after the occurrence of the relevant Trigger Event, and the nominal amount of each Note in the Specified Denomination (including the redemption amount) will be deemed to be reduced at such time by the amount of such write-down. Any failure to give such notice will not affect the effectiveness of, or otherwise invalidate, any write-down. A notice which has not been given shall be given without undue delay. To the extent that the write-down of any of our other Additional Tier 1 instruments is not effective for any reason, (i) the ineffectiveness of any such write-down shall not prejudice the requirement to effect a write-down of the Notes and (ii) the ineffective write-down shall not be taken into account in determining the write-down amount of the Notes.

A Trigger Event might occur on more than one occasion and the Notes might be written down on more than one occasion.

Neither the Trustee nor the paying agent will be liable with respect to (i) the calculation or accuracy of the Common Equity Tier 1 Capital Ratio in connection with the occurrence of a Trigger Event and the timing of such Trigger Event, (ii) our failure to post or deliver the underlying Common Equity Tier 1 Capital Ratio calculations of a Trigger Event to the Depositary or the holders or (iii) any aspect of our decision to deliver a notice of a write-down.

Deemed Agreement to Principal Write-down

By your acquisition of the Notes, you will be deemed irrevocably to have agreed and, subject to any interest cancellation (see “—Cancellation of Interest Payments”), you will agree, that:

•

interest is not due and payable on any portions of the aggregate nominal amount of the Notes written down in accordance with the terms described in “—Write-downs of the Principal Amount of the Notes” (to the extent not subsequently written up in accordance with the terms described in “—Write-ups of the Principal Amount of the Notes”);

•

a write down of the nominal amount of the Notes (in whole or in part) in accordance with the terms of the Capital Securities Indenture will not constitute a default in payment or otherwise constitute a default under, or a breach of, the terms of the Notes or the Capital Securities Indenture; and

•

interest or principal on the Notes will only be or become due and payable on an Interest Payment Date or other relevant date to the extent the nominal amount of the Notes at the time of such payment has not been written down in accordance with the terms described in “—Write-downs of the Principal Amount of the Notes” (in whole or in part, and to the extent not subsequently written up pursuant to the terms described in “—Write-ups of the Principal Amount of the Notes.”) Any interest, principal or other amounts unpaid as a result of a write-down (in whole or in part) in accordance with the terms described in “—Write-downs of the Principal Amount of the Notes” will not be due and will not accumulate or be payable at any time thereafter, and you will have no rights thereto or in connection therewith or any claim therefor, and you will not be entitled to any additional interest or compensation as a result of or in connection with such write-down. For the avoidance of doubt, any such write-down (in whole or in part) will not constitute a failure by us under the terms of the Notes or the Capital Securities Indenture to make a payment of principal of, interest on, or other amounts owing under the Notes.

Write-ups of the Principal Amount of the Notes

After a write-down has been effected, the nominal amount and the redemption amount of each Note, unless previously redeemed or repurchased and cancelled, may be written up in accordance with the following provisions in each of our financial years, subsequent to the occurrence of such write-down, until the full initial nominal amount has been reached, to the extent that a corresponding annual profit (Jahresüberschuss, calculated in accordance with German law and accounting principles) is recorded, and the write-up will not give rise to or increase an annual loss (Jahresfehlbetrag, calculated in accordance with German law and accounting principles). The write-up will occur with effect as of (and including) the Interest Payment Date immediately following our financial year for which the above-mentioned annual profit (Jahresüberschuss) was determined.

The write-up will be effected pari passu with write-ups of other instruments issued as Additional Tier 1 capital within the meaning of the CRR, unless this would cause us to be in breach of any of our statutory or regulatory obligations.

Subject to the conditions (1) to (5) below, which may limit the extent of any write-up, it will be at our discretion to effect a write-up. In particular, we may effect a write-up only in part or effect no write-up at all, even if a corresponding annual profit is recorded and the conditions (1) to (5) are fulfilled.

(1)

To the extent that the annual profit determined or to be determined is to be used for a write-up of the Notes (i.e., a write-up of the nominal amount and of the redemption amount) and of other instruments issued as Additional Tier 1 capital within the meaning of the CRR, the terms of which provide for a similar Trigger Event (also if such terms provide for a different Tier 1 capital ratio as trigger), which we refer to together with the Notes as the “AT1 Instruments,” and is available in accordance with (2) and (3) below, such write-up will be effected pro rata in proportion to the initial nominal amounts of the instruments.

(2)

The maximum total amount that may be used for a write-up of the Notes and of other AT1 Instruments that have been written down and for the payment of interest and any Distributions on AT1 Instruments that have been written down will be calculated, subject to the regulatory technical standards applicable at the time when the write-up is effected, in accordance with the following formula:

H	=	J x S
T1

“H” means the maximum amount available for the write-up of the AT1 Instruments and Distributions on AT1 Instruments that have been written down;

“J” means the annual profit determined or to be determined for the previous year;

“S” means the sum of the initial nominal amounts of the AT1 Instruments (i.e., before write-downs due to a Trigger Event are effected);

“T1” means the amount of our Tier 1 capital immediately before the write-up is effected.

The maximum amount “H” will be determined in accordance with the European Banking Authority’s regulatory technical standards as applicable from time to time, which are currently available in the “Commission Delegated Regulation (EU) No 241/2014 of 7 January 2014 supplementing Regulation (EU) No 575/2013 of the European Parliament and of the Council with regard to regulatory technical standards for Own Funds requirements for institutions,” as amended by Commission Delegated Regulations 2015/488, 2015/850 and 2015/923. The maximum amount “H” will be determined by us in accordance with the requirements applicable at the time of determination, and the write-up will be based on the amount so determined without requiring any amendment to the terms described in this paragraph (2).

(3)

In total, the sum of the amounts of the write-ups of AT1 Instruments together with the amounts of any dividend payments and other Distributions on our shares and other Common Equity Tier 1 instruments (including payment of interests and other Distributions on AT1 Instruments that have been written down) for the relevant financial year must not exceed the maximum distributable amount within the meaning of Article 141(2) CRD or any successor provision (which we refer to as “maximum distributable amount”) as currently transposed into German law by Section 10i of the German Banking Act.

(4)

Write-ups of the Notes do not have priority over dividend payments and other Distributions on our shares and other Common Equity Tier 1 instruments, i.e., such payments and Distributions are permitted even if no full write-up has been effected.

(5)	At the time of a write-up, there must not exist any Trigger Event that is continuing. A write-up is also excluded if such write-up would give rise to the occurrence of a Trigger Event.

If we elect to effect a write-up in accordance with the provisions described in this section “—Write-ups of the Principal Amount of the Notes,” we will notify the holders of the Notes in accordance with the Capital Securities Indenture, the calculation agent, the paying agent, the other agents, the Trustee and, if required by the rules of any stock exchange on which the Notes are listed from time to time at our request, such stock exchange, of the write-up as of the relevant Interest Payment Date (including the amount of the write-up as a percentage of the initial nominal amount of the Notes and the effective date of the write-up (which we refer to in each case as a “Write-up Date”) no later than 10 calendar days prior to the relevant Interest Payment Date. The write-up will be deemed to be effected at the time when the notice to the holders is given in accordance with the Capital Securities Indenture and the nominal amount of each Note in their Specified Denomination (including the redemption amount) will be deemed to be increased by the amount specified in the notice with effect as of the Write-up Date.

Interest Payments after Write-downs and Write-ups of the Principal Amount of the Notes

In the event of a write-down pursuant to the terms described in “—Write-downs and Write-ups of the Principal Amount of the Notes—Write-downs of the Principal Amount of the Notes,” the Notes will, for the full respective Interest Period in which such write-down occurs, only bear interest on the aggregate nominal amount which has been reduced accordingly. A potential write-up, which may occur on the relevant Interest Payment Date, will not be taken into account for such Interest Period, and will only become effective from the Interest Period commencing on the Interest Payment Date on which the write-up occurs.

Redemption

The Notes have no scheduled maturity date. Holders will have no right to call the Notes for redemption. Under the terms of the Notes, the Notes have no fixed maturity and no fixed redemption date, and we are not required to make any repayment of the principal amount of the Notes at any time or under any circumstances. See “Risk Factors—The Notes have no fixed maturity and no fixed redemption date, there are no defaults or events of default under the Notes and you do not have any right to accelerate the repayment of the principal amount of the Notes. Accordingly, you may lose your investment in the Notes.”

We may redeem the Notes only if (i) no Trigger Event has occurred and is continuing, (ii) we are neither Overindebted nor Illiquid on the date of redemption, and (iii) we would not become Overindebted or Illiquid immediately following the payment of the redemption amount (we refer to (i) to (iii) above as the “Redemption Conditions”); Section 41 of the German Insolvency Code (relating to immature claims) remains unaffected.

When we refer to “Overindebted”, we mean overindebted (überschuldet) within the meaning of Section 19 of the German Insolvency Code, as such term is interpreted by the German courts from time to time, which provides that we are overindebted if our assets no longer cover our existing liabilities, unless our continuation is nonetheless highly likely under the circumstances.

When we refer to “Illiquid”, we mean illiquid (zahlungsunfähig) within the meaning of Section 17 of the German Insolvency Code, as such term is interpreted by the German courts from time to time, which provides that we are illiquid if we are unable to satisfy our payment obligations as they become due; illiquidity is, as a general rule, to be presumed when we have ceased to make payments to meet our payment obligations.

If we redeem or repurchase the Notes otherwise than in the circumstances described in “—Status; Ranking” or as a result of a redemption pursuant to the terms described in this section “—Redemption,” then the amounts redeemed or paid must be returned to us irrespective of any agreement to the contrary unless our competent supervisory authority has given its consent to such redemption or repurchase. A termination or redemption of the Notes or a repurchase of the Notes requires, in any event, the prior consent of our competent supervisory authority.

The Notes will cease to bear interest from the beginning of the day on which they are due for redemption. If we fail to redeem the Notes when due, interest will continue to accrue on the outstanding aggregate nominal amount of the Notes from (and including) the due date to (and excluding) the date of actual redemption of the Notes at the default rate of interest established by law.

No holder will have any claim against us in connection with or arising out of the reduction of the redemption amount in connection with any write-down or any Resolution Measure.

If we have elected to redeem the Notes but at any time prior to the payment of the redemption amount (i) our competent resolution authority has imposed a Resolution Measure with respect to the Notes, (ii) a Trigger Event has occurred, (iii) we are either Overindebted or

Illiquid, or (iv) we would become Overindebted or Illiquid immediately following the payment of the redemption amount, then the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable. We will promptly notify the holders of the Notes, the Trustee and the Agents if a redemption notice is rescinded because of an event set forth in (i) to (iv) above, provided that such notice will not be a precondition for the invalidity of a redemption notice.

Optional Early Redemption

Subject to the Redemption Conditions, we may redeem all, but not some, of the Notes, with the prior approval of our competent supervisory authority, upon not less than 30 days’ notice of redemption with effect (i) any Business Day falling in the period commencing on (and including) October 30, 2025 and ending on (and including) the First Interest Reset Date and (ii) any Interest Payment Date thereafter, which we refer to in each case as an “Early Redemption Date.” The redemption price of each Note redeemed in accordance with the terms described in this section “ —Optional Early Redemption,” unless previously redeemed in whole or in part or repurchased and cancelled, will be the initial nominal amount of the Note together with interest (if any, and subject to a cancellation of the interest payment accrued to (and excluding) the Early Redemption Date), unless such Note is written down in whole or in part pursuant to a Resolution Measure, in which case the redemption price will be the nominal amount of the Note after giving effect to such write-down. We may exercise our optional early redemption right described in this paragraph only if any write-downs following a Trigger Event have been fully written up.

Early Redemption for Regulatory Reasons

Subject to the Redemption Conditions, we may redeem all, but not some, of the Notes, with the prior approval of our competent supervisory authority, at any time if there is a change in the regulatory classification of the Notes that would likely result in (i) their exclusion in full or in part from our own funds within the meaning of the CRR (other than as a consequence of a write-down or conversion, as the case may be) or (ii) their reclassification as a lower quality form of own funds than their classification at the time of their issuance, but only if the conditions of Article 78(4)(a) of the CRR are met, pursuant to which our competent supervisory authority may approve such a redemption if (a) it considers the change in the regulatory classification to be sufficiently certain and (b) we demonstrate to its satisfaction that the regulatory reclassification of the Notes was not reasonably foreseeable at the time of their issuance.

Such redemption will be made upon not less than 30 and not more than 60 days’ prior notice of redemption. The redemption price of each Note redeemed in accordance with the terms described in this section “—Early Redemption for Regulatory Reasons,” unless previously redeemed in whole or in part or repurchased and cancelled, will be the then current nominal amount of the Note, as reduced by any write-downs (including, but not limited to, any write-downs following a Trigger Event, and to the extent not made up for by any write-up(s)), together with interest (if any, and subject to a cancellation of the interest payment accrued to (and excluding) the date fixed for redemption).

Early Redemption for Reasons of Taxation

Subject to the Redemption Conditions, we may redeem all, but not some, of the Notes, with the prior approval of our competent supervisory authority, if the tax treatment of the Notes changes, due to a change in applicable legislation, including a change in any fiscal or regulatory legislation, rules or practices, which takes effect after the time of their issuance (including but not limited to the tax deductibility of interest payable on the Notes or the obligation to pay Additional Amounts), and the conditions of Article 78(4)(b) of the CRR are met, pursuant to which our competent supervisory authority may approve such redemption if there is a change in the applicable tax treatment of the Notes that we have demonstrated to its satisfaction is material and was not reasonably foreseeable at the time of their issuance.

Such redemption will be made upon not less than 30 and not more than 60 days’ prior notice of redemption. The redemption price of each Note redeemed in accordance with the terms described in this section “—Early Redemption for Reasons of Taxation,” unless previously redeemed in whole or in part or repurchased and cancelled, will be the then current nominal amount of the Note, as reduced by any write-downs (including, but not limited to, any write-downs following a Trigger Event, and to the extent not made up for by any write-up(s)), together with interest (if any, and subject to a cancellation of the interest payment accrued to (and excluding) the date fixed for redemption).

Redemption after Write-up

We may exercise our ordinary redemption right pursuant to the terms described in the section “—Optional Early Redemption” only if any write-downs pursuant to the terms described in “—Write-downs and Write-ups of the Principal Amount of the Notes—Write-downs of the Principal Amount of the Notes” have been fully written up. However, if any Note is written down in whole or in part pursuant to a Resolution Measure, we will be permitted to exercise our ordinary redemption right pursuant to the terms described in the section “—Optional Early Redemption” without subsequently writing up any such write-down. Otherwise, the exercise of our redemption rights pursuant to the terms described in “—Optional Early Redemption,” “—Early Redemption for Regulatory Reasons” and “—Early Redemption for Reasons of Taxation” will be at our sole discretion (subject to the prior approval of our competent supervisory authority).

No Right to Accelerate Repayment of the Principal of the Notes; Limited Remedies

No Right to Accelerate Repayment of the Principal of the Notes

There are no defaults or events of default under the Notes, and under no circumstances may the holders or the Trustee declare the principal amount of the Notes and interest accrued thereon to be due and payable.

Under the terms of the Notes, we are not required to make any repayment of the principal amount of the Notes at any time or under any circumstances. Accordingly, you may lose part or all of your investment in the Notes. See “Risk Factors—The Notes have no fixed maturity and no fixed redemption date, there are no defaults or events of default under the Notes and you do not have any right to accelerate the repayment of the principal amount of the Notes. Accordingly, you may lose your investment in the Notes.”

If we do not make payments of principal of, interest on, or other amounts owing under the Notes (i) pursuant to the subordination provisions of the Notes, (ii) due to a Resolution Measure, (iii) as a result of any cancellation of interest in accordance with the terms described in “—Cancellation of Interest Payments” or (iv) as a result of any write-down pursuant to the terms described in “—Write-downs and Write-ups of the Principal Amount of the Notes,” we will not be in default, and none of the Trustee and the holders will be permitted to demand repayment of the Notes. Moreover, in the event of a Resolution Measure, a cancellation of interest pursuant to the terms described in “—Cancellation of Interest Payments” or a write-down pursuant to the terms described in “—Write-downs and Write-ups of the Principal Amount of the Notes,” the holders of the Notes may permanently lose the right to receive such payments. If we do not make payments of principal of, interest on, or other amounts owing under the Notes when due for reasons other than (i) pursuant to the subordination provisions of the Notes, (ii) due to a Resolution Measure, (iii) as a result of any cancellation of interest pursuant to the terms described in “—Cancellation of Interest Payments” or (iv) as a result of any write-down pursuant to the terms described in “—Write-downs and Write-ups of the Principal Amount of the Notes,” we will be in breach of our obligations under the Capital Securities Indenture. Nevertheless, neither the Trustee nor the holders may demand repayment of the Notes in any such case. Furthermore, if we become subject to German insolvency proceedings, the Trustee and holder of the Notes will have no right to file a claim against us unless the competent insolvency court allows the filing of subordinated claims.

By your acquisition of the Notes, you will be deemed irrevocably to have agreed that (i) the imposition of a Resolution Measure by our competent resolution authority with respect to the

Notes, (ii) a cancellation of interest pursuant to the terms described in “—Cancellation of Interest Payments” or (iii) a write-down pursuant to the terms described in “—Write-downs and Write-ups of the Principal Amount of the Notes” will not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

Limited Remedies

Upon the occurrence of any non-payment of principal of, interest on, or other amounts owing under the Notes (other than (i) pursuant to the subordination provisions of the Notes, (ii) due to a Resolution Measure, (iii) as a result of any cancellation of interest pursuant to the terms described in “—Cancellation of Interest Payments” or (iv) as a result of any write-down pursuant to the terms described in “—Write-downs and Write-ups of the Principal Amount of the Notes”), we will give prompt written notice to the Trustee and the paying agent. In such case and subject to the waiver in “—Resolution Measures—Deemed Agreement to Resolution Measures,” the Trustee may proceed to protect and enforce its rights and the rights of the holders in accordance with the Capital Securities Indenture whether in connection with (i) any failure by us under the terms of the Base Capital Securities Indenture to make any payment of principal of, interest on, or other amounts owing under the Notes at such time as such payment is required to be made pursuant to the terms of the Notes or (ii) any breach by us of our obligations under Notes, the Capital Securities Indenture or otherwise, by such judicial proceedings as the Trustee will deem most effective as directed by the Holders, provided that we will not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to principal or interest on the Notes prior to any date on which the principal of, or any interest on, the Notes would have otherwise been payable.

Other than the limited remedies specified above, no remedy against us will be available to the Trustee or the holders whether for the recovery of amounts owing in respect of the Notes or under the Capital Securities Indenture or in respect of any breach by us of our obligations under the Capital Securities Indenture or in respect of the Notes, except that the Trustee and the holders will have such rights and powers as they are required to have under the Trust Indenture Act, and provided that any payments are subject to the subordination provisions of the Notes, any Resolution Measure, a cancellation of interest pursuant to the terms described in “—Cancellation of Interest Payments” or a write-down pursuant to the terms described in “—Write-downs and Write-ups of the Principal Amount of the Notes.”

Amendments to the Capital Securities Indenture and the Notes

Modification without Consent of Holders

Subject to the prior consent of our competent supervisory authority, if required under the CRR or other applicable laws and regulations for the recognition of the Notes as Additional Tier 1 capital, we and the Trustee may amend, modify or supplement the Capital Securities Indenture or the Notes without the consent of any holder of the Notes to:

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of the Notes;

•	cure any ambiguity or correct any inconsistency or manifest error;

•	to give effect to any variation to the terms of the Notes as a result of any exercise of any Resolution Measure; or

•	evidence the acceptance of appointment by a successor trustee.

Modification Requiring Consent of Each Holder

We and the Trustee may not make any of the following changes to any outstanding Note without the consent of each holder that would be affected by such change:

•	reduce the principal amount of such Note in any manner not permitted pursuant to the terms of the Notes;

•	reduce the rate or change the time of payment of interest of the Notes in any manner not permitted pursuant to the terms of the Notes;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, premium, or interest thereon is payable;

•	modify the provisions of the Capital Securities Indenture with respect to the subordination of the Notes in a manner adverse to the holders;

•	reduce the percentage of Notes the consent of whose holders is required for modification of the Capital Securities Indenture; or

•

to the extent required by the Trust Indenture Act and subject to the subordination and other provisions of the Notes, impair the right of any holder to institute actions to receive payment of the principal of and interest on the Notes on or after the respective due dates expressly provided for pursuant to the terms of the Notes.

Any such change will be subject to the prior consent of our competent supervisory authority, if required under the CRR or other applicable laws and regulations for the recognition of the Notes as Additional Tier 1 capital.

Modification with Consent of Holders of a Majority

Subject to the prior consent of our competent supervisory authority, if required under the CRR or other applicable laws and regulations for the recognition of the Notes as Additional Tier 1 capital, we and the Trustee may make any other change to the Base Capital Securities Indenture, the Second Supplemental Capital Securities Indenture and/or the Third Supplement Capital Securities Indenture, and to the rights of the holders of the Notes, if we obtain the consent of the holders of not less than a majority in aggregate principal amount of all affected series of outstanding capital securities issued under the Capital Securities Indenture, voting as one class.

Payments Subject to Fiscal Laws

All payments in respect of the Notes are subject in all cases to (i) any applicable fiscal or other laws and regulations in the place of payment, but without prejudice to the terms described in “—Payment of Additional Amounts,” and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (which we refer to as the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, (or any regulations or agreements thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement) (which we refer to collectively as collectively, “FATCA”).

Payment of Additional Amounts

All amounts payable in respect of the Notes will be paid without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by way of withholding or deduction by or in or for the account of the Federal Republic of Germany or any political subdivision or any authority thereof or therein having power to tax unless such withholding or deduction is required by law. In the event of such withholding or deduction on payment of interest (but not in respect of the payment of any principal in respect of the Notes), we will pay such additional amounts (which we refer to as “Additional Amounts”), but only to the extent that such payment would not exceed our Available Distributable Items (as calculated and adjusted as described herein) as will be necessary in order that the net amounts received by the holders, after such withholding or deduction, will equal the respective amounts which would otherwise have been receivable by the holders in the absence of such withholding or deduction; except that no such Additional Amounts will be payable on account of any taxes or duties which:

•

are payable by any person acting as custodian bank or collecting agent on behalf of a holder, or otherwise in any manner which does not constitute a deduction or withholding by us or our paying agent from payments of principal or interest made by it; or

•

are payable by reason of the holder having, or having had, some personal or business connection with the Federal Republic of Germany and not merely by reason of the fact that payments in respect of the Notes are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in, the Federal Republic of Germany; or

•

are payable by reason of a change in a law or administrative practice that becomes effective more than 30 days after the relevant payment becomes due, or is duly provided for and notice thereof is published in accordance with the Capital Securities Indenture, whichever occurs later; or

•

are avoidable or would have been avoidable through fulfillment of statutory requirements or through the submission of a declaration of non-residence or by otherwise enforcing a claim for exemption vis à vis the relevant tax authority; or

•	are deducted or withheld in respect of FATCA; or

•

are deducted or withheld because the beneficial owner of the Notes is not himself the legal owner (holder) of the Notes and the deduction or withholding in respect of payments to the beneficial owner would not have been made or the payment of Additional Amounts in respect of a payment to the beneficial owner in accordance with the above provisions could have been avoided if the latter had also been the legal owner (holder) of the Notes.

No Additional Amounts or any other amounts will be payable on account of any such withholding or deduction in respect of payments of principal.

For the avoidance of doubt, no Additional Amounts will be payable in respect of (i) principal, interest or other amounts written down pursuant to a Resolution Measure, (ii) interest cancelled pursuant to the terms described in “—Cancellation of Interest Payments” or (iii) principal written down pursuant to the terms described in “—Write-downs and Write-ups of the Principal Amount of the Notes”

Further Issues, Purchases, Cancellation and Prescription Period

Further Issues

We may from time to time, without the consent of the holders, issue further Notes having the same terms and conditions as the Notes in all respects (or in all respects except for the issue date, interest commencement date and/or issue price) so as to form a single series with the Notes.

Purchases

We may, with the prior approval of our competent supervisory authority, purchase Notes in a regulated market or otherwise at any price (i) for market-making purposes within the limits permitted by our competent supervisory authority or (ii) after the fifth anniversary of the Interest Commencement Date. Notes purchased by us may, at our option, be held, resold or surrendered to the paying agent for cancellation. If purchases are made by public tender, tenders for such Notes must be made available to all holders of such Notes alike in accordance with the Capital Securities Indenture.

Cancellation

All Notes redeemed in full will be cancelled forthwith and may not be reissued or resold.

Prescription Period

Under the laws of New York, claims relating to principal and interest payable under the terms of the Notes will be prescribed according to the applicable statute of limitations, which would bar any such claim no earlier than 6 years after the payment date.

Other Currencies

If any amounts with respect to any instrument are not expressed in our functional currency, for the purposes of the Notes and the Capital Securities Indenture, such amounts will be converted into such functional currency at the then-prevailing exchange rate, as determined by us in our reasonable discretion, or such other procedure as provided by applicable regulations from time to time.

Replacement of Notes

At the expense of the holder, we may, in our discretion, replace any Notes that become mutilated, destroyed, lost or stolen or are apparently destroyed, lost or stolen. The mutilated Notes must be delivered to the Trustee, the paying agent and the registrar or satisfactory evidence of the destruction, loss or theft of the Notes must be delivered to us, the paying agent, the registrar and the Trustee. At the expense of the holder, an indemnity that is satisfactory to us, the principal paying agent, the registrar, in the case of registered Notes, and the Trustee may be required before a replacement Note will be issued.

Notices

Notices to be given to holders of Notes represented by a global note will be given only to the Depositary, as the registered holder, in accordance with its applicable policies as in effect from time to time. We expect that any such notices will be passed on by the Depositary to the beneficial owners of interests in the Notes in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants, including Clearstream, Luxembourg and the Euroclear operator. Notices to be given in respect of Notes held in street name will be given only to the bank, broker or other financial institution in whose name the Notes are registered, and not the owner of any beneficial interests. Notices to be given to holders of certificated (i.e., definitive) Notes will be sent by mail to the respective addresses of the holders as they appear in the note register, and will be deemed given when mailed. In addition, so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange, notices that we are required to publish on a website or newspaper of general circulation pursuant to Luxembourg Stock Exchange rules will be made available on the Luxembourg Stock Exchange’s website (www.bourse.lu).

For the avoidance of doubt, notices to the holders with respect to the imposition of a Resolution Measure, a cancellation of interest pursuant to “—Cancellation of Interest Payments” or a write-down pursuant to “—Write-downs and Write-ups of the Principal Amount of the Notes” will be given directly by us to the Depositary.

Governing Law

The Notes and the Capital Securities Indenture will be governed by and construed in accordance with the laws of the State of New York, other than the provisions of the Notes and the Capital Securities Indenture relating to the ranking of the Notes and their status, which provisions will be governed by and construed in accordance with the laws of the Federal Republic of Germany, including, in relation to such provisions, any determination of whether a Resolution Measure has been imposed on us.

Listing

Application has been made to list the Notes on the Official List of the Luxembourg Stock Exchange and to trade the Notes on the Euro MTF market. The Euro MTF Market of the Luxembourg Stock Exchange is not a regulated market for purposes of Regulation (EU) 2017/1129 (Prospectus Regulation). We cannot guarantee that our application will be approved, and settlement of the Notes is not conditional on obtaining the listing.

AVAILABLE DISTRIBUTABLE ITEMS OF THE BANK

The terms of the Notes restrict us from making interest payments on the Notes in certain circumstances when the Distributions that are simultaneously planned or made or that have been made by us on our other Tier 1 Instruments during the relevant financial year would exceed our Available Distributable Items.

In order to determine whether we would be permitted, pursuant to the terms of the Notes, to make an Interest Payment on the Notes on any Interest Payment Date, we will first determine our Available Distributable Items in accordance with the terms of the Notes by determining:

•

our profit (Gewinn) as of the end of the financial year immediately preceding the relevant Interest Payment Date on the basis of our relevant unconsolidated financial statements for such financial year;

•

plus, as applicable, any profits carried forward and reserves available for that purpose, on the basis of our unconsolidated financial statements for our financial year immediately preceding the relevant Interest Payment Date; and

•

minus, as applicable, any losses carried forward and any profits which are non-distributable pursuant to applicable law or our Articles of Association and any amounts allocated to the non-distributable reserves, in each case with respect to Additional Tier 1 instruments within the meaning of the CRR and pursuant to applicable law and our Articles of Association, each as determined on the basis of our unconsolidated financial statements for our financial year immediately preceding the relevant Interest Payment Date.

With respect to the determination above, the CRR uses the term “profit (Gewinn)” and accordingly, we have used the term in the Capital Securities Indenture and the terms of the Notes. The corresponding line item in our unconsolidated financial statements is “net income (Jahresüberschuss).”

The Available Distributable Items reflect the definition of “distributable items” in the CRR which has been amended by EU Regulation 2019/876 (or CRR II) effective June 27, 2019. Based on this amended, definition Available Distributable Items include capital reserves, and distribution restrictions pursuant to Sections 253 (6) and 268 (8) of the German Commercial Code (HGB) do not apply.

After making the determination above, we will then increase such amount by (i) the aggregate amount of interest reflected as expenses for distributions in respect of Tier 1 Instruments included in our unconsolidated financial statements for our financial year immediately preceding the relevant Interest Payment Date and (ii) any supplemental amounts that may be included for the purposes of determining the amounts distributable on Additional Tier 1 Instruments under the bank regulatory capital rules applicable to us from time to time. Tier 1 Instruments will include capital instruments which, according to the CRR, qualify as Common Equity Tier 1 capital or Additional Tier 1 capital (including the Notes) and will also include expenses in respect of payment obligations by us under support undertakings and subordinated guarantees entered into in relation to certain legacy Tier 1 Instruments (previously issued in the form of non-cumulative preferred securities by certain of our consolidated subsidiaries).

We will then subtract in chronological order every gross payment we will make on our other Tier 1 Instruments from the sum resulting from the above calculation. On the basis of this calculation, we will determine whether, by the time we intend to make an interest payment on the Notes, the remaining amount will be sufficient to cover such interest payment.

Available Distributable Items are determined on the basis of our audited unconsolidated financial statements prepared in accordance with German GAAP and other applicable German law then in effect. German GAAP differs in certain respects from IFRS, in accordance with which Deutsche Bank Group prepares its consolidated financial statements.

The following table sets forth on a preliminary basis Available Distributable Items for the financial year ended December 31, 2019. These figures are unaudited and subject to change until finalization of the non-consolidated financial statements publication of which is scheduled to be published on or around for March 20, 2020:

For the financial year ended December 31, 2019 Preliminary and unaudited (in € millions)
Available Distributable Items	30,104
Plus aggregate amount of interest expenses relating to Distributions on Tier 1 Instruments	400

Total amount referred to in “Description of the Notes—Cancellation of Interest Payments—Mandatory Cancellation of Interest Payments” as being available to cover Interest Payments on the Notes and Distributions on other Tier 1 Instruments	30,504

Because the amended definition of Available Distributable Items differs so significantly from the definition that applied previously, the presentation of Available Distributable Items for earlier periods would not be meaningful.

THE DEPOSITARY

The Depository Trust Company, New York, New York will be designated as the depositary for each registered global note. Each registered global note will be registered in the name of Cede & Co., the Depositary’s nominee.

What Is the Depositary? The Depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities deposited with it by its direct participants, and it facilitates the settlement of transactions among its direct participants in those securities through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. The Depositary’s direct participants include both U.S. and non-U.S. securities brokers and dealers, including the agents, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own the Depositary. Access to the Depositary’s book-entry system is also available to others, including both U.S. and non-U.S. brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to the Depositary and its participants are on file with the SEC.

Beneficial Ownership Interests and the Depositary’s Book-Entry System. Purchases of the Notes under the Depositary’s system must be made by or through its direct participants, which will receive a credit for the Notes on the Depositary’s records. The ownership interest of each actual purchaser of each Note (the “beneficial owner”) is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from the Depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Notes are to be made by entries on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in Notes, except in the event that use of the book-entry system for the Notes is discontinued.

To facilitate subsequent transfers, all Notes deposited with the Depositary are registered in the name of Cede & Co, or such other name as may be requested by the Depositary. The deposit of Notes with the Depositary and their registration in the name of Cede & Co. or such other nominee of the Depositary do not effect any change in beneficial ownership. The Depositary has no knowledge of the actual beneficial owners of the Notes; the Depositary’s records reflect only the identity of the direct participants to whose accounts the Notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Notices and Communications. Conveyance of notices and other communications by the Depositary to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Voting. Neither the Depositary nor Cede & Co. (nor such other nominee of the Depositary) will consent or vote with respect to the Notes unless authorized by a direct participant in accordance with the Depositary’s procedures. Under its usual procedures, the Depositary mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the Notes are credited on the record date.

Payments. Redemption proceeds, distributions, and other payments on the Notes will be made to Cede & Co or such other nominee as may be requested by the Depositary. The

Depositary’s practice is to credit direct participants’ accounts upon the Depositary’s receipt of funds or other property and corresponding detail information from us or any agent of ours, on the date payable in accordance with their respective holdings shown on the Depositary’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of the Depositary or its nominee, the Trustee, any agent of ours, or us, subject to any statutory or regulatory requirements that may be in effect from time to time. Payments of redemption proceeds, distributions, and other payments to Cede & Co. or such other nominee as may be requested by the Depositary are our responsibility or the responsibility of any paying agent of ours, disbursement of such payments to direct participants will be the responsibility of the Depositary, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Discontinuance of the Depositary. The Depositary may discontinue providing its services as depositary with respect to the Notes at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depositary is not obtained by us within 90 days, security certificates are required to be printed and delivered. See “Forms of Securities—Global Securities” in the accompanying prospectus.

We may decide to discontinue use of the system of book-entry transfers through the Depositary or any successor depositary. In that event, security certificates will be printed and delivered. See “Forms of Securities—Global Securities” in the accompanying prospectus.

According to the Depositary, the foregoing information relating to the Depositary has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The information in this section concerning the Depositary and its book-entry system has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof. The Depositary may change or discontinue the foregoing procedures at any time. See “Form of Securities” in the accompanying prospectus for additional information about the form of the Notes.

BOOK-ENTRY, DELIVERY AND FORM

The Notes will be issued in the form of one or more fully registered global notes which will be deposited with, or on behalf of, the Depositary and registered in the name of Cede & Co., the Depositary’s nominee. Beneficial interests in the registered global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary. Investors may elect to hold interests in the registered global notes held by the Depositary through Clearstream, Luxembourg or the Euroclear operator if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and the Euroclear operator will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and the Euroclear operator’s names on the books of their respective depositaries, which in turn will hold such interests in the registered global notes in customers’ securities accounts in the depositaries’ names on the books of the Depositary. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for the Euroclear operator. We refer to each of Citibank, N.A. and JPMorgan Chase Bank, N.A., acting in this depositary capacity, as the “U.S. depositary” for the relevant clearing system. Except as set forth below, the registered global notes may be transferred, in whole but not in part, only to the Depositary, another nominee of the Depositary or to a successor of the Depositary or its nominee.

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a bank. Clearstream, Luxembourg holds securities for its customers, “Clearstream, Luxembourg customers,” and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry transfers between their accounts, thereby eliminating the need for physical movement of securities. Clearstream, Luxembourg provides to Clearstream, Luxembourg customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream, Luxembourg customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream, Luxembourg is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg customer. Clearstream, Luxembourg has established an electronic bridge with the Euroclear operator to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear operator.

Distributions with respect to the Notes held through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

The Euroclear operator advises that the Euroclear System was created in 1968 to hold securities for its participants, “Euroclear participants,” and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by the Euroclear operator, a bank incorporated under the laws of the Kingdom of Belgium. The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

The Euroclear operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.

The Euroclear operator provides Euroclear participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and related services.

Non-participants of Euroclear may acquire, hold and transfer book-entry interests in Notes through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Notes through one or more securities intermediaries standing between such other securities intermediary and the Euroclear operator.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, collectively, the “terms and conditions.” The terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to the Notes held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for the Euroclear operator.

Although the Euroclear operator has agreed to the procedures provided below in order to facilitate transfers of securities among Euroclear participants and between Euroclear participants and participants of other intermediaries, it is under no obligation to perform or continue to perform in accordance with such procedures, and such procedures may be modified or discontinued at any time.

Investors electing to acquire securities through an account with the Euroclear operator or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of new issues of securities. Investors electing to acquire, hold or transfer securities through an account with the Euroclear operator or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of secondary market transactions of such securities.

Investors who are Euroclear participants may acquire, hold or transfer interests in securities by book-entry to accounts with the Euroclear operator. Investors who are not Euroclear participants may acquire, hold or transfer interests in securities by book-entry to accounts with a securities intermediary who holds a book-entry interest in these securities through accounts with Euroclear.

The Euroclear operator further advises that investors that acquire, hold and transfer interests in securities by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between their intermediary and each other intermediary, if any, standing between themselves and the securities.

The Euroclear operator further advises that, under Belgian law, investors that are credited with securities on the records of the Euroclear operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear operator, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear operator. If the Euroclear operator does not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with interests in securities of that type on the Euroclear operator’s records, all participants having an amount of interests in securities of that type credited to their accounts with the Euroclear operator will have the right under Belgian law to the return of their pro rata share of the amount of interests in securities actually on deposit.

Under Belgian law, the Euroclear operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with those interests in securities on its records.

Individual certificates in respect of the Notes will not be issued in exchange for the registered global notes, except in very limited circumstances. If the Depositary notifies us that it is unwilling or unable to continue as a clearing system in connection with the registered global notes or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving that notice from the Depositary or upon becoming aware that the Depositary is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the Notes represented by registered global notes upon delivery of those registered global notes for cancellation.

Title to book-entry interests in the Notes will pass by book-entry registration of the transfer within the records of Clearstream, Luxembourg, the Euroclear operator or the Depositary, as the case may be, in accordance with their respective procedures. Book-entry interests in the Notes may be transferred within Clearstream, Luxembourg and within the Euroclear System and between Clearstream, Luxembourg and the Euroclear System in accordance with procedures established for these purposes by Clearstream, Luxembourg and the Euroclear operator. Book-entry interests in the Notes may be transferred within the Depositary in accordance with procedures established for this purpose by the Depositary. Transfers of book-entry interests in the Notes among Clearstream, Luxembourg and the Euroclear operator and the Depositary may be effected in accordance with procedures established for this purpose by Clearstream, Luxembourg, the Euroclear operator and the Depositary.

A further description of the Depositary’s procedures with respect to the registered global notes is set forth in this prospectus supplement under “The Depositary.” The Depositary has confirmed to us, Deutsche Bank Securities Inc. and the Trustee that it intends to follow those procedures.

Global Clearance and Settlement Procedures

Initial settlement for the Notes offered on a global basis will be made in immediately available funds. Secondary market trading between the Depositary’s participants will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected through the Depositary in accordance with the Depositary’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the Notes to or receiving interests in the Notes from the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of interests in the Notes received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a Depositary participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Credits of interests or any transactions involving interests in the Notes received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a Depositary participant and settled during subsequent securities settlement processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on the business day following the Depositary settlement date. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of interests in the Notes by or through a Clearstream, Luxembourg customer or a Euroclear participant to a Depositary participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.

Although the Depositary, Clearstream, Luxembourg and the Euroclear operator have agreed to the foregoing procedures in order to facilitate transfers of interests in the Notes among participants of the Depositary, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary sets forth material U.S. federal income tax consequences of the ownership and sale or other disposition of the Notes by a U.S. Holder (as defined below) (and solely to the extent described below under “—Backup Withholding and Information Reporting” and “—Possible FATCA Consequences Relating to the Notes,” to a non-U.S. person) that acquires the Notes in this offering. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations, published rulings and court decisions, as well as on the income tax convention between the United States and Germany (the “Treaty”), all as of the date hereof. Those authorities may be changed at any time, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. This summary does not purport to discuss all aspects of U.S. federal income taxation which may be relevant to the particular circumstances of investors, or that may be relevant to a particular person’s decision to purchase, hold, or dispose of the Notes. In particular, this summary is directed only to U.S. Holders that hold Notes as capital assets. The summary does not describe all the tax consequences which may apply to investors subject to special tax rules, such as certain financial institutions, insurance companies, entities classified as partnerships for U.S. federal income tax purposes or partners therein, dealers in securities, traders in securities electing to mark their positions to market, regulated investment companies, certain U.S. expatriates, tax-exempt organizations, persons holding the Notes as part of a position in a straddle or as part of a hedging transaction, constructive sale or conversion transaction for U.S. tax purposes, investors whose functional currency is not the U.S. dollar, persons who own, directly or indirectly, 10 % or more of the voting power or value of our stock, or persons holding the Notes in connection with a trade or business outside the United States. In addition, this summary does not discuss any foreign, state or local tax considerations, the Medicare tax or alternative minimum tax, or any aspect of U.S. federal tax law other than income taxation.

A “U.S. Holder” in this discussion is an beneficial owner of the Notes that is a citizen or resident of the United States or a U.S. domestic corporation or that otherwise is subject to U.S. federal income taxation on a net income basis in respect of such Notes.

This discussion assumes that we were not a passive foreign investment company for U.S. federal income tax purposes (a “PFIC”) for our most recent taxable year, and that we will not be a PFIC for the current taxable year or in the foreseeable future. Please see the discussion under “—Passive Foreign Investment Company Considerations” below.

Investors should consult their tax advisers concerning the U.S. federal, state, local and foreign tax consequences of acquiring, owning and disposing of Notes in their particular circumstances.

Taxation of the Notes

Payments. The Notes will be treated as equity for U.S. federal income tax purposes. Accordingly, payments of interest on the Notes generally will be taxable as foreign source dividend income at the time of actual or constructive receipt by a U.S. Holder, to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Because we do not maintain calculation of earnings and profits under U.S. federal income tax principles, it is expected that interest generally will be reported to U.S. Holders as dividends. Such dividends will not be eligible for the dividends received deduction allowed to certain corporations under the Code. Under current law, dividends paid to certain non-corporate U.S. Holders constitute qualified dividend income, which will generally be taxable at a lower rate than other ordinary income provided that the U.S. Holder meets certain holding period requirements. Subject to the discussion below under “—Passive Foreign Investment Company Considerations,” dividends paid on the Notes generally will be qualified dividend income.

Sale or Disposition of the Notes. Subject to the discussion below under “—Passive Foreign Investment Company Considerations,” if a U.S. Holder sells or otherwise disposes of the Notes, it will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount that it realizes and its tax basis in the Notes that are disposed of, provided that, in the case of a redemption, the U.S. Holder does not own, and is not deemed to own, any of our ordinary shares. Special rules may apply to a U.S. Holder who owns or is deemed to own any of our ordinary shares at the time of a redemption. U.S. Holders holding our ordinary shares should consult their tax advisers regarding the application of these rules in their particular circumstances.

Gain or loss recognized upon a sale or other disposition of the Notes will generally be long-term capital gain or loss if the Notes are held for more than one year. Additionally, even if the Notes are held or treated as held for less than one year, loss recognized upon a sale or other disposition of the Notes by certain non-corporate U.S. Holders will be long-term capital loss to the extent of any payments of interest received by the U.S. Holder which constitute qualified dividend income and are considered “extraordinary dividends.” A payment of interest on the Notes will be considered an extraordinary dividend if the amount of such payment exceeds 5% of the U.S. Holder’s adjusted basis in the Notes. This special rule generally should not affect a U.S. Holder that acquires its Notes in the original offering at the offering price on the cover hereof, because the initial Interest Period will be a short interest accrual period and such interest payment is not expected to exceed 5% of such holder’s adjusted basis in the Notes, and subsequent interest payments will be payable after the Holder already has a long-term holding period for the Notes. However, a U.S. Holder that is treated as having a short-term holding period because it hedges its position in the Notes or otherwise substantially diminishes its risk of loss on the Notes, or that is treated as having a short-term holding period in the Notes for any other reason, may be subject to this rule. In that case, gain on the sale or other taxable disposition of the Notes generally would be short-term capital gain, while loss on the sale or other taxable disposition of the Notes that would otherwise be short-term capital loss would be treated as long-term capital loss to the extent of the extraordinary dividends received by the U.S. Holder.

Certain non-corporate U.S. Holders (including individuals) generally are eligible for preferential tax rates in respect of long-term capital gain. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. The deductibility of capital losses is subject to limitations under the Code.

Write-Down or Write-Up of the Notes. No statutory, judicial or administrative authority directly addresses the U.S. federal income tax treatment of a write-down of the Notes, including the effect of the potential for a future write-up of the Notes. Among other matters, there is no authority addressing whether investors would be entitled to a deduction for loss at the time of a write-down. Investors may, for example, be required to wait to take a deduction until it is certain that no write-up can occur, or until there is an actual or deemed sale, exchange or other taxable disposition of the Notes. It is also possible that, if an investor takes a deduction at the time of a write-down, the investor may be required to recognize gain at the time of a future write-up. A U.S. Holder should consult its tax advisor to determine the U.S. federal income tax consequences to it of a write-down or write-up of the Notes.

Passive Foreign Investment Company Considerations

Special U.S. federal income tax rules apply to U.S. persons owning shares of a PFIC. In general, a foreign corporation is a PFIC for any taxable year in which (i) at least 75 % of its gross income is passive income or (ii) at least 50% of the value (generally determined based on a quarterly average) of its assets is attributable to assets that produce or are held for the production of passive income. The determination of whether we are a PFIC must be made annually depending on the particular facts and circumstances, such as the valuation of our assets, including goodwill and other intangible assets, at the time. Based on our audited financial statements and relevant market and shareholder data, we believe that we were not a PFIC for U.S. federal income tax purposes with respect to our taxable year ended December 31, 2019. In addition, based on our current expectations regarding the value and nature of our assets, the sources and nature of our income, and relevant market and shareholder data, we do not currently anticipate becoming a PFIC for our taxable year ending December 31, 2020, or for the foreseeable future.

Foreign Financial Asset Reporting

Certain U.S. Holders that own “specified foreign financial assets” with an aggregate value in excess of US$50,000 are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer that are not held in accounts maintained by financial institutions. The understatement of income attributable to “specified foreign financial assets” in excess of U.S.$5,000 extends the statute of limitations with respect to the tax return to six years after the return was filed. U.S. Holders who fail to report the required information could be subject to substantial penalties. Prospective investors are encouraged to consult with their own tax advisors regarding the possible application of these rules, including the application of the rules to their particular circumstances.

Backup Withholding and Information Reporting

In the case of U.S. Holders, payments on the Notes and sales proceeds may be subject to information reporting and may be subject to backup withholding unless the U.S. Holder provides an accurate taxpayer identification number and makes any other required certification or otherwise establishes an exemption. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability. A holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the Internal Revenue Service and furnishing any required information in a timely manner.

A holder that is a foreign corporation or a non-resident alien individual may be required to comply with certification and identification procedures in order to establish its exemption from information reporting and backup withholding.

Possible FATCA Consequences Relating to the Notes

Pursuant to FATCA, a foreign financial institution (as defined by FATCA) may be required to conduct diligence on its account holders and its investors in order to determine whether its accounts are “U.S. accounts”, and to withhold on certain payments it makes (“foreign passthru payments”) to persons that fail to meet certain certification, reporting or related requirements. We may be a foreign financial institution for these purposes. Pursuant to FATCA, an investor may be required to provide a financial institution in the chain of payments on the Notes, information regarding the investor’s identity, and in the case of an investor that is an entity, the investor’s direct and indirect owners, and this information may be reported to applicable tax authorities (including to the U.S. Internal Revenue Service). A number of jurisdictions have entered into, or have agreed in substance to, intergovernmental agreements with the United States to implement FATCA (“IGAs”), which modify the way in which FATCA applies in their jurisdictions. Under the provisions of IGAs as currently in effect, a foreign financial institution in an IGA jurisdiction generally would not be required to withhold under FATCA or an IGA from payments that it makes. Even if withholding were required pursuant to FATCA or an IGA with respect to payments on instruments such as Notes, such withholding would not apply prior to two years after the date on which final regulations implementing this requirement are published. Such regulations have not yet been published. If an amount of, or in respect of, such withholding taxes were to be deducted or withheld from any payments in respect of the Notes as a result of an investor or intermediary’s failure to comply with these rules, no Additional Amounts will be paid on the Notes held by such investor as a result of the deduction or withholding of such tax. Holders should consult their own tax advisers regarding how these rules may apply to their investment in Notes.

TAXATION BY GERMANY OF NON-RESIDENT HOLDERS

The following is a general discussion of certain German tax consequences of the acquisition, ownership and disposition of the Notes by a holder that is not tax resident in Germany and that purchases the Notes in their initial offering. This summary is based on the laws and administrative guidance that is in force in the Federal Republic of Germany as of the date of this document. These rules are subject to change, possibly with retroactive effect. This discussion does not purport to be a complete, exhaustive or final summary of the tax rules and practice currently applicable in Germany. You should obtain individual tax advice as to the tax consequences in your own particular circumstances of the acquisition, holding, disposition and repayment of the Notes.

The German Federal Ministry of Finance discussed German tax aspects of certain model instruments in a letter dated April 10, 2014 addressed to German banking associations. We assume that the conclusions drawn in relation to the model instruments apply also to the Notes. The discussion in this section is based on this treatment of the Notes, since there is no judicial interpretation relating to the application of German tax laws and regulations to instruments such as the Notes.

Income from Notes. Interest that we pay on the Notes and capital gains derived by you on the sale or other disposition of the Notes should generally not be subject to tax in Germany if you are not a German tax resident. German tax residents are individuals that have their residence or their customary place of abode in Germany and corporations that maintain their statutory seat or place of management in Germany. In certain limited cases, you will, however, be subject to tax in Germany with respect to interest payments and capital gains derived from the Notes even though you are not a German tax resident, in particular if (i) you hold the Notes as business assets of a German permanent establishment (including a permanent representative in Germany) or (ii) the interest payments or capital gains are connected with other German source income (such as the letting and leasing of property in Germany).

German Withholding Tax. Notes held by a holder that is not tax resident in Germany should generally not be subject to German withholding tax. If you are not a German tax resident but your Notes are kept in a German securities deposit account with or are administered by a German bank or a German financial services institution, a German securities trading enterprise or a German securities trading bank (including German branches of foreign institutions but excluding foreign branches of German institutions) (any of them referred to as the “Disbursing Agent”), the Disbursing Agent has to withhold tax on interest payments and capital gains at a rate of 25% (plus 5.5% solidarity surcharge thereon, resulting in an aggregate withholding rate of 26.375%) if you are subject to tax with respect to such income in Germany (as described above). In such a case, the withholding tax can generally be credited as prepayment against the German corporate or personal income tax liability (if any) and refunded in the amount of any excess. Further, withholding tax will be levied by the Disbursing Agent if you fail to provide sufficient evidence of the fact that you are not subject to tax with respect to such income in Germany.

Other Taxes. No estate or gift taxes will arise as a result of the transfer of the Notes under the laws of the Federal Republic of Germany unless (i) you or the beneficiary (e.g., heir or donee) are resident in Germany, (ii) you are a German citizen and you have not lived for more than 5 consecutive years outside Germany without maintaining a German residence or (iii) you hold the Notes as part of a business property for which a permanent establishment is maintained in Germany or for which a permanent representative in Germany has been appointed. No stamp, issue, registration or similar taxes or duties will be payable in Germany in connection with the issuance, delivery or execution of the Notes.

The Proposed Financial Transaction Tax

Certain EU Member States intend to implement a common financial transaction tax by means of enhanced cooperation. In this context, the German Federal Minister of Finance has recently submitted a proposal for a directive to introduce a financial transaction tax. This proposal may, if implemented, apply to certain transactions regarding the Notes. However, the proposal has not been adopted or implemented and remains the subject of negotiations between participating member states of the European Union. Investors are advised to seek their own professional advice in relation to the financial transaction tax.

U.S.-Germany Intergovernmental Agreement

Germany signed an intergovernmental agreement with the United States (the “U.S.-Germany IGA”) regarding the implementation of FATCA, under which certain disclosure requirements will be imposed in respect of certain investors in the Notes who keep their Notes in safekeeping with a reporting German financial institution and who are, or are entities that are controlled by one or more individuals who are, residents or citizens of the United States, unless an exemption applies. Certain due diligence obligations will also be imposed. Where applicable, information that will need to be disclosed will include certain information about investors in the Notes, the ultimate beneficial owners and/or controllers, and their investment in and return from the Notes.

Under the terms of the U.S.-Germany IGA, German resident financial institutions that comply with the due diligence and reporting requirements of Germany’s domestic legislation will be treated as compliant with FATCA and, as a result, should not be subject to FATCA withholding on payments they receive and should not be required to withhold under FATCA on payments they make.

Common Reporting Standard

The Organisation for Economic Co-Operation and Development released the Common Reporting Standard (“CRS”) designed to create a global standard for the automatic exchange of financial account information, similar to the information to be reported under FATCA. On October 29, 2014, 51 jurisdictions signed the Multilateral Competent Authority Agreement (the “Multilateral Agreement”) that activates this automatic exchange of FATCA-like information in line with the CRS. Since then, further jurisdictions have signed the Multilateral Agreement and in total over 100 jurisdictions have committed to adopting the CRS.

Further, the mandatory automatic exchange of financial account information was introduced under Council Directive 2011/16/EU on Administrative Cooperation in the Field of Taxation (as amended by Council Directive 2014/107/EU) (the “DAC”). Pursuant to the CRS and legislation enacted to implement the CRS and DAC, certain disclosure requirements are imposed in respect of certain investors in the Notes who are residents of any of the jurisdictions that have adopted the CRS, unless a relevant exemption applies. Accordingly, this applies to entities that are controlled by one or more individuals, who are resident of such jurisdictions. Where applicable, information that would need to be disclosed will include certain information about investors in the Notes, the ultimate beneficial owners and/or controllers, and their investment in and returns from the Notes.

All prospective investors should consult with their own tax advisors regarding the possible implication of FATCA, CRS, DAC, DAC 2 and other similar legislation and/or regulations on their investment in the Notes.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the Notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” of such Plans with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans unless exemptive relief is available under a statutory or administrative exemption. Such Parties in Interest could include, without limitation, us, the agents, the calculation agent, the paying agent, transfer agent and registrar, the Depositary or any of our or their respective affiliates. Parties in Interest that engage in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. Thus, a plan fiduciary considering an investment in the Notes should also consider whether such investment might constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. For example, the Notes might be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between a Party in Interest and an investing Plan which would be prohibited unless exemptive relief were available under an applicable exemption.

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the Notes and related lending transactions, provided that neither the Party in Interest nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the Notes.

Accordingly, unless otherwise provided in the applicable term sheet or pricing or other applicable supplement, the Notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption.

The fiduciary investment considerations summarized above generally do not apply to governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non-ERISA Arrangements”). However, these Non-ERISA Arrangements may be subject to similar provisions under applicable federal, state, local foreign or other regulations, rules or laws (“Similar Laws”). The fiduciaries of plans subject to Similar Laws should also consider the foregoing issues in general terms as well as any further issues arising under any applicable Similar Laws.

Each purchaser or holder of the Notes or any interest therein shall be deemed to have represented and warranted, on each day such purchaser or holder holds such Notes, that either (a) it is not a Plan or a Non-ERISA Arrangement and it is not purchasing or holding such Notes on behalf of or with “plan assets” of any Plan or Non-ERISA Arrangement or (b) its purchase, holding and disposition of such Notes are and will be eligible for exemptive relief under Section 406 of ERISA and Section 4975 of the Code and will not result in a violation of any Similar Law.

Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the Notes on behalf of any Plan or Non-ERISA Arrangement consult with their counsel prior to purchasing the Notes.

The Notes are contractual financial instruments. The financial exposure provided by the Notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the Notes. The Notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the Notes.

Each purchaser or holder of any Notes acknowledges and agrees that:

(i)

the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or any of our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the Notes, (B) the purchaser or holder’s investment in the Notes, (C) the holding of the Notes, or (D) the exercise of or failure to exercise any rights we or our affiliate or the purchaser or holder has under or with respect to the Notes;

(ii)	we and our affiliates have acted and will act solely for our own account in connection with our obligations under the Notes;

(iii)

any and all assets and positions relating to hedging transactions by us or any of our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests and the interests of our affiliates are adverse to the interests of the purchaser or holder; and

(v)

neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

The foregoing discussion is general in nature and is not intended to be all-inclusive, and neither this discussion nor anything in this Prospectus Supplement is, or is intended to be, investment advice directed at any purchaser that is using plan assets of a Plan or Non-ERISA Arrangement or at such purchasers generally. Each purchaser and holder of the Notes has exclusive responsibility for ensuring that its purchase, holding and disposition of the Notes does not and will not violate the fiduciary or prohibited transaction rules of ERISA or Section 4975 of the Code or any applicable Similar Laws. The sale of any Notes to any Plan or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

UNDERWRITING (CONFLICTS OF INTEREST)

We and the underwriters for the offering named below, which we refer to as the “Underwriters,” have entered into a purchase agreement with respect to the Notes. Subject to certain conditions, we have agreed to sell to the Underwriters and each Underwriter has severally agreed to purchase the respective principal amounts of the Notes indicated opposite such Underwriter’s name in the following table.

Underwriters	Principal Amount of Notes
Deutsche Bank Securities Inc.	$996,250,000
Citigroup Global Markets Inc.	$40,625,000
Banca IMI S.p.A.	$17,500,000
BBVA Securities Inc.	$17,500,000
BMO Capital Markets Corp.	$17,500,000
CIBC World Markets Corp.	$17,500,000
Morgan Stanley & Co. LLC	$17,500,000
Santander Investment Securities Inc.	$17,500,000
TD Securities (USA) LLC	$17,500,000
UniCredit Capital Markets LLC	$17,500,000
Nordea Bank ABP	$9,375,000
RBC Capital Markets, LLC	$9,375,000
Standard Chartered Bank	$9,375,000
Academy Securities, Inc.	$3,750,000
Bancroft Capital LLC	$3,750,000
Barclays Capital Inc.	$3,750,000
BNY Mellon Capital Markets, LLC	$3,750,000
Capital Institutional Services, Inc.	$3,750,000
Citizens Capital Markets, Inc.	$3,750,000
Fifth Third Securities, Inc.	$3,750,000
KeyBanc Capital Markets Inc.	$3,750,000
Mischler Financial Group, Inc.	$3,750,000
Multi-Bank Securities, Inc.	$3,750,000
Regions Securities LLC	$3,750,000
UBS Securities LLC	$3,750,000

Total	$1,250,000,000

The purchase agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters have undertaken to purchase all the Notes offered by this prospectus supplement if any of these Notes are purchased.

Notes sold by the Underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. If all the Notes are not sold at the initial public offering price, the Underwriters may change the offering price and the other selling terms.

It is expected that delivery of the Notes will be made against payment on or about February 14, 2020, which will be the third New York business day following the date of pricing of the Notes (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two New York business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of this prospectus supplement or the next succeeding New York business days will be required, by virtue of the fact that the Notes initially will settle in T+3, to specify any alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to make such trades should consult their own advisor.

Application has been made to list the Notes on the Official List of the Luxembourg Stock Exchange and to trade the Notes on the Euro MTF market. The Euro MTF Market of the Luxembourg Stock Exchange is not a regulated market for purposes of Regulation (EU)

2017/1129 (Prospectus Regulation). We cannot guarantee that our application will be approved, and settlement of the Notes is not conditional on obtaining the listing. The Notes are a new issue of securities with no established trading market. The Underwriters may or may not make a market in the Notes but, in any case, are not obligated to do so and may discontinue market making at any time without notice. In addition, any market-making activities entered into will be subject to the limits imposed by the Securities Act and the Exchange Act. No assurance can be given as to the liquidity of the trading market for the Notes.

The Notes will settle through the facilities of the Depositary and its participants (including Clearstream, Luxembourg and Euroclear). The CUSIP number for the Notes is 251525 AX9, the ISIN is US251525AX97 and the Common Code is 212223441.

Certain of the Underwriters may not be U.S. registered broker-dealers and accordingly will not effect any sales within the United States except in compliance with applicable U.S. laws and regulations, including the rules of FINRA. Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker- dealers as permitted by the regulations of FINRA.

We estimate that our total expenses for the offering, excluding the underwriting discount will be approximately $815,500. We have agreed to reimburse the underwriters up to $30,000 for expenses incurred in connection with qualifying the offering with the Financial Industry Regulatory Authority, Inc., which we refer to as “FINRA.”

The underwriters reserve the right to reject, cancel or modify an order of Notes in whole or in part.

We have agreed to indemnify the several Underwriters and certain other persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments which the Underwriters and such persons may be required to make as a result of such liabilities.

Conflicts of Interest

Deutsche Bank Securities Inc., the lead book-running manager for this offering, is a subsidiary of ours. Accordingly, the offering of the Notes will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in FINRA Rule 5121. FINRA Rule 5121 requires that a “qualified independent underwriter” participate in the preparation of this prospectus supplement and exercise the usual standards of due diligence with respect thereto. Citigroup Global Markets Inc. has assumed the responsibilities of acting as the qualified independent underwriter in this offering. Citigroup Global Markets Inc. will not receive any additional fees for serving as a qualified independent underwriter in connection with this offering. We have agreed to indemnify Citigroup Global Markets Inc. against liabilities incurred in connection with acting as qualified independent underwriter, including liabilities under the Securities Act. Additionally, client accounts over which Deutsche Bank Securities Inc. or any affiliate has investment discretion are not permitted to purchase the Notes, either directly or indirectly, without the specific written approval of the accountholder.

Following the initial distribution of the Notes, each Underwriter may offer and sell those Notes in the course of its business as a broker-dealer. An Underwriter may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. The Underwriters may use this prospectus supplement in connection with any of those transactions. No Underwriter is obligated to make a market in any of the Notes, and any Underwriter that does make a market may discontinue doing so at any time without notice.

In the ordinary course of business, the Underwriters and their respective affiliates have provided financial advisory, investment banking and general financing and banking services for us and our affiliates for customary fees, and may do so again in the future.

In addition, in the ordinary course of their business activities, the Underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the Underwriters or their affiliates have a lending relationship with us, certain of those Underwriters or their affiliates routinely hedge, and certain other of those Underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these Underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In connection with the offering, the Underwriters are not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to the offering.

Stabilization Transactions and Short Sales

In order to facilitate the offering of the Notes, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes or any other securities, the prices of which may be used to determine payments on the Notes. Specifically, the Underwriters may sell more Notes than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of Notes available for purchase by the Underwriters under any overallotment option. The Underwriters can close out a covered short sale by exercising the overallotment option or purchasing the Notes in the open market. In determining the source of Notes to close out a covered short sale, the Underwriters will consider, among other things, the open market price of the Notes compared to the price available under the overallotment option. The Underwriters may also sell the Notes or any other securities in excess of the overallotment option, creating a naked short position. The Underwriters must close out any naked short position by purchasing Notes in the open market. A naked short position is more likely to be created if the Underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Underwriters may bid for, and purchase, the Notes or any other securities in the open market to stabilize the price of the Notes or of any other securities. Finally, the underwriting syndicate or lead Underwriter may also reclaim selling concessions allowed to an Underwriter or a dealer for distributing the Notes in the offering, if the syndicate or lead Underwriter repurchases previously distributed Notes to cover syndicate short positions or to stabilize the price of the Notes. Any of these activities may raise or maintain the market price of the Notes above independent market levels or prevent or retard a decline in the market price of the Notes. The Underwriters are not required to engage in these activities, and may end any of these activities at any time. However, Deutsche Bank Securities Inc. will not engage in such transactions to the extent it is restricted from doing so due to applicable European regulatory requirements.

The Underwriters also may impose a penalty bid. This occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because such Underwriter or its affiliates have repurchased notes sold by or for the account of such Underwriter in stabilizing or short covering transactions.

Selling Restrictions

European Economic Area and the United Kingdom

Each Underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the European Economic Area or in the United Kingdom. For the purposes of this provision:

i.	the expression “retail investor” means a person who is one (or more) of the following:

a.	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

b.	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

c.	not a qualified investor as defined in Regulation (EU) 2017/1129 (the Prospectus Regulation); and

ii.

the expression an offer includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

People’s Republic of China (excluding Hong Kong, Macau and Taiwan)

The Notes may not be offered or sold directly or indirectly within the borders of the People’s Republic of China (“PRC,” which, for such purposes, does not include the Hong Kong or Macau Special Administrative Regions or Taiwan) or to any resident of the PRC. This prospectus supplement and any other offering material relating to the Notes, which has not been and will not be submitted to or approved/verified by or registered with any relevant governmental authorities in the PRC (including but not limited to the China Securities Regulatory Commission), may not be supplied to the public in the PRC or used in connection with any offer for the subscription or sale of the Notes in the PRC. This prospectus supplement and any other offering material relating to the Notes do not constitute an offer to sell or the solicitation of an offer to buy any securities in the PRC. The Notes may only be offered or sold to PRC investors that are authorized to engage in the purchase of Notes of the type being offered or sold, including but not limited to those that are authorized to engage in the purchase and sale of foreign exchange for itself and on behalf of its customers and/or purchase and sale of government bonds or financial bonds and/or purchase and sale of debt securities denominated in foreign currency other than stocks. Investors in the PRC are responsible for obtaining all relevant approvals/licenses, verification and/or registrations themselves from relevant governmental authorities (including but not limited to the China Securities Regulatory Commission), and complying with all relevant PRC regulations, including, but not limited to, all relevant foreign exchange regulations and/or foreign investment regulations.

Hong Kong

The Notes may not be offered or sold by means of any document, including this prospectus supplement, other than (i) in circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance, or (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) and any rules made under that Ordinance, and no advertisement, invitation or document relating to the Notes has been or may be issued or has been or may be in the possession of any person for the purpose of being issued (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance or any rules made under that Ordinance.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, and has not been filed with or approved by the Israel Securities Authority nor have the securities offered under this document been approved or disapproved by the Israel Securities Authority or registered for sale in Israel. The securities covered by this document will not be offered or sold to the public in Israel, except that the underwriters may offer and sell such securities in the State of Israel to (i) a limited number of persons in accordance with the Israeli Securities Law, and (ii) investors listed in the first addendum (the “Addendum”), to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the TASE, underwriters, venture capital funds, entities with equity in excess of NIS 50 million (or its equivalent in a foreign currency) and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus may be subject to restrictions on transferability and subject to compliance with the Israeli Securities Law.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (act no. 25 of 1948, as amended; the “FIEA”). Accordingly, the Notes may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under item 5, paragraph 1, article 6 of the Foreign Exchange and Foreign Trade Act (act no. 228 of 1949, as amended)), or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws and regulations of Japan and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time.

The Notes and the solicitation of an offer for acquisition thereof have not been and will not be registered under paragraph 1, article 4 of the FIEA. The Notes may only be offered, sold, resold or otherwise transferred, directly or indirectly to, or for the benefit of, (i) a person who is not a resident of Japan or (ii) a Qualified Institutional Investor (“QII”) as defined in article 10 of the cabinet ordinance concerning definitions under article 2 of the FIEA (ordinance no. 14 of 1993, as amended) pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws and regulations of Japan. A person who purchased or otherwise obtained the Notes as a QII cannot resell or otherwise transfer the Notes in Japan to any person except another QII.

Korea

The Notes have not been and will not be registered under the Financial Investment Services and Capital Markets Act of Korea and none of the Notes may be offered or sold, directly or indirectly, in Korea or to any resident of Korea, or to any persons for reoffering or resale, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as such term is defined in the Foreign Exchange Transaction Law of Korea and rules and regulations promulgated thereunder), except as otherwise permitted under applicable laws and regulations.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, as modified from time to time, including by any subsidiary legislation as may be applicable at the relevant time (together, the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(i)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(ii)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

This prospectus supplement does not constitute an offer or solicitation to purchase or invest in the Notes described herein. In particular, this prospectus supplement as well as any other material relating to the offering contemplated by this prospectus supplement or the Notes which are the subject of the offering contemplated by this prospectus supplement does not constitute an issue prospectus pursuant to article 652a or article 1156 of the Swiss Code of Obligations. The Notes will not be listed on the SIX Swiss Exchange or any other exchange or regulated trading venue in Switzerland and, therefore, the documents relating to the Notes including, but not limited to, this prospectus supplement do not claim to comply with the disclosure standards of the listing rules of the SIX Swiss Exchange (and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange) or of any other exchange or regulated trading venue in Switzerland. In particular, this prospectus supplement does not constitute a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other exchange or regulated trading venue in Switzerland.

This prospectus supplement and any other material relating to the Notes is personal and confidential and does not constitute an offer to any other person. This prospectus supplement may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without the express consent of the Bank. This prospectus supplement as well as any other material relating to the Notes may not be used in connection with any offer and may not be copied and/or distributed to the public or otherwise made publicly available in, into or from Switzerland.

Taiwan

This prospectus supplement and the accompanying prospectus have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan pursuant to relevant securities laws and regulations of Taiwan and the Notes may not be issued, offered or sold within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan. The Notes may be made available outside Taiwan for purchase outside Taiwan by Taiwan residents, but may not be marketed, offered or sold in Taiwan.

United Arab Emirates (“UAE”)

The offering of the Notes has not been approved or licensed by the UAE Central Bank, the UAE Securities and Commodities Authority (“SCA”), the Dubai Financial Services Authority (“DFSA”) or any other relevant licensing authorities in the UAE, and the Notes may not be offered to the public in the UAE (including the DIFC). This prospectus supplement is being issued to a limited number of institutional and individual investors:

i.

who meet the criteria of a “Qualified Investor” as defined in the SCA Board of Directors Decision No. 3 R.M. of 2017 (but excluding subparagraph 1(d) in the “Qualified Investor” definition relating to natural persons);

ii.

upon their request and confirmation that they understand that the Notes have not been approved or licensed by or registered with the UAE Central Bank, the SCA, DFSA or any other relevant licensing authorities or governmental agencies in the UAE; and

iii.

upon their confirmation that they understand that the prospectus supplement must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose.

United Kingdom

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act of 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Each Underwriter has severally represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

Certain legal matters with respect to U.S. federal and New York law will be passed upon for the Bank by Cleary Gottlieb Steen & Hamilton LLP, Frankfurt am Main, Germany. Davis Polk & Wardwell London LLP will pass upon certain matters with respect to U.S. federal and New York law for the Underwriters. Certain legal matters with respect to German law will be passed upon for Deutsche Bank AG by Group Legal Services of Deutsche Bank AG.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated balance sheets of Deutsche Bank Aktiengesellschaft and its subsidiaries as of December 31, 2018 and 2017, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows, for each of the years in the three-year period ended December 31, 2018, and the related notes, and the specific disclosures described in Note 1 to the consolidated financial statements as being part of the financial statements, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 appearing in our Annual Report on Form 20-F for the year ended December 31, 2018, are incorporated by reference herein in reliance upon the reports of KPMG AG Wirtschaftsprüfungsgesellschaft (which we refer to as “KPMG”), The Squaire, Am Flughafen, 60549 Frankfurt am Main, Germany, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements refers to a change in accounting for financial instruments in 2018 due to the adoption of International Financial Reporting Standard 9 Financial Instruments.

Registration Statement No. 333-226421

Rule 424(b)(2)

Deutsche Bank Aktiengesellschaft

$40,000,000,000

Ordinary Shares

Tradable Subscription Rights to Subscribe for Ordinary Shares

Capital Securities

Debt Securities

Warrants

Purchase Contracts

Units

We, Deutsche Bank Aktiengesellschaft, may, from time to time, offer any of the following securities:

•	ordinary shares of Deutsche Bank Aktiengesellschaft;

•	tradable subscription rights to subscribe for ordinary shares of Deutsche Bank Aktiengesellschaft;

•	subordinated capital securities, which we refer to as “capital securities”;

•

debt securities that may consist of subordinated debt securities, eligible liabilities senior debt securities, senior debt securities or senior debt funding securities, including, in respect of subordinated debt securities and senior debt securities, debt securities convertible into, exchangeable for, or linked to one or more of the following: other securities of Deutsche Bank Aktiengesellschaft, securities of any entity affiliated or unaffiliated with Deutsche Bank Aktiengesellschaft, indices, currencies, commodities, interest rates, intangibles, articles, goods or any other property, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items;

•

warrants or warrants in the form of subscription rights to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: other securities of Deutsche Bank Aktiengesellschaft, securities of any entity affiliated or unaffiliated with Deutsche Bank Aktiengesellschaft, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items;

•

purchase contracts to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: other securities of Deutsche Bank Aktiengesellschaft, securities of any entity affiliated or unaffiliated with Deutsche Bank Aktiengesellschaft, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items; and

•

units that may consist of any combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, capital securities, warrants, purchase contracts, debt securities issued by Deutsche Bank Aktiengesellschaft and debt obligations or other securities of Deutsche Bank Aktiengesellschaft or an entity affiliated or not affiliated with Deutsche Bank Aktiengesellschaft.

This prospectus describes the general terms of these securities and the general manner in which the securities will be offered. The specific terms of any securities offered will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which the securities will be offered. We will not use this prospectus to issue any securities unless it is attached to a prospectus supplement.

Claims for payment or, if applicable, delivery in respect of the capital securities, debt securities, warrants, purchase contracts and units may be written down, be converted into ordinary shares or other instruments of ownership or become subject to other Resolution Measures (as defined herein). You may lose part or all of your investment if any Resolution Measure becomes applicable to us. For more information regarding the potential imposition of Resolution Measures by the competent resolution authority, please see “Resolution Measures” herein, as well as the risk factors beginning on page 19.

The ordinary shares of Deutsche Bank Aktiengesellschaft are listed on all the German stock exchanges (Frankfurt, Berlin, Düsseldorf, Hamburg, Hanover, Munich and Stuttgart) as well as the New York Stock Exchange, where the ordinary shares trade under the symbol “DB.” Unless stated otherwise in a prospectus supplement, we will not list the other securities offered hereunder on any securities exchange.

These securities may be offered directly or to or through underwriters, agents or dealers, including Deutsche Bank Securities Inc. The names of any underwriters or agents will be included in the applicable prospectus supplement.

Investing in the securities involves risks. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other U.S. or foreign governmental agency or instrumentality.

The date of this prospectus is August 20, 2018.

i

SUMMARY OF REGISTERED SECURITIES

Deutsche Bank Aktiengesellschaft, which we also refer to as the “Bank” or “we,” may offer any of the following securities: ordinary shares, tradable subscription rights to subscribe for ordinary shares, subordinated capital securities, debt securities, warrants, purchase contracts and units. The following summary describes these securities in general terms only. You should read the summary together with the more detailed information contained in the rest of this prospectus and the applicable prospectus supplement.

Ordinary Shares	We may offer ordinary shares.

Tradable Subscription Rights	We may issue tradable subscription rights that would entitle the holders to subscribe for ordinary shares. We will provide one or more prospectus supplements that describe the specific terms of any subscription rights offering, including, as applicable: the title of the subscription rights; the exercise price for the subscription rights; the number of subscription rights issued; the record date, if any, to determine who is entitled to the subscription rights and the ex-rights date; the date on which the exercise of the subscription rights will commence, and the date on which the rights will expire; information regarding the trading of the subscription rights, including the stock exchanges, if any, on which the subscription rights will be tradable; and any other terms of the subscription rights, including terms, procedures and limitations relating to the exercise of the subscription rights.

Capital Securities	We may issue subordinated capital securities, which we refer to as “capital securities.” We will provide one or more prospectus supplements that describe:

•	whether the capital securities will be issued by Deutsche Bank AG, acting through its head office or through one of its branches;

•	the specific designation;

•	whether the capital securities qualify for regulatory capital treatment as additional tier 1 capital or otherwise;

•

the ranking of the capital securities relative to our other outstanding securities, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	the aggregate principal amount, purchase price and denomination;

•	the currency in which the capital securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	whether the capital securities have a scheduled maturity, and if so, the date of maturity (and any provisions relating to extending or shortening the maturity date);

•	the interest rate or rates or the method by which the interest rate or rates, if any, will be determined and under what circumstances interest is payable;

•	the date from which interest accrues and the interest payment dates, if any;

•	provisions, if any, for the cancellation of all or any portion of any interest payment at our discretion or under other circumstances;

•	limitations, if any, on our ability to pay principal or interest in respect of the capital securities, including situations in which we may be prohibited from making such payments;

•

provisions, if any, for write-downs (and related write-ups, if any) in the principal amount of the capital securities and the effect, if any, of such write-downs (and related write-ups, if any) on interest payable on such capital securities;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the capital securities;

•	any repayment, redemption or prepayment provisions, including any redemption notice provisions;

•

any terms on which the capital securities may or will be converted at our option or otherwise into ordinary shares or other securities of ours, which we refer to as “Conversion Securities,” and, if so, the nature and terms of the Conversion Securities into which such capital securities are convertible and any additional or other provisions relating to such conversion, including any triggering event that may give rise to such conversion (which may include, but shall not be limited to, certain regulatory capital events) and the terms upon which such conversion should occur;

•

whether we may conduct an offer of Conversion Securities after any conversion of the capital securities in order to deliver cash proceeds to holders of capital securities in lieu of the Conversion Securities and the terms upon which any such offer should occur;

•	any terms relating to the adjustment of the Conversion Securities into which such capital securities may be converted;

•

whether we will issue the capital securities in registered form or bearer form or both and, if we are offering capital securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those capital securities in bearer form;

•	whether we will issue the capital securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

•

the terms on which holders of the capital securities may convert or exchange them into or for one or more securities of ours or the cash value of such securities; the terms on which conversion or exchange may occur, including whether exchange is mandatory, at the option of the holder or at our option; the period during which exchange may occur; the initial exchange price or rate; and the circumstances or manner in which the amount of securities deliverable upon exchange, or the cash value thereof, may be adjusted;

•	information as to the methods for determining the amount of principal, premium, if any, and/or interest payable on any date;

•	the identity of any agents for the capital securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the capital securities on any securities exchange;

•	whether the capital securities are to be sold separately or with other securities as part of units; and

•	any other specific terms of the capital securities and any terms required by or advisable under applicable laws or regulations.

The capital securities will be issued under the capital securities indenture, dated November 6, 2014, among us, as issuer, The Bank of New York Mellon, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, calculation agent, transfer agent and registrar and authenticating agent, and the supplements thereto. We may amend, restate or replace the capital securities indenture from time to time. The capital securities indenture that governs our capital securities does not limit the amount of additional indebtedness that we or any of our subsidiaries may incur. We have summarized the general features of the capital securities indenture under the heading “Description of Capital Securities.” We encourage you to read the capital securities indenture, which is an exhibit to our registration statement, and the supplements thereto, which will be included as exhibits to our registration statement.

The capital securities will constitute our unsecured and subordinated obligations, ranking pari passu among themselves and pari passu with all of our other equally subordinated obligations. If Resolution Measures are imposed on us, or in the event of our dissolution, liquidation, insolvency or composition, or if other proceedings are opened for the avoidance of insolvency of, or against, us, the obligations under the capital securities will be fully subordinated to the claims of our unsubordinated creditors (as defined below), the claims specified in Section 39(1) nos. 1 to 5 of the German Insolvency Code (Insolvenzordnung) or any successor provision, and the claims under our tier 2 instruments (within the meaning of the CRR). Subject to this subordination provision, we may satisfy our obligations under the capital securities also from our other distributable assets (freies Vermögen). The capital securities will be subject to Resolution Measures, as defined under “Resolution Measures” below.

The term “unsubordinated creditors” means the holders of any indebtedness or other payment obligation of ours that is not expressed to be subordinated by means of contractual agreement or as a matter of law (including claims against us under our senior non-preferred debt instruments (Schuldtitel) within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including those that are subject to Section 46f(9) of the German Banking Act) or any successor provision).

“CRR” means Regulation (EU) No 575/2013 of the European Parliament and the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (including any provisions of regulatory law supplementing this Regulation); to the extent that any provisions of the CRR are amended or replaced, the term CRR as used in the capital securities indenture and the capital securities also refer to such amended provisions or successor provisions.

Our payment obligations under the capital securities will rank pari passu with the claims against us under our other instruments issued as additional tier 1 capital within the meaning of the CRR and listed in the applicable prospectus supplement.

Debt Securities	We may issue debt securities, comprising subordinated debt securities, which we refer to as “subordinated debt securities,” eligible liabilities senior debt securities, which we refer to as “eligible liabilities senior debt securities,” senior debt securities, which we refer to as “senior debt securities,” and senior debt funding securities, which we refer to as “senior debt funding securities.”

Subordinated Debt Securities	In respect of the subordinated debt securities, we will provide one or more prospectus supplements that describe:

•	whether the subordinated debt securities will be issued by Deutsche Bank AG, acting through its head office or through one of its branches;

•	the specific designation;

•	whether the subordinated debt securities qualify for regulatory capital treatment and if so, the category of capital for which they qualify;

•

the ranking of the subordinated debt securities relative to our other outstanding securities, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	the aggregate principal amount, purchase price and denomination;

•	the currency in which the subordinated debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	the date of maturity (and any provisions relating to extending or shortening the maturity date);

•	the interest rate or rates or the method by which the calculation agent (identified in the prospectus supplement) will determine the interest rate or rates, if any;

•	the date from which interest accrues and the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the subordinated debt securities;

•	any repayment, redemption or prepayment, including any redemption notice provisions;

•	whether we will issue the subordinated debt securities in registered form or bearer form or both and, if we are offering subordinated debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those subordinated debt securities in bearer form;

•	whether we will issue the subordinated debt securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

•

whether the subordinated debt securities are convertible or exchangeable securities and the terms on which holders of the subordinated debt securities may exchange them into or for one or more securities of ours or other entities or other property, or the cash value thereof, and the specific terms of and period in which such conversion or exchange may be made;

•

if the amount of principal, premium, if any, and/or interest payable on any date may be determined with respect to any currencies, commodities or securities of us or other entities, the basket or baskets of those currencies, commodities or securities, or the index or indices of those currencies, commodities or securities, or interest rates, or intangibles, articles, goods or any other property, or any other financial or economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances, the manner in which such amounts will be determined;

•	the identity of any agents for the subordinated debt securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the subordinated debt securities on any securities exchange;

•	whether the subordinated debt securities are to be sold separately or with other securities as part of units; and

•	any other specific terms of the subordinated debt securities and any terms required by or advisable under applicable laws or regulations.

The subordinated debt securities will be issued under a subordinated indenture, dated May 21, 2013, among us, as issuer, Wilmington Trust, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, transfer agent and registrar and authenticating agent, and the supplements thereto. We may amend, restate or replace the subordinated indenture from time to time. The subordinated indenture does not limit the amount of additional indebtedness that we or any of our subsidiaries may incur. We have summarized the general features of the subordinated indenture under the heading “Description of Debt Securities—Subordinated Debt Securities.” We encourage you to read the subordinated indenture (together with the supplements thereto), which are exhibits to our registration statement.

The subordinated debt securities will constitute our unsecured obligations and will be subordinated to (i) the claims of our creditors that are not subordinated pursuant to applicable law, including claims against us under unsecured senior non-preferred debt instruments (Schuldtitel) within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including those that are subject to Section 46f(9) of the German Banking Act) or any successor provision and (ii) our other obligations which are mandatorily preferred by law (we refer to such claims and obligations in (i) and (ii) as the “Priority Claims”). The subordinated debt securities will rank equally and pari passu with all of our other unsecured and subordinated claims (it being understood that no Priority Claims constitute subordinated claims), except as otherwise provided by applicable law or by the terms of any other indebtedness, and in particular, if such other indebtedness is expressed to rank junior to the subordinated debt securities, then the securities shall rank senior to such junior debt, but junior to the Priority Claims. The subordinated debt securities will be subject to Resolution Measures, as defined under “Resolution Measures” below.

Eligible Liabilities Senior Debt Securities	In respect of the eligible liabilities senior debt securities, we will provide one or more prospectus supplements that describe:

•	whether the eligible liabilities senior debt securities will be issued by Deutsche Bank AG, acting through its head office or through one of its branches;

•	the specific designation;

•	the qualification of the eligible liabilities senior debt securities as eligible liabilities for bank regulatory purposes;

•

the ranking of the eligible liabilities senior debt securities relative to our other outstanding securities, including whether they provide for an explicit reference to their lower ranking as determined through § 46f(5) of the German Banking Act (Kreditwesengesetz) and to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	whether we are permitted to substitute the office through which we are acting for all purposes under the eligible liabilities senior debt securities;

•	the aggregate principal amount, purchase price and denomination;

•	the currency, if other than U.S. dollars, in which the eligible liabilities senior debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	the date of maturity (and any provisions relating to postponing or shortening the maturity date to account for days that are not business days);

•	the interest rate or rates or the method by which the calculation agent (identified in the prospectus supplement) will determine the interest rate or rates, if any;

•	the date from which interest accrues and the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the eligible liabilities senior debt securities;

•	any redemption provisions, including any redemption notice provisions;

•

whether we will issue the eligible liabilities senior debt securities in registered form or bearer form or both and, if we are offering eligible liabilities senior debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those eligible liabilities senior debt securities in bearer form;

•	whether we will issue the eligible liabilities senior debt securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

•

the identity of any agents for the eligible liabilities senior debt securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the eligible liabilities senior debt securities on any securities exchange;

•	any additions to or modifications of our covenants set forth herein with respect to the eligible liabilities senior debt securities; and

•	any other specific terms of the eligible liabilities senior debt securities and any terms required by or advisable under applicable laws or regulations.

The eligible liabilities senior debt securities will be issued under the eligible liabilities senior indenture, dated April 19, 2017, among us, as issuer, The Bank of New York Mellon, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, authenticating agent, issuing agent and registrar, and the supplements thereto. We may amend, restate or replace the eligible liabilities senior indenture from time to time. The eligible liabilities senior indenture does not limit the amount of additional indebtedness that we or any of our subsidiaries may incur. We have summarized the general features of the eligible liabilities senior indenture under the heading “Description of Debt Securities—Eligible Liabilities Senior Debt Securities.” We encourage you to read the eligible liabilities senior indenture (together with the supplements thereto), which are exhibits to our registration statement.

The eligible liabilities senior debt securities will constitute our unsecured and unsubordinated senior non-preferred obligations under debt instruments (Schuldtitel) within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) or any successor provision. Our obligations under the eligible liabilities senior debt securities will rank pari passu among themselves and pari passu with all of our other unsecured and unsubordinated senior non-preferred obligations under debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (including the senior non-preferred obligations under any such debt instruments that we issued before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act) or any successor provision. The eligible liabilities senior debt securities will be subject to Resolution Measures, as defined under “Resolution Measures” below.

Senior Debt Securities	In respect of the senior debt securities, we will provide one or more prospectus supplements that describe:

•	whether the senior debt securities will be issued by Deutsche Bank AG, acting through its head office or through one of its branches;

•	the specific designation;

•	whether we are permitted to substitute the office through which we are acting for all purposes under the senior debt securities;

•	the aggregate principal amount, purchase price and denomination;

•	the currency in which the senior debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	the date of maturity (and any provisions relating to extending or shortening the maturity date);

•	the interest rate or rates or the method by which the calculation agent (identified in the prospectus supplement) will determine the interest rate or rates, if any;

•	the date from which interest accrues and the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the senior debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•	if other than the principal amount thereof, the portion of the principal amount of the senior debt securities payable upon declaration of acceleration of maturity thereof;

•

whether we will issue the senior debt securities in registered form or bearer form or both and, if we are offering senior debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those senior debt securities in bearer form;

•	whether we will issue the senior debt securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

•

whether the senior debt securities are convertible or exchangeable securities and the terms on which holders of the senior debt securities may exchange them into or for one or more securities of ours or other entities or other property, or the cash value thereof, and the specific terms of and period in which such conversion or exchange may be made;

•	if the amount of principal, premium, if any, and/or interest payable on any date may be determined with respect to any currencies, commodities or securities of us or other entities, the basket or baskets of those currencies, commodities or securities, or the index or indices of those currencies, commodities or securities, or interest rates, or intangibles, articles, goods or any other property, or any other financial or economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances, the manner in which such amounts will be determined;

•	the identity of any agents for the senior debt securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the senior debt securities on any securities exchange;

•	whether the senior debt securities are to be sold separately or with other securities as part of units; and

•	any other specific terms of the senior debt securities and any terms required by or advisable under applicable laws or regulations.

The senior debt securities will be issued under the senior indenture, dated November 22, 2006, among us, as issuer, Delaware Trust Company (the legal successor to Law Debenture Trust Company of New York), as trustee, and Deutsche Bank Trust Company Americas, as paying agent, issuing agent, authenticating agent and registrar, and the supplements thereto. We may amend, restate or replace the senior indenture from time to time. The senior indenture does not limit the amount of additional indebtedness that we or any of our subsidiaries may incur. We have summarized the general features of the senior indenture under the heading “Description of Debt Securities—Senior Debt Securities.” We encourage you to read the senior indenture (together with the supplements thereto), which are exhibits to our registration statement.

The senior debt securities will constitute our unsecured and unsubordinated obligations ranking pari passu among themselves and pari passu with all of our other unsecured and unsubordinated obligations (including our obligations under our senior debt funding securities), subject, however, to statutory priorities conferred upon certain unsecured and unsubordinated obligations in the event of any Resolution Measures imposed on us or in the event of our dissolution, liquidation, insolvency or composition, or if other proceedings are opened for the avoidance of the insolvency of, or against, us; and pursuant to Section 46f(5) of the German Banking Act (Kreditwesengesetz), the obligations under the senior debt securities will rank in priority to our obligations under any of our debt instruments (Schuldtitel) within the meaning of Section 46f(6) sentence 1 of the German Banking Act (including the senior non-preferred obligations under any such debt instruments that we issued before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act) or any successor provision. The senior debt securities will be subject to Resolution Measures, as defined under “Resolution Measures” below.

Senior Debt Funding Securities	In respect of the senior debt funding securities, we will provide one or more prospectus supplements that describe:

•	whether the senior debt funding securities will be issued by Deutsche Bank AG, acting through its head office or through one of its branches;

•	the specific designation;

•	the qualification of the senior debt funding securities as eligible liabilities for bank regulatory purposes;

•	whether we are permitted to substitute the office through which we are acting for all purposes under the senior debt funding securities;

•	the aggregate principal amount, purchase price and denomination;

•	the currency, if other than U.S. dollars, in which the senior debt funding securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	the date of maturity (and any provisions relating to postponing or shortening the maturity date to account for days that are not business days);

•	the interest rate or rates or the method by which the calculation agent (identified in the prospectus supplement) will determine the interest rate or rates, if any;

•	the date from which interest accrues and the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the senior debt funding securities;

•	any redemption provisions, including any redemption notice provisions;

•

whether we will issue the senior debt funding securities in registered form or bearer form or both and, if we are offering senior debt funding securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those senior debt funding securities in bearer form;

•	whether we will issue the senior debt funding securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

•	the identity of any agents for the senior debt funding securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the senior debt funding securities on any securities exchange;

•	any additions to or modifications of our covenants set forth herein with respect to the senior debt funding securities; and

•	any other specific terms of the senior debt funding securities and any terms required by or advisable under applicable laws or regulations.

The senior debt funding securities will be issued under the senior debt funding indenture, dated July 30, 2018, among us, as issuer, Delaware Trust Company, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, authenticating agent, issuing agent and registrar. We may amend, restate or replace the senior debt funding indenture from time to time. The senior debt funding indenture does not limit the amount of additional indebtedness that we or any of our subsidiaries may incur. We have summarized the general features of the senior debt funding indenture under the heading “Description of Debt Securities—Senior Debt Funding Securities.” We encourage you to read the senior debt funding indenture, which is an exhibit to our registration statement.

The senior debt funding securities (and in the case of senior debt funding securities in bearer form, any coupons to these securities) will constitute our unsecured and unsubordinated obligations ranking pari passu among themselves and pari passu with all of our other unsecured and unsubordinated obligations (including our obligations under our senior debt securities), subject, however, to statutory priorities conferred upon certain unsecured and unsubordinated obligations in the event of any Resolution Measures imposed on us or in the event of our dissolution, liquidation, insolvency or composition, or if other proceedings are opened for the avoidance of the insolvency of, or against, us; and pursuant to Section 46f(5) of the German Banking Act (Kreditwesengesetz), the obligations under the senior debt funding securities will rank in priority to our senior non-preferred obligations under any of our debt instruments (Schuldtitel) within the meaning of Section 46f(6) sentence 1 of the German Banking Act (including the senior non-preferred obligations under any such debt instruments that we issued before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act) or any successor provision. The senior debt funding securities will be subject to Resolution Measures, as defined under “Resolution Measures” below.

Warrants	We may offer warrants to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: securities issued by us or by an entity affiliated or not affiliated with us, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

In a prospectus supplement, we will inform you of the exercise price and describe other specific terms of the warrants, including whether we will satisfy our obligations, if any, or you will satisfy your obligations, if any, under the warrants by delivering or purchasing the underlying securities, commodities, currencies or instruments, or their cash value and whether we are permitted to substitute the office through which we are acting for all purposes under the warrants. The warrants are our unsecured contractual obligations and will rank equally and pari passu with our other unsecured contractual obligations and with our unsecured and unsubordinated debt obligations, subject to any statutory priority regime of the jurisdiction of our incorporation (or, in the case of warrants issued by Deutsche Bank AG acting through a branch, of the jurisdiction where the branch is established) that provides certain claims will be satisfied first in a resolution or German insolvency proceeding with respect to us. The warrants will be subject to Resolution Measures, as defined under “Resolution Measures” below.

Purchase Contracts	We may offer purchase contracts to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: securities issued by us or by an entity affiliated or not affiliated with us, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

In a prospectus supplement, we will describe the specific terms of the purchase contracts, including whether we will satisfy our obligations, if any, or you will satisfy your obligations, if any, under the purchase contracts by delivering or purchasing the underlying securities, commodities, currencies or instruments, or their cash value. Purchase contracts will not be contractually subordinated in priority of payment to our senior obligations.

Units	We may offer as units any combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, capital securities, debt securities issued by us, and debt obligations or other securities of an entity affiliated or not affiliated with us. In a prospectus supplement, we will describe the particular combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, capital securities and debt securities issued by us, or debt obligations or other securities of an entity affiliated or not affiliated with us, constituting any units and any other specific terms of the units. Units will not be contractually subordinated in priority of payment to our senior obligations.

Resolution Measures	Under the relevant resolution laws and regulations as applicable to us from time to time, the capital securities, debt securities and warrants may be subject to the powers exercised by the competent resolution authority to:

•

write down, including write down to zero, the claims for payment of the principal amount, the interest amount or any other amount or, if applicable, claims for delivery of any property in respect of the capital securities, debt securities or warrants;

•

convert the capital securities, debt securities or warrants into ordinary shares of (i) the Bank or (ii) any group entity or (iii) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier 1 capital (and issue to or confer on the holders (including the beneficial owners) such ordinary shares or instruments); and/or

•	apply any other resolution measure, including, but not limited to, (i) any transfer of the capital securities, debt securities or warrants to another entity, (ii) the amendment, modification or variation of the terms and conditions of the capital securities, debt securities or warrants or (iii) the cancellation of the capital securities, debt securities or warrants.

We refer to each of these measures as a “Resolution Measure.” When we refer to a “group entity,” we mean an entity that is included in the corporate group subject to a Resolution Measure, and when we refer to a “bridge bank,” we mean a newly chartered German bank that would receive some or all of our equity securities, assets, liabilities and material contracts, including those attributable to our branches and subsidiaries, in a resolution proceeding. Resolution Measures include, among others, the measures generally referred to within the meaning of the “bail-in tool” under the European Union directive of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms. For the avoidance of doubt, any non-payment or, if applicable, non-delivery by us arising out of any such Resolution Measure will not constitute a failure by us under the terms of the capital securities, debt securities or warrants, or under the capital securities indenture, the senior indenture, the subordinated indenture or the warrant agreement, as applicable, to make a payment of principal of, interest on or other amounts owing or, if applicable, deliverable under the capital securities, debt securities or warrants. By acquiring any capital securities, debt securities or warrants, you will be bound by and will be deemed to consent to the imposition of any Resolution Measure by the competent resolution authority. As a result, you would have no claim or other right against us arising out of any Resolution Measure. Furthermore, holders of any senior debt securities issued before July 21, 2018 that qualify as senior non-preferred debt instruments or any eligible liabilities senior debt securities would have no claim or other right against us arising out of increased losses incurred based on the order of priority under the German Banking Act as described under “Risk Factors—Recent legislative developments may have a negative impact on the market value and liquidity of our senior non-preferred debt instruments (including any eligible liabilities senior debt securities) and, more generally, our operations and financial condition” below. In addition, by your acquisition of any capital securities, debt securities or warrants, you waive (in the case of the capital securities and the debt securities, to the fullest extent permitted by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and applicable law) any and all claims against the relevant trustee, the relevant agents and the warrant agent, as applicable, and agree not to initiate a suit against the relevant trustee, the relevant agents or the warrant agent in respect of, and agree that the relevant trustee, the relevant agents and the warrant agent will not be liable for, any action that the relevant trustee, the relevant agents or the warrant agent takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the capital securities, debt securities or warrants. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure. For more information, please see the sections “Resolution Measures” and “Risk Factors” of this prospectus.

The application of any Resolution Measure to purchase contracts and units will be described in the applicable prospectus supplement we will file in connection with their issuance.

Form	We may issue ordinary shares and tradable subscription rights to subscribe for ordinary shares in global registered form. In addition, we may issue capital securities, debt securities, warrants, purchase contracts and units, in each case in fully registered form or in bearer form and, in either case, in definitive form or global form.

Terms Specified in Prospectus Supplements	When we decide to sell particular securities, we will provide a prospectus supplement describing the securities offering and the specific terms of the securities. You should carefully read this prospectus and the applicable prospectus supplement.

We will offer our ordinary shares, tradable subscription rights to subscribe for ordinary shares, capital securities, debt securities, warrants, purchase contracts and units to investors on terms determined by market and other conditions. Our securities may be sold for U.S. dollars or foreign currency. Principal of, and any premium or interest on, capital securities and debt securities and cash amounts payable under warrants or purchase contracts may be payable in U.S. dollars or foreign currency, as we specifically designate in the related prospectus supplement.

Any prospectus supplement we provide will include the name of and compensation to each dealer, underwriter or agent, if any, involved in the sale of the securities being offered and the managing underwriters for any securities sold to or through underwriters. Any underwriters, including managing underwriters, dealers or agents in the United States may include Deutsche Bank Securities Inc. or other affiliates of ours.

Branches	We may act directly through our principal office in Frankfurt or through one of our branch offices, such as our London branch, our New York branch, or such other branch as specified in the applicable prospectus supplement.

Conflicts of Interest	To the extent an offering of the securities will be distributed by Deutsche Bank Securities Inc. or any other U.S. broker-dealer affiliate of the Bank, each such offering of securities must be conducted in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc., or “FINRA,” regarding a FINRA member firm’s distribution of securities of affiliates. See “Plan of Distribution—Conflicts of Interest.”

ABOUT THIS PROSPECTUS

References in this prospectus to the “Bank,” “we,” “our,” “us” or “Deutsche Bank AG” refer to Deutsche Bank Aktiengesellschaft (including, as the context may require, acting through one of its branches) and, unless the context requires otherwise, will include our other consolidated subsidiaries. In the sections of this prospectus entitled “Description of Ordinary Shares,” “Description of Tradable Subscription Rights to Subscribe for Ordinary Shares,” “Description of Capital Securities,” “Description of Debt Securities,” “Description of Warrants,” “Description of Purchase Contracts” and “Description of Units references to “Bank,” “we,” “our,” “us” or “Deutsche Bank AG” refer to Deutsche Bank Aktiengesellschaft (including, as the context may require, acting through one of its branches), as issuer of the securities described in such sections.

References to “you” or “your” mean those who invest in the securities being offered, whether they are the direct holders or owners of beneficial interests in those securities. References to “holders” mean those who own securities registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in securities issued in book-entry form through The Depository Trust Company or another depositary or in securities registered in street name. Owners of beneficial interests in the securities should read the section entitled “Forms of Securities.”

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “Commission” or “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in the prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. A prospectus supplement may add, modify or replace information contained in this prospectus. If a prospectus supplement is inconsistent with this prospectus, the terms of the prospectus supplement will control. Therefore the statements made in this prospectus may not be the terms that apply to the securities you purchase. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” beginning on page 10 of this prospectus before purchasing any securities.

Following the initial distribution of an offering of securities, certain affiliates of ours may offer and sell those securities in the course of their businesses. Such affiliates may act as principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

References to “EUR,” “€” and “euros” are to the euro, the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to the treaty establishing the European Community, as amended by the treaty on European Union. References to “USD,” “U.S. dollars,” “dollar” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, we file reports and other information with the SEC. You may read and copy these documents at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Copies of these materials can also be obtained from the Public Reference Room of the SEC at 100 F Street, NE, Room 1580, Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-732-0330 for further information about the Public Reference Room. The SEC also maintains an internet website that contains reports and other information regarding us that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at http://www.sec.gov. You can find information that we have filed with the SEC by reference to file number 001-15242.

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is an important part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. Current Reports on Form 6-K we furnish to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the report expressly states that it (or any such portion) is incorporated by reference in this prospectus or the registration statement of which this prospectus forms a part. We incorporate by reference in this prospectus:

(1)	Annual Report on Form 20-F of Deutsche Bank Aktiengesellschaft for the year ended December 31, 2017, filed on March 16, 2018, which we also refer to as our “2017 Form 20-F.”

(2)

The Current Report on Form 6-K of Deutsche Bank Aktiengesellschaft filed on December 1, 2017 (containing Exhibit 3.2), April 9, 2018, April 20, 2018, April 27, 2018 (but only to the extent expressed therein to be incorporated by reference into a then-effective registration statement of Deutsche Bank Aktiengesellschaft), May 2, 2018, May 24, 2018, May 30, 2018, July 16, 2018, July 24, 2018, July 25, 2018 and July 27, 2018.

Upon request, we will provide to each person, including any beneficial owner to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus.

You may request, at no cost to you, a copy of these documents (other than exhibits thereto not specifically incorporated by reference) by writing or telephoning us at: Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, Germany, Attention: Investor Relations (Telephone: +49-69-910-00). Certain of these documents can also be obtained on our website http://www.deutsche-bank.com/ir under “Reporting and Events—Reports—SEC Filings.” Reference to this “uniform resource locator” or “URL” is made as an inactive textual reference for informational purposes only. Other information found at this website is not incorporated by reference in this document.

USE OF NON-GAAP FINANCIAL MEASURES

This document contains or incorporates by reference non-GAAP financial measures. Non-GAAP financial measures are measures of our historical or future performance, financial position or cash flows that contain adjustments that exclude or include amounts that are included or excluded, as the case may be, from the most directly comparable measure calculated and presented in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and as endorsed by the European Union (“EU”) in our financial statements.

Descriptions of non-GAAP financial measures we use and the adjustments made to the most directly comparable IFRS financial measures to obtain them are set forth in our 2017 Form 20-F and the other documents incorporated by reference herein.

When used with respect to future periods, our non-GAAP financial measures are also forward-looking statements. We cannot predict or quantify the levels of the most directly comparable financial measures under IFRS that would correspond to these measures for future periods. This is because neither the magnitude of such IFRS financial measures, nor the magnitude of the adjustments to be used to calculate the related non-GAAP financial measures from such IFRS financial measures, can be predicted. Such adjustments, if any, will relate to specific, currently unknown, events and in most cases can be positive or negative, so that it is not possible to predict whether, for a future period, the non-GAAP financial measure will be greater than or less than the related IFRS financial measure.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplements, including the information incorporated by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements are statements that are not historical facts, including statements about our beliefs and expectations. We use words such as “believe,” “anticipate,” “expect,” “intend,” “seek,” “estimate,” “project,” “should,” “potential,” “reasonably possible,” “plan,” “aim” and similar expressions to identify forward-looking statements. In addition, we may from time to time make forward-looking statements in our periodic reports to the SEC on Forms 20-F and 6-K, annual and interim reports, invitations to annual shareholders’ meetings and other information sent to shareholders, offering circulars and prospectuses, press releases and other written materials. Our Management Board, Supervisory Board, officers and employees may also make oral forward-looking statements to third parties, including financial analysts.

Such forward-looking statements may include, without limitation, statements relating to the following:

•	the potential development and impact on us of economic and business conditions and the legal and regulatory environment to which we are subject;

•	the implementation of our strategic initiatives and other responses thereto;

•	the development of aspects of our results of operations;

•	our expectations of the impact of risks that affect our business, including the risks of losses on our trading processes and credit exposures; and

•	other statements relating to our future business development and economic performance.

By their very nature, forward-looking statements involve risks and uncertainties, both general and specific. We base these statements on our current plans, estimates, projections and expectations. You should therefore not place too much reliance on them. Our forward-looking statements speak only as of the date we make them, and we undertake no obligation to update any of them in light of new information or future events.

We caution you that a number of important factors could cause our actual results to differ materially from those we describe in any forward-looking statement. These factors include, among others, the following:

•	the potential development and impact on us of economic and business conditions;

•	other changes in general economic and business conditions;

•	changes and volatility in currency exchange rates, interest rates and asset prices;

•	changes in governmental policy and regulation, including measures taken in response to economic, business, political and social conditions;

•	the potential development and impact on us of legal and regulatory proceedings to which we are or may become subject;

•	changes in our competitive environment;

•	the success of our acquisitions, divestitures, mergers and strategic alliances;

•

our success in implementing our strategic initiatives and other responses to economic and business conditions and the legal and regulatory environment and realizing the benefits anticipated therefrom; and

•

other factors, including those we refer to in “Item 3: Key Information—Risk Factors” of our 2017 Form 20-F and elsewhere in the 2017 Form 20-F, other documents incorporated by reference herein, this prospectus and any prospectus supplements, and others to which we do not refer.

RISK FACTORS

Your investment in the securities will involve certain risks. You should consider carefully the following risk factors together with the risk information contained in the relevant prospectus supplement, the relevant product supplement and the relevant pricing supplement before you decide that an investment in the securities is suitable for you.

For a discussion of the risk factors affecting Deutsche Bank AG and its business, see “Item 3: Key Information—Risk Factors” of the 2017 Form 20-F and our current and periodic reports filed with the Securities and Exchange Commission that are incorporated by reference into this prospectus. The following risk factors are additional to the risk factors included in that Form 20-F and those reports.

Securities May Be Subject to Resolution Measures

The securities may be written down, be converted into ordinary shares or other instruments qualifying as common equity tier 1 capital or become subject to other resolution measures. You may lose part or all of your investment if any such measure becomes applicable to us.

On May 15, 2014, the European Parliament and the Council of the European Union adopted a directive establishing a framework for the recovery and resolution of credit institutions and investment firms (commonly referred to as the “Bank Recovery and Resolution Directive”), which was implemented into German law by the German Recovery and Resolution Act (Sanierungs- und Abwicklungsgesetz, or, as amended, the “Resolution Act”), which became effective on January 1, 2015. The Bank Recovery and Resolution Directive and the Resolution Act provided national resolution authorities with a set of resolution powers to intervene in the event that a bank is failing or likely to fail and certain other conditions are met. From January 1, 2016, the power to initiate resolution measures applicable to significant banking groups (such as Deutsche Bank Group) in the European Banking Union was transferred to the European Single Resolution Board (“SRB”) which, based on the European Union regulation establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund (“SRM Regulation”), works in close cooperation with the European Central Bank, the European Commission and the national resolution authorities.

Pursuant to the SRM Regulation, the Resolution Act and other applicable rules and regulations, the capital securities, debt securities and warrants are subject to the powers exercised by the competent resolution authority to write down, including write down to zero, the claims for payment of the principal amount, interest amount or any other amount or, if applicable, claims for delivery of any property in respect of the capital securities, debt securities or warrants, to convert the capital securities, debt securities or warrants into ordinary shares of (i) the Bank, (ii) any group entity or (iii) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier 1 capital, or to apply any other resolution measure including, but not limited to, any transfer of the capital securities, debt securities or warrants to another entity, the amendment, modification or variation of the terms and conditions of the capital securities, debt securities or warrants or a cancellation of the capital securities, debt securities or warrants. We refer to each of these measures pursuant to German and European law, as applicable to us from time to time in effect, as a “Resolution Measure.” Resolution Measures include, among others, the measures generally referred to within the meaning of the “bail-in tool” under the Bank Recovery and Resolution Directive as implemented by the Resolution Act and the SRM Regulation. The competent resolution authority may apply Resolution Measures individually or in any combination. Imposition of a Resolution Measure would likely occur if we become, or are deemed by the competent supervisory authority to have become, “non-viable” (as defined under the then-applicable law) and are unable to continue our regulated banking activities without a Resolution Measure becoming applicable to us. The Bank Recovery and Resolution Directive and the Resolution Act are intended to eliminate the need for public support of troubled banks, and you should be aware that public support, if any, would only potentially be used by the competent supervisory authority as a last resort after having assessed and exploited, to the maximum extent practicable, the resolution tools, including the bail-in tool.

If a Resolution Measure is imposed, the competent resolution authority will have to exercise its powers in a way that results in (i) common equity tier 1 capital instruments (such as our ordinary shares) being written down first in proportion to the relevant losses, (ii) thereafter, the principal amount of other capital instruments (additional tier 1 capital instruments, such as those potentially issued under the capital securities indenture, and tier 2 capital instruments, such as those potentially issued under the subordinated indenture) being written down on a permanent basis or converted into common equity tier 1 capital instruments in accordance with their order of priority and (iii) thereafter, “bail-in” able liabilities – such as those under the eligible liability senior debt securities, the senior debt securities, the senior debt funding securities and the warrants – being written down or converted into common equity tier 1 capital instruments in accordance with their order of priority.

In the event of the imposition of any Resolution Measure in respect of us, you would have no claim or other right against us arising out of such Resolution Measure, and we would have no obligation to make payments under the capital securities, debt securities or warrants following the imposition of such Resolution Measure. In particular, the imposition of any Resolution Measure will not constitute a default or an event of default under the capital securities, debt securities or warrants, or under the capital securities indenture, the subordinated indenture, the eligible liabilities senior indenture, the senior indenture, the senior debt funding indenture or the warrant agreement, as applicable, or give you any other right to accelerate or terminate the capital securities, debt securities or warrants.

There is some uncertainty as to what protections, if any, will be available to holders of securities that are subject to a Resolution Measure and to the additional resolution powers that may be granted to the competent resolution authority. Under the Resolution Act, there are certain limited judicial proceedings available to challenge any Resolution Measure taken by the competent resolution authority. Limited judicial proceedings to challenge Resolution Measures under the SRM Regulation (including possible proceedings before the European Court of Justice) may also be available. However, it remains unclear what remedies may be available to holders commencing such proceedings. In addition, by your acquisition of the capital securities, debt securities or warrants, you waive (in the case of the capital securities and the debt securities, to the fullest extent permitted by the Trust Indenture Act and applicable law) any and all claims against the relevant trustee, the relevant agents and the warrant agent, as applicable, for, agree not to initiate a suit against the relevant trustee, the relevant agents or the warrant agent in respect of, and agree that the relevant trustee, the relevant agents and the warrant agent will not be liable for, any action that the relevant trustee, the relevant agents or the warrant agent takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the capital securities, debt securities or warrants. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure. The application of any Resolution Measure to the purchase contracts and units will be described in the applicable prospectus supplement we will file in connection with their issuance.

The extent to which the principal amount of, or other amount payable or deliverable with respect to, any of the securities may be subject to a Resolution Measure may depend on a number of factors that may be outside our control, and it will be difficult to predict when, if at all, a Resolution Measure might become applicable to us in our individual case. Accordingly, secondary market trading in any of the securities may not follow the trading behavior associated with other types of securities issued by other financial institutions that may be or have been subject to a Resolution Measure. You may lose part or all of your investment in the securities if a Resolution Measure becomes applicable to us, even though the capital securities, debt securities and warrants are governed by New York law (other than, as the case may be, the provisions regarding their ranking and status or subordination, if applicable, which are governed by German law).

Recent legislative developments may have a negative impact on the market value and liquidity of our senior non-preferred debt instruments (including any eligible liabilities senior debt securities) and, more generally, our operations and financial condition.

In November 2016, the European Commission proposed substantial amendments to, among other laws, the Capital Requirements Regulation and the Capital Requirements Directive (commonly referred to as “CRR 2” and “CRD 5,” respectively), the Bank Recovery and Resolution Directive and the SRM Regulation. On May 24, 2018, the Council of the European Union published a Presidency compromise regarding, among other proposals, CRR 2, CRD 5 and the Bank Recovery and Resolution Directive. If implemented, the proposals will amend, among others, the CRR/CRD 4 legislative package in order to incorporate various remaining elements of the regulatory framework agreed within the Basel Committee and the Financial Stability Board (“FSB”) to refine and supplement the Basel 3 regulatory framework. This includes more risk-sensitive capital requirements, in particular in the area of market risk, counterparty credit risk and, for exposures to central counterparties, methodologies that reflect more accurately the actual risks to which banks may be exposed, a binding leverage ratio, a binding net stable funding ratio, tighter regulation of large exposures, and a requirement for global systemically important banks, such as us, to hold certain minimum levels of capital and other instruments which are capable of bearing losses in resolution (“Total Loss-Absorbing Capacity” or “TLAC”). The proposals also include requirements for instruments of indebtedness in order to qualify as eligible liabilities for TLAC purposes or, as it will be implemented into European law, the minimum requirement for own funds and eligible liabilities. Among other requirements, these may comprise minimum investment restrictions and maximum aggregate holdings per investor. It is expected that most of the proposed amendments will begin to be applied at the end of 2020 at the earliest, other than for the TLAC requirements, which are expected to apply from January 2019.

Among the package of reforms published by the European Commission was also a proposal to harmonize the ranking of unsecured instruments of indebtedness issued by banks in the European Union. This proposal has been “fast tracked” and was included in a separate directive amending the Bank Recovery and Resolution Directive, which was published on December 27, 2017. The relevant changes were implemented into German law by amending Section 46f(5) to (9) of the German Banking Act (Kreditwesengesetz) and became effective on July 21, 2018. Following the effectiveness of the changes to the German Banking Act, our senior debt securities that are “structured” (as explained below) will continue to constitute “senior preferred” debt securities. In addition, we will now be able to issue non-structured senior debt securities as “senior preferred” debt securities, ranking pari passu with our structured senior debt securities, which was not possible before the changes became effective. Such new senior preferred debt securities, whether “structured” or “non-structured,” will rank pari passu with, among other obligations, instruments of indebtedness with an initial term of less than one year, derivatives and, generally, corporate deposits (unless they rank even more senior). Finally, we may continue to issue non-structured debt securities as “senior non-preferred” debt instruments (Schuldtitel) ranking junior to, among other instruments, senior preferred debt securities, but have elected to do so only under the eligible liabilities senior indenture, not the senior indenture or the senior debt funding indenture.

The possibility for us to issue non-structured senior debt securities as “senior preferred” debt instruments may have a negative impact on the market value and liquidity of our senior non-preferred debt instruments (including any eligible liabilities senior debt securities). Furthermore, in the context of the possibility to issue senior preferred debt securities and senior non-preferred debt instruments, and in light of the lower ranking of the latter, the European Central Bank announced on December 14, 2017 that it will cease to accept senior non-preferred debt instruments as collateral for central bank refinancing purposes, subject to certain grandfathering arrangements until December 31, 2018. Also, more generally, the current proposals, as well as the economic and financial environment at the time of implementation and beyond, can have a negative impact on our operations and financial condition and they may require us to raise additional capital or issue additional eligible liabilities senior debt securities.

In a resolution or German insolvency proceeding instituted with respect to us, certain specifically defined senior unsecured debt instruments (Schuldtitel) of ours (such as the eligible liabilities senior debt securities described in this prospectus) will rank junior to all of our other outstanding senior unsecured unsubordinated obligations, and will be satisfied only if all of our other senior unsecured unsubordinated obligations have been paid in full. Such ranking might result in higher losses being allocated to such lower-ranking debt securities than to our other outstanding unsecured unsubordinated obligations.

A large portion of our liabilities consists of senior unsecured obligations that do not constitute debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (including those that are subject to Section 46f(9) of the German Banking Act). Pursuant to Section 46f(9) of the German Banking Act, Section 46f(5) through (7) of the German Banking Act in their form before the amendments of July 21, 2018, as described above, remain applicable to debt instruments issued prior to July 21, 2018. Accordingly, instruments of indebtedness constituting senior non-preferred debt prior to the changes continue to rank as senior non-preferred debt even if they do not contain an express reference to their lower ranking as determined through Section 46f(5) of the German Banking Act, as required for issuances from and after July 21, 2018.

Among those unsecured unsubordinated obligations that do not constitute debt instruments are instruments with an initial maturity of less than one year as well as senior unsecured instruments of indebtedness whose terms provide that (i) the repayment or the amount of the repayment depends on the occurrence or non-occurrence of an event which is uncertain at the point in time when the senior unsecured instruments of indebtedness are issued or is settled in a way other than by monetary payment or (ii) the payment of interest or the amount of the interest payments depends on the occurrence or non-occurrence of an event which is uncertain at the point in time when the senior unsecured instruments of indebtedness are issued unless the payment of interest or the amount of the interest payments solely depends on a customary fixed or floating reference interest rate and is settled by monetary payment. In a German insolvency proceeding or in the event of the imposition of Resolution Measures with respect to us, the competent regulatory authority or court would determine whether a security qualifies as a debt instrument, when it was issued, as well as which of our senior debt securities have the terms described in clauses (i) or (ii) above, referred to herein as the “structured” debt securities, and which do not, referred to herein as the “non-structured” debt securities. The relevant pricing supplement for each issuance may state in which category we expect such issuance to be classified, but the competent regulatory authority or court may classify the debt securities differently.

Since January 1, 2017, according to the German Banking Act, non-structured senior unsecured debt instruments (Schuldtitel), which we refer to as “debt instruments,” (such as the non-structured senior debt securities issued prior to July 21, 2018 and all of the eligible liabilities senior debt securities described in this prospectus) issued by German banks (including us) have become subordinated by operation of law, including debt instruments issued prior to January 1, 2017. Such “senior non-preferred” debt instruments rank junior to our other unsubordinated liabilities (including, but not limited to, structured debt securities, deposits, derivatives and instruments of indebtedness with an initial term of less than one year), but in priority to our contractually subordinated liabilities, such as those qualifying as tier 2 instruments, and would be satisfied only if all our other unsecured and unsubordinated obligations have been paid in full. Debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act comprise non-structured bearer bonds, negotiable registered bonds and similar instruments with an initial term of at least one year, as well as promissory notes and non-negotiable registered bonds which do not qualify as deposits, unless they are expressly exempted and, if the instrument was issued on or after July 21, 2018, we have designated it to rank junior to our other senior unsecured obligations (as we have for the eligible liabilities senior debt securities) pursuant to Section 46f(5) of the German Banking Act.

Accordingly, our non-structured senior debt securities that were issued before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act (such as our then outstanding non-structured senior debt securities) and our eligible liabilities senior debt securities rank junior to our structured senior debt securities, our senior debt securities that were issued on or after July 21, 2018 and our senior debt funding securities.

If insolvency proceedings are opened against us or if Resolution Measures are imposed on us, our obligations that rank junior in insolvency would be written down or converted into common equity tier 1 instruments before any of our more senior-ranking obligations are written down or converted. Accordingly, our “senior non-preferred” debt instruments, including the non-structured senior debt securities issued before July 21, 2018 and the eligible liabilities senior debt securities, would be written down or converted prior to our “senior preferred” debt securities, including the non-structured senior debt securities issued on or after July 21, 2018, the structured senior debt securities and the senior debt funding securities. Consequently, higher losses could be allocated to the non-structured senior debt securities issued before July 21, 2018 and to our eligible liabilities senior debt securities than to our other outstanding unsecured unsubordinated obligations.

Resolution Measures may become applicable to the capital securities, debt securities and warrants by operation of law even in the absence of explicit provisions, acknowledgments or waivers in the terms of the securities. The order of priority under the German Banking Act will apply in a German insolvency proceeding or in the event of the imposition of Resolution Measures with respect to us, with effect for debt instruments then outstanding and without the need for explicit provisions, acknowledgments or waivers in the terms of the securities affected thereby.

A Resolution Measure may apply to us if we become, or are deemed by the competent resolution authority to have become, “non-viable” (as defined under the then applicable law) and are unable to continue our regulated banking activities without a Resolution Measure becoming applicable to us. Although the debt securities and warrants initially issued by us on or after January 1, 2015 include a contractual acknowledgment from holders of such securities that they are bound by and consent to the imposition of any Resolution Measure, implementation of the Resolution Act and any other applicable rules and regulations (including the SRM Regulation) may result in the Resolution Measures becoming applicable by operation of law to debt securities and warrants issued prior to January 1,

2015 or to securities not otherwise including a contractual acknowledgment despite the absence of explicit provisions, acknowledgments or waivers in the terms of such securities. As a result, if a Resolution Measure is imposed on us, debt securities and warrants initially issued by us prior to January 1, 2015 or otherwise not including a contractual acknowledgment may be subject to such Resolution Measures and, by operation of law, written down, converted into ordinary shares of (i) the Bank, (ii) any group entity or (iii) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier 1 capital, transferred to another entity, amended, modified, varied or cancelled. Furthermore, the order of priority under the German Banking Act, as described above, would apply in a German insolvency proceeding or in the event of the imposition of Resolution Measures with respect to us, with effect for debt instruments then outstanding, even if the relevant securities were issued before January 1, 2017 or do not contain any explicit provisions, acknowledgments or waivers in the terms of the securities affected thereby. The precise effects on our securities that may result from the implementation of the Resolution Act, the order of priority under the German Banking Act and any other applicable rules and regulations (including the SRM Regulation) remain uncertain. You should consider the risk that you may lose some or all of your investment in such securities, and you should be aware that extraordinary public financial support for troubled banks, if any, would potentially be used only as a last resort after having asserted and exploited, to the maximum extent possible, any other measures, including any Resolution Measures.

Exchange Rates and Exchange Controls May Affect the Securities’ Value or Return

Securities involving foreign currencies are subject to general exchange rate and exchange control risks.

An investment in a security that is denominated or payable in, or the payment of which is linked to the value of, currencies other than U.S. dollars entails significant risks. These risks include the possibility of significant changes resulting from market changes in rates of exchange between the U.S. dollar and the relevant foreign currencies and the possibility of the imposition or modification of exchange controls by governments. These risks generally depend on market forces and economic and political events over which we have no control.

Exchange rates will affect your investment.

In recent years, rates of exchange between U.S. dollars and some foreign currencies have been highly volatile and this volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur while you are a holder of any security. Depreciation against the U.S. dollar of the currency in which a security is payable would result in a decrease in the effective yield of the security below its interest rate, if any, and could result in an overall loss to you on a U.S. dollar basis. In addition, depending on the specific terms of a currency-linked security, changes in exchange rates relating to any of the relevant currencies could result in a decrease in its effective yield and in your loss of all or a substantial portion of the value of that security.

We have no control over exchange rates.

Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time, governments may use a variety of techniques, such as intervention by a country’s central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these governmental actions could adversely affect the U.S. dollar-equivalent yields or payouts for securities denominated or payable in currencies other than U.S. dollars and currency-linked securities.

We will not make any adjustment or change in the terms of the securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any applicable foreign currency. You will bear those risks.

Some foreign currencies may become unavailable.

Governments have imposed from time to time, and may in the future impose, exchange controls that could also affect the availability of a specified foreign currency. Even if there are no actual exchange controls, it is possible that the applicable currency for any security not denominated in U.S. dollars would not be available when payments on that security are due.

Alternative payment method used if payment currency becomes unavailable.

If a payment currency is unavailable, we would make required payments in U.S. dollars on the basis of the market exchange rate.

Currency Conversions May Affect Payments on Some Securities.

The applicable pricing supplement may provide for payments on a non-U.S. dollar denominated security to be made in U.S. dollars or payments on a U.S. dollar denominated security to be made in a currency other than U.S. dollars. In these cases, the exchange rate agent identified in the pricing supplement will convert the currencies. You will bear the costs of conversion through deductions from those payments.

Exchange Rates May Affect the Value of a New York Judgment Involving Non-U.S. Dollar Securities.

Certain of the securities will, in whole or in part, be governed by and construed in accordance with the laws of the State of New York. Unlike many courts in the United States outside the State of New York, the courts in the State of New York customarily enter judgments or decrees for money damages in the foreign currency in which the securities are denominated. These amounts would then be converted into U.S. dollars at the rate of exchange in effect on the date the judgment or decree is entered. You would bear the foreign currency risk during litigation.

Additional risks specific to particular securities will be described in the applicable pricing supplement.

Exchange Rates

Our financial statements are expressed in euro, which is Germany’s currency. For convenience, we translate some amounts denominated in euro appearing in certain documents incorporated by reference herein into U.S. dollars. Fluctuations in the exchange rate between the euro and the U.S. dollar will affect the U.S. dollar equivalent of the euro amounts expressed in our financial statements and elsewhere. Past fluctuations in foreign exchange rates may not necessarily be predictive of future fluctuations.

The following table shows the period-end, high and low exchange rates for the euro, as published by the European Central Bank.

in U.S. $ per €	Period-end	High	Low
2018:
March	1.2336	1.2421	1.2171
April	1.2276	1.2388	1.2070
May	1.1812	1.2007	1.1558
June	1.1678	1.1836	1.1534
July	1.1686	1.1789	1.1588
August (through August 17)	1.1391	1.1696	1.1321

DEUTSCHE BANK AKTIENGESELLSCHAFT

Deutsche Bank Aktiengesellschaft is a stock corporation organized under the laws of Germany registered in the Commercial Register of the District Court in Frankfurt am Main under registration number HRB 30 000. Our registered office is in Frankfurt am Main. We maintain our head office at Taunusanlage 12, 60325 Frankfurt am Main, Germany.

Deutsche Bank Aktiengesellschaft originated from the reunification of Norddeutsche Bank Aktiengesellschaft, Hamburg, Rheinisch-Westfälische Bank Aktiengesellschaft, Düsseldorf, and Süddeutsche Bank Aktiengesellschaft, Munich. Pursuant to the Law on the Regional Scope of Credit Institutions, these were disincorporated in 1952 from Deutsche Bank, which had been founded in 1870. The merger and the name were entered in the Commercial Register of the District Court Frankfurt am Main on May 2, 1957.

We are the parent company of a group consisting of banks, capital market companies, fund management companies, a real-estate finance company, installment financing companies, research and consultancy companies and other German and non-German companies. We offer a wide variety of investment, financial and related products and services to private individuals, corporate entities and institutional clients around the world.

We are one of the largest banks in Germany and one of the largest financial institutions in Europe and the world measured by total assets. As of June 30, 2018, on an unaudited basis, we had total assets of €1,421.0 billion, total liabilities of €1,352.1 billion and total shareholders’ equity of €62.7 billion, in each case on the basis of IFRS.

As of June 30, 2018, our share capital amounted to €5,290,939,215.36 consisting of 2,066,773,131 ordinary shares of no par value, of which 2,059,885,742 were outstanding. The shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German stock exchanges and are listed on the New York Stock Exchange.

Please refer to our 2017 Form 20-F and the other documents incorporated by reference herein for additional information and financial statements relating to us.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS

Deutsche Bank AG is a German stock corporation (Aktiengesellschaft or AG), and its registered office and most of its assets are located outside of the United States. In addition, most of the members of our Management Board (Vorstand), our Supervisory Board (Aufsichtsrat), our senior management and the experts named herein are residents of Germany and jurisdictions other than the United States. As a result, it may not be possible for you to effect service of process within the United States upon these individuals or upon us or to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against us in the United States. Awards of punitive damages in actions brought in the United States or elsewhere are generally not enforceable in Germany. In addition, actions brought in a German court against us or the members of our Management Board, Supervisory Board, our senior management and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions; in particular, German courts generally do not award punitive damages. Litigation in Germany is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. Proceedings in Germany would have to be conducted in the German language, and all documents submitted to the court would, in principle, have to be translated into German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a German court predicated upon the civil liability provisions of the U.S. federal securities laws against us, the members of our Management Board, Supervisory Board, our senior management and the experts named in this prospectus. In addition, even if a judgment against our company, the non-U.S. members of our Management Board, Supervisory Board, senior management or the experts named in this prospectus based on the civil liability provisions of the U.S. federal securities laws is obtained, a U.S. investor may not be able to enforce it in U.S. or German courts.

RATIO OF EARNINGS TO FIXED CHARGES

The Statement re: Computation of Ratio of Earnings to Fixed Charges of Deutsche Bank AG for the periods ended June 30, 2018 and December 31, 2017, 2016, 2015, 2014 and 2013 is included as an exhibit to the registration statement of which this prospectus forms a part.

CAPITALIZATION & INDEBTEDNESS

The Capitalization Table of Deutsche Bank AG as of June 30, 2018 is included as an exhibit to the registration statement of which this prospectus forms a part.

USE OF PROCEEDS

We will use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes, in connection with hedging our obligations under the securities, or for any other purposes described in the applicable prospectus supplement. General corporate purposes may include additions to working capital, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.

DESCRIPTION OF ORDINARY SHARES

For a summary of the material terms of our Articles of Association and applicable German corporate law in effect as of the date of this prospectus regarding our ordinary shares and the holders thereof, please refer to “Item 10: Additional Information—Memorandum and Articles of Association” in our 2017 Form 20-F. Our Articles of Association were most recently approved at the annual shareholders’ meeting held on May 18, 2017 and have been registered in the Commercial Register in Frankfurt am Main. This summary may not contain all of the information that is important to you. You should read the Articles of Association, which are included as an exhibit to the registration statement of which this prospectus forms a part, to understand them fully.

Share Capital and Shares

As of June 30, 2018, our share capital amounted to €5,290,939,215.36 consisting of 2,066,773,131 no par value ordinary registered shares, each representing a notional par value of €2.56 in our share capital and carrying full dividend rights as from January 1, 2018. Thereof 6,887,389 ordinary shares, representing €17,631,715.84 of our share capital, were held by or on behalf of the Bank or one of its subsidiaries. All issued ordinary shares are fully paid up. Below is a reconciliation of the number of ordinary shares outstanding at the beginning of the year and as of June 30, 2018:

Number of ordinary shares	Total share capital issued and fully paid	Treasury shares (Shares held by or on behalf of the Bank or one of its subsidiaries)	Outstanding
Ordinary shares outstanding as of December 31, 2017	2,066,773,131	(371,090)	2,066,402,041

Capital increase	—	—	—
Ordinary shares issued under share-based compensation plans	—	—	—
Ordinary shares purchased for treasury	—	(6,516,299)	(6,516,299)
Ordinary shares sold or distributed from treasury	—	—	—

Ordinary shares outstanding as of June 30, 2018	2,066,773,131	(6,887,389)	2,059,885,742

According to our Articles of Association, all ordinary shares are issued in the form of registered shares. Shareholders are required to notify the Bank for registration in the share register and provide, in particular, where natural persons are concerned, their name, their address as well as their date of birth or, where legal persons are concerned, their registered name, their business address and their registered domicile, and in all cases the number of shares they hold. The entry in the Bank’s share register constitutes a prerequisite for attending and exercising voting rights at the shareholders’ meeting.

Stock Exchange Listing

Our shares have been admitted to the regulated market (Regulierter Markt) and the sub-segment of the regulated market with additional obligations arising from admission (Prime Standard) of the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse) as well as to the regulated market of the six other German stock exchanges (Berlin, Düsseldorf, Hamburg, Hanover, Munich and Stuttgart). In addition, our shares are listed on the New York Stock Exchange.

Transferability of Shares

The transferability of our ordinary shares is not restricted by law or our Articles of Association.

Development of the Share Capital Since 2015

As of December 31, 2014, our share capital amounted to €3,530,939,215.36 and was divided into 1,379,273,131 ordinary registered shares with no par value. Since December 31, 2014, our share capital has developed as follows:

•

On April 7, 2017, we issued 687,500,000 new registered no par value shares (common shares) against cash payments using authorized capital created in 2015 and our share capital was accordingly increased by €1,760,000,000. The new shares were issued with full dividend rights for the year 2016 through subscription rights; 98.92% of the subscription rights were exercised, and thus 680,109,144 new shares were issued at a subscription price of €11.65 per share. The remaining 7,390,856 new shares were placed in Xetra trading at a weighted average price of €15.5015. The capital increase was registered in the Commercial Register on April 3, 2017. Following this capital increase, our registered share capital amounts to €5,290,939,215.36 and is divided into 2,066,773,131 ordinary registered shares with no par value.

For further information about our share capital (including a reconciliation of the number of ordinary shares outstanding at the beginning and end of each of 2016 and 2017), see note 34 to the consolidated financial statements in our 2017 Form 20-F.

Authorized Capital.

Our share capital may be increased by issuing new shares out of authorized capital against cash payments. Our authorized but unissued capital as of the date of this prospectus amounts to €2,560,000,000.

•

By resolution of our annual shareholders’ meeting dated May 18, 2017, the Management Board is authorized to increase our share capital on or before April 30, 2022, once or more than once, by up to a total of €512,00,000 through the issue of new shares against cash payments. Shareholders are to be granted pre-emptive rights. However, the Management Board is authorized to except broken amounts from shareholders’ pre-emptive rights and to exclude pre-emptive rights insofar as is necessary to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by us and our affiliates pre-emptive rights to new shares to the extent that they would be entitled to such rights after exercising their option or conversion rights. The Management Board is also authorized to exclude the pre-emptive rights in full if the issue price of the new shares is not significantly lower than the quoted price of the shares already listed at the time of the final determination of the issue price and the shares issued in accordance with Section 186(3) sentence 4 of the German Stock Corporation Act (Aktiengesetz) do not exceed in total 10 % of the share capital at the time the authorization becomes effective or – if the value is lower – at the time the authorization is utilized. Management Board resolutions to utilize authorized capital and to exclude pre-emptive rights require the Supervisory Board’s approval. The new shares may also be taken up by banks specified by the Management Board with the obligation to offer them to shareholders (indirect pre-emptive right).

•

By resolution of our annual shareholders’ meeting dated May 18, 2017, the Management Board is authorized to increase our share capital on or before April 30, 2022, once or more than once, by up to a total of €2,048,000,000 through the issue of new shares against cash payments. Shareholders are to be granted pre-emptive rights. However, the Management Board is authorized to except broken amounts from shareholders’ pre-emptive rights and to exclude pre-emptive rights insofar as is necessary to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by us and our affiliates pre-emptive rights to new shares to the extent that they would be entitled to such rights after exercising their option or conversion rights. Management Board resolutions to utilize authorized capital and to exclude pre-emptive rights require the Supervisory Board’s approval. The new shares may also be taken up by banks specified by the Management Board with the obligation to offer them to shareholders (indirect pre-emptive right).

Conditional Capital.

Our conditional but unissued capital as of the date of this prospectus amounts to €563,200,000, divided as follows:

•

By resolution of our annual shareholders’ meeting dated May 18, 2017, our share capital is conditionally increased by up to €512,000,000 through the issue of up to 200,000,000 new shares. This conditional capital increase will serve to grant rights to holders of participatory notes with warrants and/or convertible participatory notes, bonds with warrants and convertible bonds issued on or before April 30, 2022 in accordance with the authorization summarized in the following paragraphs, by us or by one of our affiliates. The new shares are to be issued at the option and/or conversion prices calculated in each case in accordance with the authorization dated May 18, 2017. The conditional capital increase can only be carried out to the extent to which these rights are exercised or holders with an obligation to convert fulfill their conversion obligations. The new shares will be entitled to a dividend from the beginning of the financial year in which they are created by exercise of option rights and/or conversion rights or by the fulfillment of conversion obligations. The Management Board will be authorized to determine further details concerning the execution of the conditional capital increase.

In the context of the new conditional capital, on May 18, 2017 the annual shareholders’ meeting authorized the Management Board to issue bearer or registered participatory notes, once or more than once, on or before April 30, 2022. The participatory notes must meet the requirements of European law, which calls for capital paid up to grant participatory rights to be attributable to the Bank’s additional tier 1 capital. Participatory notes may come with bearer warrants or they can be linked to a conversion right (as well as a conversion obligation) for the bearer. The option and/or conversion rights entitle holders to buy shares of the Bank subject to the conditions of warrant-linked participatory rights and/or convertible participatory rights.

The Management Board was also authorized to issue, instead of or besides participatory notes, on or before April 30, 2022, once or more than once, other hybrid financial instruments with a perpetual maturity that fulfill the requirements as own funds specified above but that are possibly not classified by law as participatory rights if their issue requires the approval of the annual shareholders’ meeting pursuant to Section 221 of the German Stock Corporation Act due, for example, to their dividend-dependent return or other reasons. We refer to these instruments as “Hybrid Debt Securities.”

The Management Board was furthermore authorized to issue, instead of or besides participatory notes or Hybrid Debt Securities, on or before April 30, 2022, once or more than once, bonds with warrants and/or convertible bonds with a fixed maturity of at the most 20 years or with a perpetual maturity and to grant option rights to the holders of bonds with warrants and conversion rights (possibly with a conversion obligation) to the holders of convertible bonds, respectively, to subscribe to new shares of the Bank subject to the conditions of bonds with warrants and of convertible bonds. The instruments issued pursuant to this paragraph do not have to fulfill the statutory requirements to qualify as additional tier 1 capital.

The total nominal amount of all participatory notes, Hybrid Debt Securities, bonds with warrants and convertible bonds to be issued under this authorization may not exceed a total value of €12 billion. Option rights and/or conversion rights may only be issued in respect of shares of the Bank with a proportionate amount of share capital of up to a nominal sum of €512,000,000.

•

By resolution of our annual shareholders’ meeting dated May 18, 2017, our share capital is conditionally increased by up to €51,200,000 through the issue of up to 20,000,000 new shares. The conditional capital increase serves solely to fulfill options that are awarded on or before April 30, 2022, on the basis of the authorization of the annual shareholders’ meeting on May 18, 2017. The conditional capital increase will only be carried out to the extent that the holders of the issued options make sue of their right to receive our share and we do not award our shares in treasury to fulfill the options. The new shares are entitled to a dividend from the beginning of the financial year in which they are created by exercise of the options.

Authorization to Acquire Own Shares.

As of June 30, 2018, we held 6,887,389 of our own shares.

Authorization pursuant to Section 71(1) no. 8 of the German Stock Corporation Act.

On May 24, 2018 our annual shareholders’ meeting resolved to authorize the Management Board, pursuant to Section 71(1) no. 8 of the German Stock Corporation Act, to acquire own shares.

We are authorized pursuant to Section 71(1) no. 8 of the German Stock Corporation Act to buy, on or before April 30, 2023, own shares of the Bank in a total volume of up to 10% of our share capital at the time the resolution is taken or—if the value is lower—of our share capital at the time this authorization is exercised. Together with the own shares we acquired for trading purposes and/or for other reasons and which are from time to time in our possession or attributable to us pursuant to Sections 71a et seq. of the German Stock Corporation Act, the own shares purchased on the basis of this authorization may not at any time exceed 10% of our respectively applicable share capital. The own shares may be bought through the stock exchange or by means of a public purchase offer to all shareholders. The countervalue for the purchase of shares (excluding ancillary purchase costs) through a stock exchange may not be more than 10% higher or more than 20% lower than the average of the share prices (closing auction prices of our share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before the obligation to purchase. In the case of a public purchase offer, it may not be more than 10% higher or more than 20% lower than the average of the share prices (closing auction prices of our share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before the day of publication of the offer. If the volume of shares offered in a public purchase offer exceeds the planned buyback volume, acceptance must be in proportion to the shares offered in each case. We may provide for a preferred acceptance of small quantities of up to 50 of our shares offered for purchase per shareholder.

The Management Board is authorized to dispose of the purchased shares and of any shares purchased on the basis of previous authorizations pursuant to Section 71(1) no. 8 of the German Stock Corporation Act on the stock exchange or by an offer to all shareholders. The Management Board is also authorized to dispose of the purchased shares against contribution in kind with the exclusion of shareholders’ pre-emptive rights for the purpose of acquiring companies or shareholdings in companies or other assets that serve to advance the company’s business operations. In addition, the Management Board is authorized, in case it disposes of such own shares by offer to all shareholders, to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by us and our affiliates pre-emptive rights to the shares to the extent that they would be entitled to such rights if they exercised their option and/or conversion rights. Shareholders’ pre-emptive rights are excluded for these cases and to this extent. The Management Board is also authorized, with the exclusion of shareholders’ pre-emptive rights, to use shares purchased on the basis of authorizations pursuant to Section 71(1) no. 8 of the German Stock Corporation Act to issue staff shares to our and our affiliates’ employees and retired employees or to use them to service option rights on our shares and/or rights or duties to purchase our shares granted to our and our affiliates’ employees or members of executive or non-executive management bodies.

Furthermore, the Management Board is authorized, with the exclusion of shareholders’ pre-emptive rights, to sell such own shares to third parties against cash payment if the purchase price is not substantially lower than the price of our shares on the stock exchange at the time of sale. This authorization may only be used to the extent it has been ensured that the number of shares sold on the basis of this authorization does not exceed 10% of our share capital at the time this authorization becomes effective or—if the amount is lower—at the time this authorization is exercised. Shares that are issued or sold during the validity of this authorization with the exclusion of pre-emptive rights, in direct or analogous application of Section 186(3) sentence 4 of the German Stock Corporation Act, are to be included in the maximum limit of 10% of our share capital. Shares that are to be issued to service option and/or conversion rights from convertible bonds, bonds with warrants, convertible participatory rights or participatory rights are also to be included to the extent these bonds or participatory rights are issued during the validity of this authorization with the exclusion of pre-emptive rights in corresponding application of Section 186(3) sentence 4 of the German Stock Corporation Act.

The Management Board may cancel shares acquired on the basis of this or a preceding authorization without any further resolution of the shareholders’ meeting.

Dividends and Paying Agents

For more information on our dividend policy and legal basis for dividends under German law, see our 2017 Form 20-F “Item 8: Financial Information—Dividend Policy.”

Shareholders registered with our New York transfer agent will be entitled to elect whether to receive dividend payments in euros or U.S. dollars. For those shareholders, unless instructed otherwise, we will convert all cash dividends and other cash distributions with respect to ordinary shares into U.S. dollars prior to payment to the shareholder. The amount distributed will be reduced by any amounts we or our New York transfer agent are required to withhold for taxes or other governmental charges. If our New York transfer agent determines, following consultation with us, that in its judgment any foreign currency it receives is not convertible or distributable, our New York transfer agent may distribute the foreign currency (or a document evidencing the right to receive such currency) or, in its discretion, hold the foreign currency for the account of the shareholder to receive the same.

If any of our distributions consists of a dividend of our shares, Link Market Services GmbH, our registrar and transfer agent for our ordinary shares, and our New York transfer agent (with respect to shares individually certificated) or the custodian bank with which shareholders have deposited their shares (with respect to shares in global form) will distribute the shares to the shareholders in proportion to their existing shareholdings. Rather than distribute fractional shares, Link Market Services GmbH, our New York transfer agent or the custodian bank will sell all such fractional shares and distribute the net proceeds to shareholders.

Link Market Services GmbH and our New York transfer agent (with respect to shares individually certificated) or the custodian bank with which shareholders have deposited their shares (with respect to shares in global form) will also distribute all distributions (other than cash, our shares or rights) to shareholders in proportion to their shareholdings. In the event that Link Market Services GmbH, our New York transfer agent or the custodian bank determine that the distribution cannot be made proportionately among shareholders or that it is impossible to make the distribution, they may adopt any method that they consider fair and practicable to effect the distribution. Such methods may include the public or private sale of all or a portion of the securities or property and the distribution of the proceeds. Link Market Services GmbH, our New York transfer agent or the custodian bank must consult with us before adopting any alternative method of distribution.

Depending on whether shares are individually certificated or in global form, we, Link Market Services GmbH, our New York transfer agent or the custodian bank with which shareholders have deposited their shares will determine whether or not any distribution (including cash, shares, rights or property) is subject to tax or governmental charges. In the case of a cash distribution, we may use all or part of the cash to pay any such tax or governmental charge. In the case of other distributions, we, Link Market Services GmbH, our New York transfer agent or the custodian bank may dispose of all or part of the property to be distributed by public or private sale, in order to pay the tax or governmental charge. In all cases, shareholders will receive any net proceeds of any sale or the balance of the cash or property after the deduction for taxes or governmental charges in proportion to their shareholdings.

Additional Capital

For a description of our authorized but unissued capital, conditional capital and share-based compensation plans, please see “Development of the Share Capital since 2015—Authorized Capital” and “Development of the Share Capital since 2015—Conditional Capital” above, and note 34 to the consolidated financial statements in our 2017 Form 20-F. For a description of our share-based compensation plans, please see note 35 to the consolidated financial statements in our 2017 Form 20-F.

Stock Options

As of the date of this prospectus there were no persons to whom our capital is under option or agreed conditionally or unconditionally to be put under option.

DESCRIPTION OF TRADABLE SUBSCRIPTION RIGHTS TO SUBSCRIBE FOR ORDINARY SHARES

We may offer tradable statutory subscription rights to subscribe for ordinary shares of Deutsche Bank Aktiengesellschaft. The applicable prospectus supplement will describe the specific terms of any such subscription rights offering, including, as applicable:

•	the title of the subscription rights;

•	the exercise price for the subscription rights;

•	the aggregate number of subscription rights issued;

•

a discussion of the material U.S. federal, German or other income tax considerations, as well as considerations under the U.S. Employee Retirement Income Security Act of 1974, or “ERISA,” applicable to the issuance of ordinary shares together with statutory subscription rights or exercise of the subscription rights;

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exercise of the subscription rights;

•	the terms of the ordinary shares corresponding to the subscription rights;

•	information regarding the trading of subscription rights, including the stock exchanges, if any, on which the subscription rights will be tradeable;

•	the record date, if any, to determine who is entitled to the subscription rights and the ex-rights date;

•	the date on which the rights to exercise the subscription rights will commence, and the date on which the rights will expire;

•	the extent to which the offering includes a contractual over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement we enter into in connection with the offering.

Each subscription right will entitle its holder to subscribe for a number of our ordinary shares at an exercise price described in the prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void. Upon receipt of payment and, if applicable, the subscription form properly completed and executed at the subscription rights agent’s office or another office indicated in the prospectus supplement, we will, as soon as practicable, forward our ordinary shares that can be subscribed for with that exercise. The prospectus supplement may offer more details on how to exercise the subscription rights. If we determine to make appropriate arrangements for rights trading, persons other than our shareholders can acquire rights as described in the prospectus supplement. In the event subscription rights are offered only to our shareholders and their rights remain unexercised, we may determine to offer the unsubscribed offered securities to persons other than our shareholders. In addition, we may enter into a standby underwriting arrangement with one or more underwriters under which the underwriter or underwriters, as the case may be, will purchase any offered securities remaining unsubscribed for after the offering, as described in the prospectus supplement.

DESCRIPTION OF CAPITAL SECURITIES

This section describes the general terms that will apply to any capital securities that may be offered pursuant to this prospectus by Deutsche Bank AG, acting through its head office or through one of its branches. The specific terms of the capital securities we are offering, and the extent to which the general terms described in this section apply to those securities, will be described in one or more related prospectus supplements at the time of the offer.

General

As used in this prospectus, the term “capital securities” means the subordinated capital securities that Deutsche Bank AG issues, acting through its head office or through one of its branches, and that the trustee authenticates and delivers under the capital securities indenture.

We may issue capital securities, acting through our head office or through one of our branches. Deutsche Bank AG as a whole is responsible for the obligations of its branches. Where, however, Deutsche Bank AG is delayed in performing or is unable, whether in whole or in part, to perform the obligations of the branch that issued any capital securities through such branch due to any law, requirement or any other act of state or of any authority in the jurisdiction of such branch, investors may be unable to seek performance of such obligations through any of Deutsche Bank’s other branches or offices (including its head office).

The Capital Securities Indenture

The capital securities offered pursuant to this prospectus will be issued in one or more series under, and will be governed by, the base capital securities indenture, dated November 6, 2014, among us, as issuer, The Bank of New York Mellon, One Wall Street, New York, New York 10286, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, calculation agent, transfer agent and registrar and authenticating agent, as supplemented by a second supplemental capital securities indenture to be entered into prior to any such issuance, and as may be further amended and supplemented from time to time.

The capital securities indenture is qualified under the Trust Indenture Act. Under the provisions of the Trust Indenture Act, if the same institution acts as trustee under the capital securities indenture and also as trustee under any other indenture under which securities of ours are issued, upon a default in any series of securities issued under either indenture, the trustee may be deemed to have a conflicting interest and may be required to resign and a successor trustee will be appointed. As of the date of this prospectus, The Bank of New York Mellon acts both as trustee under the capital securities indenture and as trustee under indentures relating to our eligible liabilities senior debt securities and our trust preferred securities.

In this sub-section, we refer to the trustee under the capital securities indenture, including any successor trustee, as the “trustee” with respect to that indenture and the capital securities issued under it. We refer to the capital securities indenture, as it may be supplemented from time to time, as the “capital securities indenture.”

We have summarized below the material provisions of the capital securities indenture and the capital securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries and are qualified in their entirety by the capital securities indenture. The terms of the capital securities indenture will include both those stated in the capital securities indenture and those made part of the capital securities indenture by the Trust Indenture Act. The capital securities indenture and the supplements thereto (including the form of second supplemental capital securities indenture) are included as exhibits to the registration statement of which this prospectus forms a part, and you should read the capital securities indenture for provisions that may be important to you.

We May Issue Different Series of Capital Securities

The capital securities indenture does not limit the amount of capital securities that may be issued. We may issue capital securities from time to time in one or more distinct series, at a price of 100% of their principal amount or at a premium or a discount. This section summarizes terms of the capital securities that apply generally to all series. The provisions of the capital securities indenture allow us not only to issue capital securities with terms different from those of capital securities previously issued under the capital securities indenture, but also to “reopen” a previously issued series of capital securities and issue additional capital securities of that series. The capital securities will not be secured by any property or assets of Deutsche Bank AG. We will describe many of the specific terms of the applicable series in the applicable prospectus supplement.

Ranking; Status

The capital securities (and, in the case of capital securities in bearer form, any coupons to these securities) will constitute our unsecured and subordinated obligations, ranking pari passu among themselves and pari passu with all of our other equally subordinated obligations. If Resolution Measures are imposed on us, or in the event of our dissolution, liquidation, insolvency or composition, or if other proceedings are opened for the avoidance of insolvency of, or against, us, the obligations under the capital securities will be fully subordinated to:

•	the claims of our unsubordinated creditors (as defined below),

•	the claims specified in Section 39(1) nos. 1 to 5 of the German Insolvency Code (Insolvenzordnung) or any successor provision, and

•	the claims under our tier 2 instruments (within the meaning of the CRR).

In any such event, no amounts will be payable in respect of the capital securities until (i) the claims of such unsubordinated creditors, (ii) the claims specified in Section 39(1) nos. 1 to 5 of the German Insolvency Code or any successor provision, and (iii) the claims under such tier 2 instruments have been satisfied in full. Subject to the foregoing, we may satisfy our obligations under the capital securities also from our other distributable assets (freies Vermögen).

“CRR” means Regulation (EU) No 575/2013 of the European Parliament and the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (including any provisions of regulatory law supplementing this Regulation); to the extent that any provisions of the CRR are amended or replaced, the term CRR as used in the capital securities indenture and the capital securities also refer to such amended provisions or successor provisions.

The term “unsubordinated creditors” means the holders of any indebtedness or other payment obligation of ours that is not expressed to be subordinated by means of contractual agreement or as a matter of law (including claims against us under our senior non-preferred debt instruments (Schuldtitel) within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including those that are subject to Section 46f(9) of the German Banking Act) or any successor provision).

Our payment obligations under the capital securities will rank pari passu with the claims against us under our other instruments issued as additional tier 1 capital within the meaning of the CRR and listed in the applicable prospectus supplement.

Resolution Measures

By acquiring any capital securities, you will be bound by and will be deemed to consent to the imposition of any Resolution Measure by the competent resolution authority. As a result, you would have no claim or other right against us arising out of any Resolution Measure. In addition, by your acquisition of capital securities, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the trustee for the capital securities and the paying agent, calculation agent, transfer agent and registrar and authenticating agent (which we refer to as the “capital securities agents” herein) for, agree not to initiate a suit against such trustee or the capital securities agents in respect of, and agree that such trustee and the capital securities agents will not be liable for, any action that such trustee or the capital securities agents take, or abstain from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the capital securities. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure. For more information, please see the sections “Resolution Measures” and “Risk Factors” in this prospectus.

Qualification as Regulatory Capital

We may issue capital securities that have terms that enable them to qualify as our additional tier 1 capital, as defined and provided for in the bank regulatory capital provisions to which we are subject.

We will include in prospectus supplements descriptions of the terms of any capital securities that we intend to qualify for inclusion in our regulatory capital.

Subordination of Capital Securities

The discussion of subordination in this section applies to each of the capital securities issued by Deutsche Bank AG under the capital securities indenture, acting through its head office or through one of its branches.

The capital securities will constitute our unsecured and subordinated obligations, ranking pari passu among themselves and pari passu with all of our other equally subordinated obligations. Our payment obligations under the capital securities will rank pari passu with the claims against us under our other instruments issued as additional tier 1 capital within the meaning of the CRR and listed in the applicable prospectus supplement.

The capital securities indenture provides that:

•

if Resolution Measures are imposed on us, or in the event of our dissolution, liquidation, insolvency or composition, or if other proceedings are opened for the avoidance of insolvency of, or against, us, the obligations under the capital securities will be fully subordinated to (i) the claims of our unsubordinated creditors, (ii) the claims specified in Section 39(1) nos. 1 to 5 of the German Insolvency Code (Insolvenzordnung) or any successor provision, and (iii) the claims under our tier 2 instruments (within the meaning of the CRR). In any such event, no amounts will be payable in respect of the capital securities until (i) the claims of such unsubordinated creditors, (ii) the claims specified in Section 39(1) nos. 1 to 5 of the German Insolvency Code or any successor provision, and (iii) the claims under such tier 2 instruments have been satisfied in full;

•	the claims of a holder of capital securities may not be set off against any of our claims;

•

no collateral or guarantee of whatever kind is, or will at any time be, provided by us or any other person securing the rights of holders of capital securities under any series of the capital securities, and any collateral or guarantee already provided or granted in the future in connection with our other liabilities may not be used for claims under the capital securities;

•	no subsequent agreement may limit the subordination provisions applicable to any series of capital securities or shorten the term of any series of capital securities or any applicable notice period;

•

any redemption of capital securities of any series (other than at their final maturity, if any capital security by its terms provides for a final maturity) will be subject to the prior approval of our competent supervisory authority, if then required under applicable law, the regulations, requirements, guidelines and policies relating to capital adequacy adopted by bodies of the European Union or Germany or any other competent authority then in effect in Germany and applicable to us, other regulations or policies of our competent supervisory authority; and

•

prior to the payment of any redemption amount in respect of any series of capital securities, the terms of any series of capital securities may provide for a redemption notice to be rescinded (including with automatic effect) upon the occurrence of certain events (including the imposition of Regulatory Measures) relating to our solvency or regulatory capital ratios.

If we fail to make payment of principal of, interest on, or other amounts owing under any series of capital securities at such time as such payment is requested to be made pursuant to the terms of such series of capital securities, which we refer to as a “Non-Payment Event,” and such Non-Payment Event is continuing, the trustee and the holders of capital securities could take action against us, but they may not accelerate the maturity of the capital securities and would not receive any money until the claims of the senior indebtedness have been fully satisfied. Furthermore, if we become subject to German insolvency proceedings, the trustee and the holders of our capital securities will have no right to file a claim against us unless the competent insolvency court allows the filing of subordinated claims.

Payments on the Capital Securities

Denomination and Currency. The capital securities may be denominated and payable in U.S. dollars or other currencies.

Fixed Rate and Floating Rate Capital Securities. Capital securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the capital securities.

Cancellation of Interest Payments. We may issue capital securities from time to time with provisions for the cancellation of any interest payment at our discretion or under other circumstances.

Limitations on Payments of Principal or Interest. We may issue capital securities from time to time with limitations on our ability to pay principal or interest in respect of such capital securities, including circumstances in which we may be prohibited from making such payments.

Write-downs of Principal. We may issue capital securities from time to time with provisions for write-downs in the principal amount of such capital securities.

Contingent Convertible Capital Securities. We may issue capital securities from time to time that may or will be converted at our option or otherwise into ordinary shares or other securities of ours.

We may issue capital securities that are exchangeable, either mandatorily or at our or the holder’s option, into securities of ours or the cash value of such securities.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any of the capital securities we are offering:

•	whether the capital securities will be issued by Deutsche Bank AG, acting through its head office or through one of its branches;

•	the specific designation;

•

whether the capital securities qualify for regulatory capital treatment as additional tier 1 capital (within the meaning of the regulatory capital adequacy requirements to which we are subject) or otherwise;

•

the ranking of the capital securities relative to our other outstanding securities, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	the aggregate principal amount, purchase price and denomination;

•	the currency in which the capital securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	whether the capital securities have a scheduled maturity, and if so, the date of maturity (and any provisions relating to extending or shortening the maturity date);

•

the interest rate or rates or the method by which the calculation agent (identified in the prospectus supplement) will determine the interest rate or rates, if any, and under what circumstances interest is payable;

•	the date from which interest accrues and the interest payment dates, if any;

•	provisions, if any, for the cancellation of all or any portion of any interest payment at our discretion or under other circumstances;

•	limitations, if any, on our ability to pay principal or interest in respect of the capital securities, including situations in which we may be prohibited from making such payments;

•

provisions, if any, for write-downs (and related write-ups, if any) in the principal amount of the capital securities and the effect, if any, of such write-downs (and related write-ups, if any) on interest payable on such capital securities;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the capital securities;

•	any repayment, redemption or prepayment provisions, including any redemption notice provisions;

•	any terms on which the capital securities may or will be converted at our option or otherwise into ordinary shares or other securities of ours, which we refer to as “Conversion Securities,” and, if so, the nature and terms of the Conversion Securities into which such capital securities are convertible and any additional or other provisions relating to such conversion, including any triggering event that may give rise to such conversion (which may include, but shall not be limited to, certain regulatory capital events) and the terms upon which such conversion should occur;

•

whether we may conduct an offer of Conversion Securities after any conversion of the capital securities in order to deliver cash proceeds to holders of capital securities in lieu of the Conversion Securities and the terms upon which any such offer should occur;

•	any terms relating to the adjustment of the Conversion Securities into which the capital securities may be converted;

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whether we will issue the capital securities in registered form or bearer form or both and, if we are offering capital securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those capital securities in bearer form;

•	whether we will issue the capital securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

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the terms on which holders of the capital securities may convert or exchange them into or for one or more securities of ours or the cash value of such securities; the terms on which conversion or exchange may occur, including whether exchange is mandatory, at the option of the holder or at our option; the period during which exchange may occur; the initial exchange price or rate; and the circumstances or manner in which the amount of securities deliverable upon exchange, or the cash value thereof, may be adjusted;

•	information as to the methods for determining the amount of principal, premium, if any, and/or interest payable on any date;

•	the identity of any agents for the capital securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the capital securities on any securities exchange;

•	whether the capital securities are to be sold separately or with other securities as part of units; and

•	any other specific terms of the capital securities and any terms required by or advisable under applicable laws or regulations.

The prospectus supplement relating to any series of capital securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations, certain German income tax consequences, certain income tax consequences due to the jurisdiction of any relevant issuing branch and certain considerations under ERISA, in each case in relation to an investment in the capital securities.

Registration and Transfer of Capital Securities

Holders may present capital securities for exchange and transfer (except bearer securities) in the manner, at the places and subject to the restrictions stated in the capital securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the capital securities indenture (or any supplemental indenture thereto) or issuer order under which that series of capital securities is issued.

Holders may transfer capital securities in bearer form and/or the related coupons, if any, by delivery to the transferee.

If any of the capital securities are held in global form, the procedures for transfer of interests in those capital securities will depend upon the procedures of the depositary for those global securities. See “Forms of Securities.”

Impact of Significant Corporate Actions and Other Developments

Under German law, a surviving corporation in a merger or consolidation generally assumes the obligations of its predecessors. There are, however, no covenants in the capital securities indenture or other provisions designed to protect holders of capital securities against a reduction in our creditworthiness that would afford holders of capital securities additional protection in the event of a recapitalization transaction, a change of control of the Bank, a merger or consolidation, a sale, lease or conveyance of all or substantially all of our assets or a highly leveraged transaction or any other transaction that might adversely affect holders of capital securities.

It may be that we will depend increasingly upon the earnings and cash flow of our subsidiaries to meet our obligations under the capital securities. Since the creditors of any of our subsidiaries would generally have a right to receive payment that is superior to our right to receive payment from the assets of that subsidiary, holders of capital securities will be effectively subordinated to creditors of our subsidiaries. In addition, there are various regulatory requirements applicable to some of our subsidiaries that limit their ability to pay dividends and make loans and advances to us.

No Defaults or Events of Default

In accordance with German law, there are no defaults or events of default under the capital securities indenture with respect to any series of the capital securities and, if German insolvency proceedings are opened with respect to us, holders of our subordinated debt securities will have no right to file a claim against us unless the competent insolvency court allows the filing of subordinated claims.

No Acceleration of Capital Securities. The capital securities indenture provides that there is no right of acceleration in the case of any non-payment of principal of, interest on or other amounts owing under any series of capital securities or a failure by us to perform any other covenant under the capital securities or under the capital securities indenture. Under no circumstances may the holders or the trustee declare the principal amount of any series of the capital securities and interest accrued thereon to be due and payable.

No Negative Pledge. The capital securities indenture contains no restrictions preventing us from incurring additional debt or from securing any of our debt by a pledge, lien or other encumbrance on any of our assets.

Indemnification of Trustee for Actions Taken on Your Behalf. The capital securities indenture provides that the trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of capital securities issued under the capital securities indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the capital securities indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a Non-Payment Event, to be indemnified by the holders of capital securities issued under the capital securities indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each affected series of outstanding capital securities, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder. The capital securities indenture provides that no individual holder of capital securities may institute any action against us under the capital securities indenture, except (to the extent required by the Trust Indenture Act and subject to the subordination and other provisions of any capital securities) actions to receive payment of the principal of and interest on capital securities on or after the respective due dates expressly provided for pursuant to the terms of such capital securities, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing Non-Payment Event;

•

the holders of not less than a majority in aggregate principal amount of the outstanding capital securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•

the holders of a majority in aggregate principal amount of the outstanding capital securities of each affected series, treated as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

As may be further specified in the terms of the particular series of capital securities, distributions on capital securities may be paid only out of certain distributable items, and we may retain full discretion at all times to cancel distributions on capital securities qualifying as additional tier 1 capital for an unlimited period and on a non-cumulative basis, in particular if ordered by our competent authority to not make any such distributions. In addition, depending on the terms of the series of capital securities, the principal of a capital security may be written down automatically or, by order of a competent supervisory authority, the capital securities may be converted, if a minimum regulatory capital threshold is triggered. In such cases, a holder of the capital securities would not be able to bring an action. Additionally, the provisions governing the capital securities will not give the holder the right to accelerate future scheduled payments of interest or principal.

The capital securities indenture contains a covenant that we will file annually with the trustee a certificate of no non-compliance in the performance of any covenants or conditions contained in the capital securities indenture, or a certificate specifying any non-compliance that exists.

Discharge

We may only discharge all of our obligations under the capital securities indenture, other than as to transfers and exchanges, after we have:

•	paid or caused to be paid the principal of and any interest or premium, if any, on all of the outstanding capital securities issued thereunder in accordance with their terms; or

•	delivered to the trustee for cancellation all of the outstanding capital securities issued thereunder.

Modification of the Capital Securities Indenture

Modification without Consent of Holders. We and the trustee may enter into supplemental indentures without the consent of the holders of capital securities issued under the indentures to:

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of capital securities;

•	cure any ambiguity or correct any inconsistency or manifest error;

•	establish the forms or terms of capital securities of any series;

•	evidence the acceptance of appointment by a successor trustee; or

•	to give effect to any variation to the terms of the capital securities as a result of the imposition of any Resolution Measure.

Any such modification will be subject to the prior consent of our competent supervisory authority, if required under the CRR or other applicable laws and regulations for the recognition of the capital securities as additional tier 1 capital.

Modification Requiring Consent of Each Holder. We and the trustee may not make any of the following changes to any outstanding capital security without the consent of each holder that would be affected by such change:

•	if any capital security by its terms provides for a final maturity, change the final maturity thereof;

•	reduce the principal amount of such capital security in any manner not permitted pursuant to the terms of such capital security;

•	reduce the rate or change the time of payment of interest of such capital security in any manner not permitted pursuant to the terms of such capital security;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, premium, or interest thereon is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•

alter the terms on which holders of the capital securities may convert or exchange capital securities for other securities of the Bank or of other entities or for other property or the cash value of thereof, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the capital securities;

•	alter certain provisions of the capital securities indenture relating to capital securities not denominated in U.S. dollars;

•	modify the provisions of the capital securities indenture with respect to the subordination of the capital securities in a manner adverse to the holders;

•	reduce the percentage of capital securities the consent of whose holders is required for modification of the capital securities indenture; or

•

to the extent required by the Trust Indenture Act and subject to the subordination and other provisions of any capital securities, impair the right of any holder to institute actions to receive payment of the principal of and interest on capital securities on or after the respective due dates expressly provided for pursuant to the terms of such capital securities.

Any such change will be subject to the prior consent of our competent supervisory authority, if required under the CRR or other applicable laws and regulations for the recognition of the capital securities as additional tier 1 capital.

Modification with Consent of Holders of a Majority. We and the trustee may make any other change to the capital securities indenture and to the rights of the holders of the capital securities issued thereunder, if we obtain the consent of the holders of not less than a majority in aggregate principal amount of all affected series of outstanding capital securities issued thereunder, voting as one class. Any such change will be subject to the prior consent of our competent supervisory authority, if required under the CRR or other applicable laws and regulations for the recognition of the capital securities as additional tier 1 capital.

Concerning Our Relationship with the Trustee

We and our subsidiaries maintain ordinary banking relationships and custodial facilities with the trustee and affiliates of the trustee.

Governing Law

The capital securities indenture is, and the capital securities will be, governed by and construed in accordance with the laws of the State of New York, other than with respect to the provisions relating to the ranking of the capital securities and their status, which provisions will be governed by and construed in accordance with German law, including, in relation to such provisions, any determination of whether a Resolution Measure has been imposed on us.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any debt securities – comprising subordinated debt securities, eligible liabilities senior debt securities, senior debt securities and senior debt funding securities – that may be offered pursuant to this prospectus by Deutsche Bank AG, acting through its head office or through one of its branches. The specific terms of the debt securities we are offering, and the extent to which the general terms described in this section apply to those securities, will be described in one or more related prospectus supplements at the time of the offer.

As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that Deutsche Bank AG issues, acting through its head office or through one of its branches, and in each case, the relevant trustee authenticates and delivers under the applicable indenture relating to such indebtedness. We refer to any such debt securities that constitute subordinated indebtedness as “subordinated debt securities”; we refer to any such debt securities that constitute eligible liabilities senior indebtedness as “eligible liabilities senior debt securities”; we refer to any such debt securities that constitute senior indebtedness as “senior debt securities”; and we refer to any such debt securities that constitute senior funding indebtedness as “senior debt funding securities.”

We may issue debt securities, acting through our head office or through one of our branches. Deutsche Bank AG as a whole is responsible for the obligations of its branches. Where, however, Deutsche Bank AG is delayed in performing or is unable, whether in whole or in part, to perform the obligations of the branch that issued any debt securities through such branch due to any law, requirement or any other act of state or of any authority in the jurisdiction of such branch, investors may be unable to seek performance of such obligations through any of Deutsche Bank’s other branches or offices (including its head office).

Subordinated Debt Securities

The Subordinated Indenture

We may issue subordinated debt securities, acting through our head office or through one of our branches. The subordinated debt securities offered pursuant to this prospectus will be issued in one or more series under, and will be governed by, a subordinated indenture, dated May 21, 2013, among us, as issuer, Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, transfer agent and registrar and authenticating agent, as supplemented by the first supplemental subordinated indenture, dated as of May 24, 2013, the second supplemental subordinated indenture, dated as of April 1, 2015, the third supplemental subordinated indenture, dated as of December 1, 2017, the fourth supplemental subordinated indenture, dated as of December 1, 2017, and as may be further amended and supplemented from time to time.

The subordinated indenture is qualified under the Trust Indenture Act. Under the provisions of the Trust Indenture Act, if the same institution acts as trustee under the subordinated indenture and also as trustee under any other indenture under which securities of ours are issued, upon a default in any series of securities issued under either indenture, the trustee may be deemed to have a conflicting interest and may be required to resign and a successor trustee will be appointed.

In this sub-section “Description of Debt Securities—Subordinated Debt Securities,” we refer to the trustee under the subordinated indenture, including any successor trustee, as the “trustee” with respect to that indenture and the subordinated debt securities issued under it. We refer to the subordinated indenture, as it may be supplemented from time to time, as the “subordinated indenture.”

We have summarized below the material provisions of the subordinated indenture and the subordinated debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries and are qualified in their entirety by the subordinated indenture. The terms of the subordinated indenture will include both those stated in that indenture and those made part of that indenture by the Trust Indenture Act. The subordinated indenture is included as an exhibit to the registration statement of which this prospectus forms a part, and you should read the subordinated indenture for provisions that may be important to you.

We May Issue Different Series of Subordinated Debt Securities

The subordinated indenture does not limit the amount of indebtedness that may be issued. We may issue subordinated debt securities from time to time in one or more distinct series, at a price of 100%

of their principal amount or at a premium or a discount. This section summarizes terms of the subordinated debt securities that apply generally to all series. The provisions of the subordinated indenture allow us not only to issue subordinated debt securities with terms different from those of subordinated debt securities previously issued under that indenture, but also to “reopen” a previously issued series of subordinated debt securities and issue additional subordinated debt securities of that series. The subordinated debt securities will not be secured by any property or assets of Deutsche Bank AG. We will describe many of the specific terms of the applicable series in the applicable prospectus supplement.

Ranking; Status

The subordinated debt securities (and, in the case of subordinated debt securities in bearer form, any coupons to these securities) will constitute our unsecured obligations and will be subordinated to (i) the claims of our creditors that are not subordinated pursuant to applicable law, including claims against us under unsecured senior non-preferred debt instruments (Schuldtitel) within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including those that are subject to Section 46f(9) of the German Banking Act) or any successor provision and (ii) our other obligations which are mandatorily preferred by law (we refer to such claims and obligations in (i) and (ii) as the “Priority Claims”). The subordinated debt securities will rank equally and pari passu with all of our other unsecured and subordinated claims (it being understood that no Priority Claims constitute subordinated claims), except as otherwise provided by applicable law or by the terms of any other indebtedness, and in particular, if such other indebtedness is expressed to rank junior to the subordinated debt securities, then the securities shall rank senior to such junior debt, but junior to the Priority Claims.

Resolution Measures

By acquiring any subordinated debt securities issued on or after April 1, 2015, you will be bound by and will be deemed to consent to the imposition of any Resolution Measure by the competent resolution authority. As a result, you would have no claim or other right against us arising out of any Resolution Measure. In addition, by your acquisition of subordinated debt securities, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the trustee for the subordinated debt securities and the paying agent, the transfer agent and the registrar and authenticating agent (which we refer to as the “subordinated note agents” herein) for, agree not to initiate a suit against such trustee or the subordinated note agents in respect of, and agree that such trustee and the subordinated note agents will not be liable for, any action that such trustee or the subordinated note agents take, or abstain from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the subordinated debt securities. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure. For more information, please see the sections “Resolution Measures” and “Risk Factors” in this prospectus.

Qualification as Regulatory Capital

We may issue subordinated debt securities that have terms that enable them to qualify as our tier 2 capital, as defined and provided for in the bank regulatory capital provisions to which we are subject. We will include in prospectus supplements descriptions of the terms of any subordinated debt securities that we intend to qualify for inclusion in our regulatory capital.

Subordination; No Set-off; No Security; Early Redemption

The discussion of subordination in this section applies to each of the subordinated debt securities issued by Deutsche Bank AG under the subordinated indenture, acting through its head office or through one of its branches.

The subordinated indenture provides that in the event of our dissolution or liquidation, or insolvency proceedings against us, the subordinated debt securities will be subordinated to the claims of all of our Priority Claims so that in any such event no amounts will be payable under the subordinated debt securities until the claims of all creditors of Priority Claims have been satisfied in full.

Furthermore, the subordinated indenture provides that, if any series of subordinated debt securities is to qualify for regulatory banking purposes as our tier 2 capital:

•	the claims of a holder of subordinated debt securities may not be set off against any of our claims;

•

no collateral of whatever kind is, or will at any time be, provided by us or any other person securing the rights of holders of subordinated debt securities arising under the subordinated debt securities, and any collateral that, notwithstanding the aforementioned, may have been provided in the past or will be provided in the future by us or any third party will not secure the claims arising from the subordinated debt securities;

•

no subsequent agreement may limit the subordination provisions applicable to any series of subordinated debt securities or amend the maturity date or redemption date of any subordinated debt securities to an earlier date or shorten any applicable notice period; and

•

any redemption of any series of subordinated debt securities prior to their stated maturity will be subject to our receipt of prior written approval of the competent supervisory authority if then required under applicable law, capital adequacy guidelines, regulations or policies of such competent supervisory authority.

If we fail to make payment on the subordinated debt securities when due for reasons other than (i) the subordination provisions preventing us from making such payment or (ii) any Resolution Measure imposed by the competent resolution authority, we will be in default on our obligations under the subordinated indenture. In such case, the trustee and the holders of subordinated debt securities could take action against us, but they may not accelerate the maturity of the subordinated debt securities and would not receive any money until the claims of the senior indebtedness have been fully satisfied. Furthermore, if we become subject to German insolvency proceedings, the trustee and the holders of our subordinated debt securities will have no right to file a claim against us unless the competent insolvency court allows the filing of subordinated claims.

Payments on the Subordinated Debt Securities

Denomination and Currency. The subordinated debt securities may be denominated and payable in U.S. dollars or other currencies.

Fixed Rate and Floating Rate Subordinated Debt Securities. Subordinated debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the subordinated debt securities. Subordinated debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Linked or Exchangeable Subordinated Debt Securities. We may issue subordinated debt securities from time to time with the principal amount and/or interest payable on any relevant payment date to be determined by reference to the performance, level or value of one or more of the following: other securities issued by us, securities of any entity affiliated or unaffiliated with us, indices, currencies, commodities, interest rates, intangibles, articles, goods or any other property, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items. Holders of these types of subordinated debt securities will receive payments of principal and/or interest (if any) that are determined by reference to the applicable underlying instrument or measurement. Such subordinated debt securities may provide either for cash settlement or for physical settlement by delivery of the applicable underlying property or other property of the type listed above. Such subordinated debt securities may also provide that the form of settlement may be determined at our option or at your option.

We may issue subordinated debt securities that are exchangeable, either mandatorily or at our or the holder’s option, into securities of ours or entities that are or are not affiliated with us, a basket or baskets of those securities, other property, or any combination of, or the cash value of, such securities or other property.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any of the subordinated debt securities we are offering:

•	whether the subordinated debt securities will be issued by Deutsche Bank AG, acting through its head office or through one of its branches;

•	the specific designation;

•	whether the subordinated debt securities qualify for regulatory capital treatment and if so, the category of capital for which they qualify;

•

the ranking of the subordinated debt securities relative to our other outstanding securities, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	the aggregate principal amount, purchase price and denomination;

•	the currency in which the subordinated debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	the date of maturity (and any provisions relating to extending or shortening the maturity date);

•	the interest rate or rates or the method by which the calculation agent (identified in the prospectus supplement) will determine the interest rate or rates, if any;

•	the date from which interest accrues and the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the subordinated debt securities;

•	any repayment, redemption or prepayment, including any redemption notice provisions;

•

whether we will issue the subordinated debt securities in registered form or bearer form or both and, if we are offering subordinated debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those subordinated debt securities in bearer form;

•	whether we will issue the subordinated debt securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

•

whether the subordinated debt securities are convertible or exchangeable securities and the terms on which holders of the subordinated debt securities may exchange them into or for one or more securities of ours or other entities or other property, or the cash value thereof, and the specific terms of and period in which such conversion or exchange may be made;

•

if the amount of principal, premium, if any, and/or interest payable on any date may be determined with respect to any currencies, commodities or securities of us or other entities, the basket or baskets of those currencies, commodities or securities, or the index or indices of those currencies, commodities or securities, or interest rates, or intangibles, articles, goods or any other property, or any other financial or economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances, the manner in which such amounts will be determined;

•	the identity of any agents for the subordinated debt securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the subordinated debt securities on any securities exchange;

•	whether the subordinated debt securities are to be sold separately or with other securities as part of units; and

•	any other specific terms of the subordinated debt securities and any terms required by or advisable under applicable laws or regulations.

The prospectus supplement relating to any series of subordinated debt securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations, certain German income tax consequences, certain income tax consequences due to the jurisdiction of any relevant issuing branch and certain considerations under ERISA, in each case in relation to an investment in the subordinated debt securities.

Registration and Transfer of Subordinated Debt Securities

Holders may present subordinated debt securities for exchange and transfer (except bearer securities) in the manner, at the places and subject to the restrictions stated in the subordinated debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the subordinated indenture (or any supplemental indenture thereto) or issuer order under which that series of subordinated debt securities is issued.

Holders may transfer subordinated debt securities in bearer form and/or the related coupons, if any, by delivery to the transferee.

If any of the subordinated debt securities are held in global form, the procedures for transfer of interests in those subordinated debt securities will depend upon the procedures of the depositary for those global securities. See “Forms of Securities.”

Impact of Significant Corporate Actions and Other Developments

Under German law, a surviving corporation in a merger or consolidation generally assumes the obligations of its predecessors. There are, however, no covenants in the subordinated indenture or other provisions designed to protect holders of subordinated debt securities against a reduction in our creditworthiness that would afford holders of subordinated debt securities additional protection in the event of a recapitalization transaction, a change of control of the Bank, a merger or consolidation, a sale, lease or conveyance of all or substantially all of our assets or a highly leveraged transaction or any other transaction that might adversely affect holders of subordinated debt securities.

It may be that we will depend increasingly upon the earnings and cash flow of our subsidiaries to meet our obligations under the subordinated debt securities. Since the creditors of any of our subsidiaries would generally have a right to receive payment that is superior to our right to receive payment from the assets of that subsidiary, holders of subordinated debt securities will be effectively subordinated to creditors of our subsidiaries. In addition, there are various regulatory requirements applicable to some of our subsidiaries that limit their ability to pay dividends and make loans and advances to us.

Events of Default

In accordance with German law, there are no events of default under the subordinated indenture other than with respect to insolvency and, if German insolvency proceedings are opened with respect to us, holders of our subordinated debt securities will have no right to file a claim against us unless the competent insolvency court allows the filing of subordinated claims.

An event of default is defined under the subordinated indenture, with respect to any series of subordinated debt securities issued under that indenture, as the opening of insolvency proceedings against us by a German court having jurisdiction over us.

No Negative Pledge. The subordinated indenture does not contain any restrictions preventing us from incurring additional debt or from securing any of our debt by a pledge, lien or other encumbrance on any of our assets.

Acceleration Upon Event of Default. The subordinated indenture provides that if an event of default occurs or is continuing, either the trustee or the holders of not less than 33 1⁄3% in aggregate principal amount of all outstanding subordinated debt securities issued under the subordinated indenture, voting as one class, by notice in writing to the Bank, may declare the principal of all subordinated debt securities and interest accrued thereon to be due and payable immediately.

No Acceleration Upon Other Defaults. The subordinated indenture provides that there is no right of acceleration in the case of a default in the payment of principal of, interest on, or other amounts owing under any series of subordinated debt securities or a default in the performance of any of our other covenants under the subordinated debt securities.

Indemnification of Trustee for Actions Taken on Your Behalf. The subordinated indenture provides that the trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of subordinated debt securities issued under the subordinated indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the subordinated indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified by the holders of subordinated debt securities issued under that indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each affected series of outstanding subordinated debt securities, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder. The subordinated indenture provides that no individual holder of subordinated debt securities may institute any action against us under that indenture, except actions for payment of overdue principal and interest at maturity or upon acceleration unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing default;

•

the holders of not less than a majority in aggregate principal amount of the outstanding subordinated debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•

the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of each affected series, treated as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

Additionally, the provisions governing the subordinated debt securities will not give the holder the right to accelerate future scheduled payments of interest or principal, other than in the insolvency of the institution.

The subordinated indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge

We may only discharge all of our obligations under the subordinated indenture, other than as to transfers and exchanges, after we have:

•	paid or caused to be paid the principal of and any interest or premium, if any, on all of the outstanding subordinated debt securities issued thereunder in accordance with their terms; or

•	delivered to the trustee for cancellation all of the outstanding subordinated debt securities issued thereunder.

Modification of the Subordinated Indenture

Modification without Consent of Holders. We and the trustee may enter into supplemental subordinated indentures without the consent of the holders of subordinated debt securities issued under the subordinated indenture to:

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of subordinated debt securities;

•	cure any ambiguity or correct any inconsistency or manifest error;

•	establish the forms or terms of subordinated debt securities of any series;

•	evidence the acceptance of appointment by a successor trustee; or

•	give effect to any variation to the terms of the subordinated debt securities as a result of the imposition of any Resolution Measure.

Any such modification will be subject to the prior consent of our competent supervisory authority, if required under the CRR or other applicable laws and regulations for the recognition of the subordinated debt securities as tier 2 capital.

Modification Requiring Consent of Each Holder. We and the trustee may not make any of the following changes to any outstanding subordinated debt security without the consent of each holder that would be affected by such change:

•	change the final maturity of such subordinated debt security;

•	reduce the principal amount;

•	reduce the rate or change the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security provable in bankruptcy;

•

alter the terms on which holders of the subordinated debt securities may convert or exchange those subordinated debt securities for other securities of the Bank or of other entities or for other property or the cash value of thereof, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the subordinated debt securities;

•	alter certain provisions of the subordinated indenture relating to subordinated debt securities not denominated in U.S. dollars;

•	impair the right of any holder to institute suit for the enforcement of any payment on any subordinated debt security when due;

•	modify the ranking of a subordinated debt security in a manner adverse to the holders thereof; or

•	reduce the percentage of subordinated debt securities the consent of whose holders is required for modification of the subordinated indenture.

Any such change will be subject to the prior consent of our competent supervisory authority, if required under the CRR or other applicable laws and regulations for the recognition of the subordinated debt securities as tier 2 capital.

Modification with Consent of Holders of a Majority. We and the trustee may make any other change to the subordinated indenture and to the rights of the holders of the subordinated debt securities issued thereunder, if we obtain the consent of the holders of not less than a majority in aggregate principal amount of all affected series of outstanding subordinated debt securities issued thereunder, voting as one class. Any such change will be subject to the prior consent of our competent supervisory authority, if required under the CRR or other applicable laws and regulations for the recognition of the subordinated debt securities as tier 2 capital.

Concerning Our Relationship with the Trustee

We and our subsidiaries maintain ordinary banking relationships and custodial facilities with the trustee and affiliates of the trustee.

Governing Law

The subordinated indenture is, and the subordinated debt securities will be, governed by and construed in accordance with the laws of the State of New York, except for the subordination provisions thereof, which respectively is or will be governed by German law, and except as may otherwise be required by mandatory provisions of law.

Eligible Liabilities Senior Debt Securities

The Eligible Liabilities Senior Indenture

We may issue eligible liabilities senior debt securities, acting through our head office or through one of our branches. The eligible liabilities senior debt securities offered pursuant to this prospectus will be issued in one or more series under, and will be governed by, the eligible liabilities senior indenture, dated as of April 19, 2017, among us, as issuer, The Bank of New York Mellon, 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, authenticating agent, issuing agent and registrar as supplemented by the first supplemental eligible liabilities senior indenture, dated as of July 10, 2017, the second supplemental eligible liabilities senior indenture, dated as of July 21, 2018, and as may be further amended and supplemented from time to time.

The eligible liabilities senior indenture is qualified under the Trust Indenture Act. Under the provisions of the Trust Indenture Act, if the same institution acts as trustee under the eligible liabilities senior indenture and also as trustee under any other indenture under which securities of ours are issued, upon a default in any series of securities issued under either indenture, the trustee may be deemed to have a conflicting interest and may be required to resign and a successor trustee will be appointed. As of the date of this prospectus, The Bank of New York Mellon acts both as trustee under the eligible liabilities senior indenture and as trustee under indentures relating to our trust preferred securities and our capital securities.

In this sub-section “Description of Debt Securities—Eligible Liabilities Senior Debt Securities,” we refer to the trustee under the eligible liabilities senior indenture, including any successor trustee, as the “trustee” with respect to that indenture and the eligible liabilities senior debt securities issued under it. We refer to the eligible liabilities senior indenture, as it may be supplemented from time to time, as the “eligible liabilities senior indenture.”

We have summarized below the material provisions of the eligible liabilities senior indenture and the eligible liabilities senior debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries and are qualified in their entirety by the eligible liabilities senior indenture. The terms of the eligible liabilities senior indenture will include both those stated in that indenture and those made part of that indenture by the Trust Indenture Act. The eligible liabilities senior indenture and the supplements thereto are included as exhibits to the registration statement of which this prospectus forms a part, and you should read the eligible liabilities senior indenture for provisions that may be important to you.

We May Issue Different Series of Eligible Liabilities Senior Debt Securities

The eligible liabilities senior indenture does not limit the amount of eligible liabilities senior debt securities that may be issued. We may issue eligible liabilities senior debt securities from time to time in one or more distinct series, at a price of 100% of their principal amount or at a premium or a discount. This section summarizes terms of the eligible liabilities senior debt securities that apply generally to all series. The provisions of the eligible liabilities senior indenture allow us not only to issue eligible liabilities senior debt securities with terms different from those of the eligible liabilities senior debt securities previously issued under that indenture, but also to “reopen” a previously issued series of eligible liabilities senior debt securities and issue additional eligible liabilities senior debt securities of that series. The eligible liabilities senior debt securities will not be secured by any property or assets of Deutsche Bank AG. We will describe many of the specific terms of the applicable series in the applicable prospectus supplement.

Ranking; Status

The eligible liabilities senior debt securities (and in the case of eligible liabilities senior debt securities in bearer form, any coupons to these securities) will constitute our unsecured and unsubordinated senior non-preferred obligations under debt instruments (Schuldtitel) within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) or any successor provision. Our obligations under the eligible liabilities senior debt securities will rank pari passu among themselves and pari passu with all of our other unsecured and unsubordinated senior non-preferred obligations under debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (including the senior non-preferred obligations under any such debt instruments that we issued before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act) or any successor provision.

In accordance with Section 46f(5) of the German Banking Act, if Resolution Measures are imposed on us or in the event of our dissolution, liquidation, insolvency or composition, or if other proceedings are opened for the avoidance of the insolvency of, or against, us, our obligations under the eligible liabilities senior debt securities will rank junior to the claims of our unsubordinated creditors not qualifying as obligations under our debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (including the senior non-preferred obligations under any such debt instruments that we issued before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act) or any successor provision. In any such event, no amounts will be payable in respect of the eligible liabilities senior debt securities until the claims of such other unsubordinated creditors have been satisfied in full.

A large portion of our liabilities consists of senior unsecured obligations that do not constitute debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (including those that are subject to Section 46f(9) of the German Banking Act). Among those unsecured unsubordinated obligations that do not constitute debt instruments are instruments with an initial maturity of less than one year as well as senior unsecured instruments of indebtedness whose terms provide that (i) the repayment or the amount of the repayment depends on the occurrence or non-occurrence of an event which is uncertain at the point in time when the senior unsecured instruments of indebtedness are issued or is settled in a way other than by monetary payment or (ii) the payment of interest or the amount of the interest payments depends on the occurrence or non-occurrence of an event which is uncertain at the point in time when the senior unsecured instruments of indebtedness are issued unless the payment of interest or the amount of the interest payments solely depends on a customary fixed or floating reference interest rate and is settled by monetary payment.

The order of priority set forth in the German Banking Act applies to any debt instruments outstanding at the time insolvency proceedings are opened or Resolutions Measures are imposed, irrespective of when the relevant instruments were issued. In a German insolvency proceeding or in the event of the imposition of Resolution Measures with respect to us, the competent regulatory authority or court would determine whether a security qualifies as a debt instrument, when it was issued, as well as which of our senior debt securities have the terms described in clauses (i) or (ii) above, referred to herein as the “structured” debt securities, and which do not, referred to herein as the “non-structured” debt securities. The relevant pricing supplement for each issuance may state in which category we expect such issuance to be classified, but the competent regulatory authority or court may classify the debt securities differently.

Our non-structured senior debt securities that were issued before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act (such as our then outstanding non-structured senior debt securities) and our eligible liabilities senior debt securities rank junior to our structured senior debt securities, our senior debt securities that were issued on or after July 21, 2018 and our senior debt funding securities.

If insolvency proceedings are opened against us or if Resolution Measures are imposed on us, our obligations that rank junior in insolvency would be written down or converted into common equity tier 1 instruments before any of our more senior-ranking obligations are written down or converted. Accordingly, our “senior non-preferred” debt instruments, including the non-structured senior debt securities issued before July 21, 2018 and the eligible liabilities senior debt securities, would be written down or converted prior to our “senior preferred” debt securities, including the non-structured senior debt securities issued on or after July 21, 2018, the structured senior debt securities and the senior debt funding securities. Consequently, higher losses could be allocated to the non-structured senior debt securities issued before July 21, 2018 and to our eligible liabilities senior debt securities than to our other outstanding unsecured unsubordinated obligations.

Resolution Measures

By acquiring any eligible liabilities senior debt securities, you will be bound by and will be deemed to consent to the imposition of any Resolution Measure by the competent resolution authority. As a result, you would have no claim or other right against us arising out of any Resolution Measure or increased losses incurred based on the order of priority under the German Banking Act. In addition, by your acquisition of eligible liabilities senior debt securities, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the trustee for the eligible liabilities senior debt securities and the paying agent, the authenticating agent, the issuing agent and the registrar (which we refer to as the “eligible liabilities senior note agents” herein) for, agree not to initiate a suit against such trustee or the eligible liabilities senior note agents in respect of, and agree that such trustee and the eligible liabilities senior note agents will not be liable for, any action that such trustee or the eligible liabilities senior note agents take, or abstain from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the eligible liabilities senior debt securities. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure. For more information, please see the sections “Resolution Measures” and “Risk Factors” in this prospectus.

Qualification as “Eligible Liabilities”

The eligible liabilities senior debt securities will constitute senior non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act, and are intended to qualify as eligible liabilities instruments for the minimum requirement for own funds and eligible liabilities, as described and provided for in the bank regulatory capital provisions to which we are subject.

No Enhancement; No Set-off; No Security; Early Redemption

The eligible liabilities senior indenture provides that:

•

no subsequent agreement may enhance the seniority of our obligations under the eligible liabilities senior debt securities or shorten the term of any of the eligible liabilities senior debt securities or any applicable notice period;

•	no holder of the eligible liabilities senior debt securities may set off its claims arising under such eligible liabilities senior debt securities against any claims of ours;

•

no security or guarantee will be provided at any time securing claims of the holders under the eligible liabilities senior debt securities; any security or guarantee already provided or granted in the future in connection with other liabilities of ours may not be used for claims under the eligible liabilities senior debt securities; and

•

any redemption of any series of eligible liabilities senior debt securities prior to their stated maturity will be subject to (i) receipt by the Bank of prior approval of the competent authority, if then required under applicable law, capital adequacy guidelines, regulations or policies of such competent authority, and (ii) compliance with any other regulatory requirements. If the eligible liabilities senior debt securities are redeemed by us without the approval of such competent authority, if then legally required, then the amounts paid on the eligible liabilities senior debt securities must be returned to us irrespective of any agreement to the contrary.

If we fail to make payment on the eligible liabilities senior debt securities when due, we will be in default on our obligations under the eligible liabilities senior indenture. In such case, the trustee and the holders of eligible liabilities senior debt securities could take action against us, but they may not accelerate the maturity of the eligible liabilities senior debt securities.

Payments on the Eligible Liabilities Senior Debt Securities

Denomination and Currency. Unless otherwise specified in the applicable pricing supplement, the eligible liabilities senior debt securities will be denominated and payable in U.S. dollars.

Fixed Rate and Floating Rate Eligible Liabilities Senior Debt Securities. The eligible liabilities senior debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the eligible liabilities senior debt securities. The eligible liabilities senior debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any of the eligible liabilities senior debt securities we are offering:

•	whether the eligible liabilities senior debt securities will be issued by Deutsche Bank AG, acting through its head office or through one of its branches;

•	the specific designation;

•	the qualification of the eligible liabilities senior debt securities as eligible liabilities for bank regulatory purposes;

•

the ranking of the eligible liabilities senior debt securities relative to our other outstanding securities, including whether they provide for an explicit reference to their lower ranking as determined through § 46f(5) of the German Banking Act and to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	whether we are permitted to substitute the office through which we are acting for all purposes under the eligible liabilities senior debt securities;

•	the aggregate principal amount, purchase price and denomination;

•	the currency, if other than U.S. dollars, in which the eligible liabilities senior debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	the date of maturity (and any provisions relating to postponing or shortening the maturity date to account for days that are not business days);

•	the interest rate or rates or the method by which the calculation agent (identified in the prospectus supplement) will determine the interest rate or rates, if any;

•	the date from which interest accrues and the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the eligible liabilities senior debt securities;

•	any redemption provisions, including any redemption notice provisions;

•

whether we will issue the eligible liabilities senior debt securities in registered form or bearer form or both and, if we are offering eligible liabilities senior debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those eligible liabilities senior debt securities in bearer form;

•	whether we will issue the eligible liabilities senior debt securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

•

the identity of any agents for the eligible liabilities senior debt securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the eligible liabilities senior debt securities on any securities exchange;

•	any additions to or modifications of our covenants set forth herein with respect to the eligible liabilities senior debt securities; and

•	any other specific terms of the eligible liabilities senior debt securities and any terms required by or advisable under applicable laws or regulations.

The prospectus supplement relating to any series of eligible liabilities senior debt securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations, certain German income tax consequences, certain income tax consequences due to the jurisdiction of any relevant issuing branch and certain considerations under ERISA, in each case in relation to an investment in the eligible liabilities senior debt securities.

Registration and Transfer of Eligible Liabilities Senior Debt Securities

Holders may present eligible liabilities senior debt securities for exchange and transfer (except bearer securities) in the manner, at the places and subject to the restrictions stated in the eligible liabilities senior debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the eligible liabilities senior indenture (or any supplemental indenture thereto) or issuer order under which that series of eligible liabilities senior debt securities is issued.

Holders may transfer eligible liabilities senior debt securities in bearer form and/or the related coupons, if any, by delivery to the transferee.

If any of the eligible liabilities senior debt securities are held in global form, the procedures for transfer of interests in those eligible liabilities senior debt securities will depend upon the procedures of the depositary for those global securities. See “Forms of Securities.”

Impact of Significant Corporate Actions and Other Developments

Under German law, a surviving corporation in a merger or consolidation generally assumes the obligations of its predecessors. There are, however, no covenants in the eligible liabilities senior indenture or other provisions designed to protect holders of eligible liabilities senior debt securities against a reduction in our creditworthiness that would afford holders of eligible liabilities senior debt securities additional protection in the event of a recapitalization transaction, a change of control of the Bank, a merger or consolidation, a sale, lease or conveyance of all or substantially all of our assets or a highly leveraged transaction or any other transaction that might adversely affect holders of eligible liabilities senior debt securities.

It may be that we will depend increasingly upon the earnings and cash flow of our subsidiaries to meet our obligations under the eligible liabilities senior debt securities. Since the creditors of any of our subsidiaries would generally have a right to receive payment that is superior to our right to receive payment from the assets of that subsidiary, holders of eligible liabilities senior debt securities will be effectively subordinated to creditors of our subsidiaries. In addition, there are various regulatory requirements applicable to some of our subsidiaries that limit their ability to pay dividends and make loans and advances to us.

Events of Default

An event of default is defined under the eligible liabilities senior indenture, with respect to any series of eligible liabilities senior debt securities issued under that indenture, as the opening of insolvency proceedings against us by a German court having jurisdiction over us. There are no other events of default under the eligible liabilities senior indenture.

Acceleration Upon Event of Default. The eligible liabilities senior indenture provides if an event of default occurs or is continuing, either the trustee or the holders of not less than 33 1⁄3% in aggregate principal amount of all outstanding eligible liabilities senior debt securities issued under the eligible liabilities senior indenture, voting as one class, by notice in writing to the Bank, may declare the principal of all outstanding eligible liabilities senior debt securities issued under the eligible liabilities senior indenture, and interest accrued thereon, to be due and payable immediately.

No Acceleration Upon Other Defaults. The eligible liabilities senior indenture provides that there is no right of acceleration in the case of a default in the payment of principal of, interest on, or other amounts owing under any series of eligible liabilities senior debt securities issued under the eligible liabilities senior indenture or a default in the performance of any of our other covenants under the eligible liabilities senior debt securities.

No Negative Pledge. The eligible liabilities senior indenture does not contain any restrictions preventing us from incurring additional debt or from securing any of our debt by a pledge, lien or other encumbrance on any of our assets.

Indemnification of Trustee for Actions Taken on Your Behalf. The eligible liabilities senior indenture provides that the trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of eligible liabilities senior debt securities issued under the eligible liabilities senior indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the eligible liabilities senior indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified by the holders of eligible liabilities senior debt securities issued under that indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each affected series of outstanding eligible liabilities senior debt securities, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder. The eligible liabilities senior indenture provides that no individual holder of eligible liabilities senior debt securities may institute any action against us under that indenture, except actions for payment of overdue principal and interest at maturity or upon acceleration unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the default (including any event of default) and the continuance thereof;

•

the holders of not less than a majority in aggregate principal amount of the outstanding eligible liabilities senior debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity and/or security;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•

the holders of a majority in aggregate principal amount of the outstanding eligible liabilities senior debt securities of each affected series, treated as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

The eligible liabilities senior indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge

We may only discharge all of our obligations under the eligible liabilities senior indenture, other than as to transfers and exchanges, after we have:

•

paid or caused to be paid the principal of and any interest or premium, if any, on all of the outstanding eligible liabilities senior debt securities issued thereunder in accordance with their terms; or

•	delivered to the trustee for cancellation all of the outstanding eligible liabilities senior debt securities issued thereunder.

Office Substitution

We may issue series of eligible liabilities senior debt securities that permit us at any time, without the consent of the holders or the trustee, to designate our head office or another branch of ours (in this paragraph, we refer to each of our head office or any of our branches as an “office”) as substitute for the office through which we have acted to issue such series with the same effect as if such substitute office had been originally named as the office through which we had acted to issue such series for all purposes under the eligible liabilities senior indenture and such series. In order to give effect to such a substitution, we will give notice of the substitution to the trustee and the holders of such series of eligible liabilities senior debt securities. With effect from the substitution date, such substitute office will, without any amendment of such series of eligible liabilities senior debt securities or entry into any supplemental indenture, assume all of the obligations of the originally-named office as principal obligor under such series of eligible liabilities senior debt securities. The applicable pricing supplement will include a reference to office substitution if included as a term of a series of eligible liabilities senior debt securities.

Modification of the Eligible Liabilities Senior Indenture

Modification without Consent of Holders. We and the trustee may enter into supplemental eligible liabilities senior indentures without the consent of the holders of the eligible liabilities senior debt securities issued under the eligible liabilities senior indenture to:

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of eligible liabilities senior debt securities;

•	cure any ambiguity or correct any inconsistency or manifest error;

•	establish the forms or terms of eligible liabilities senior debt securities of any series; or

•	evidence the acceptance of appointment by a successor trustee; or

•	to give effect to any variation to the terms of the eligible liabilities senior debt securities as a result of the imposition of any Resolution Measure,

provided, that any such modification is permitted by relevant laws and regulations and subject to approval by the competent authority, as applicable.

Modification Requiring Consent of Each Holder. We and the trustee may not make any of the following changes to any outstanding eligible liabilities senior debt security without the consent of each holder that would be affected by such change:

•	change the final maturity of such eligible liabilities senior debt security;

•	reduce the principal amount;

•	reduce the rate or change the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security provable in bankruptcy;

•	alter certain provisions of the eligible liabilities senior indenture relating to eligible liabilities senior debt securities not denominated in U.S. dollars;

•	impair the right of any holder to institute suit for the enforcement of any payment on any security when due; or

•	reduce the percentage of eligible liabilities senior debt securities the consent of whose holders is required for modification of the eligible liabilities senior indenture,

provided, that any such change is permitted by relevant laws and regulations and, if applicable, subject to approval by the competent authority.

Modification with Consent of Holders of a Majority. We and the trustee may make any other change to the eligible liabilities senior indenture and to the rights of the holders of the eligible liabilities senior debt securities issued thereunder, if we obtain the consent of the holders of not less than a majority in aggregate principal amount of all affected series of outstanding eligible liabilities senior debt securities issued thereunder, voting as one class provided, that any such change is permitted by relevant laws and regulations and subject to approval by the competent authority, as applicable.

Concerning Our Relationship with the Trustee

We and our subsidiaries maintain ordinary banking relationships and custodial facilities with the trustee and affiliates of the trustee.

Governing Law

The eligible liabilities senior indenture is, and the eligible liabilities senior debt securities will be, governed by and construed in accordance with the laws of the State of New York, except as may be otherwise required by mandatory provisions of law and except with respect to the provisions relating to the ranking of such eligible liabilities senior debt securities and their status under Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz), which will be governed by and construed in accordance with German law, including, in relation to such provisions, any determination of whether a Resolution Measure has been imposed on us.

Senior Debt Securities

The Senior Indenture

We may issue senior debt securities, acting through our head office or through one of our branches. The senior debt securities offered pursuant to this prospectus will be issued in one or more series under, and will be governed by, the senior indenture, dated November 22, 2006, among us, as issuer, Delaware Trust Company (the legal successor to Law Debenture Trust Company of New York), 251 Little Falls Drive, Wilmington, Delaware 19808, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, issuing agent, authenticating agent and registrar, as supplemented by the first supplemental senior indenture, dated as of March 7, 2014, the second supplemental senior indenture dated as of January 1, 2015, the third supplemental senior indenture, dated as of January 1, 2016, the fourth supplemental senior indenture, dated as of March 15, 2016, the fifth supplemental senior indenture, dated as of July 21, 2018, and as may be further amended and supplemented from time to time.

The senior indenture is qualified under the Trust Indenture Act. Under the provisions of the Trust Indenture Act, if the same institution acts as trustee under the senior indenture and also as trustee under any other indenture under which securities of ours are issued, upon a default in any series of securities issued under either indenture, the trustee may be deemed to have a conflicting interest and may be required to resign and a successor trustee will be appointed. As of the date of this prospectus, Delaware Trust Company acts both as trustee under the senior indenture and as trustee under the indenture relating to our senior debt funding securities.

In this sub-section “Description of Debt Securities—Senior Debt Securities,” we refer to the trustee under the senior indenture, including any successor trustee, as the “trustee” with respect to that indenture and the senior debt securities issued under it. We refer to the senior indenture, as it may be supplemented from time to time, as the “senior indenture.”

We have summarized below the material provisions of the senior indenture and the senior debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries and are qualified in their entirety by the senior indenture. The terms of the senior indenture will include both those stated in that indenture and those made part of that indenture by the Trust Indenture Act. The senior indenture and the supplements thereto are included as exhibits to the registration statement of which this prospectus forms a part, and you should read the senior indenture for provisions that may be important to you.

We May Issue Different Series of Senior Debt Securities

The senior indenture does not limit the amount of indebtedness that may be issued. We may issue senior debt securities from time to time in one or more distinct series, at a price of 100% of their principal amount or at a premium or a discount. This section summarizes terms of the senior debt securities that apply generally to all series. The provisions of the senior indenture allow us not only to issue senior debt securities with terms different from those of senior debt securities previously issued under that indenture, but also to “reopen” a previously issued series of senior debt securities and issue additional senior debt securities of that series. The senior debt securities will not be secured by any property or assets of Deutsche Bank AG. We will describe many of the specific terms of the applicable series in the applicable prospectus supplement.

Ranking; Status

The senior debt securities (and in the case of senior debt securities in bearer form, any coupons to these securities) will constitute our unsecured and unsubordinated obligations ranking pari passu among themselves and pari passu with all of our other unsecured and unsubordinated obligations (including our obligations under our senior debt funding securities described elsewhere in this prospectus), subject, however, to statutory priorities conferred upon certain unsecured and unsubordinated obligations in the event of any Resolution Measures imposed on us or in the event of our dissolution, liquidation, insolvency or composition, or if other proceedings are opened for the avoidance of the insolvency of, or against, us; and pursuant to Section 46f(5) of the German Banking Act (Kreditwesengesetz), the obligations under the senior debt securities will rank in priority to our senior non-preferred obligations under any of our debt instruments (Schuldtitel) within the meaning of Section 46f(6) sentence 1 of the German Banking Act (including the senior non-preferred obligations under any such debt instruments that we issued before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act) or any successor provision.

This order of priority will apply to our senior debt securities issued on or after July 21, 2018. Senior debt securities issued under the senior indenture prior to July 21, 2018 can constitute senior non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (including those that are subject to Section 46f(9) of the German Banking Act) or any successor provision. Any such outstanding senior debt securities would rank junior to senior debt securities issued on or after July 21, 2018, and pari passu with our eligible liabilities senior debt securities. For more information, please see the section “Description of Debt Securities—Eligible Liabilities Senior Debt Securities” above.

Resolution Measures

By acquiring any senior debt securities issued on or after January 1, 2015, you will be bound by and will be deemed to consent to the imposition of any Resolution Measure by the competent resolution authority. As a result, you would have no claim or other right against us arising out of any Resolution Measure or increased losses incurred based on the order of priority under the German Banking Act. In addition, by your acquisition of senior debt securities, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the trustee for the senior debt securities and the paying agent, the registrar and the issuing agent (which we refer to as the “senior note agents” herein) for, agree not to initiate a suit against such trustee or the senior note agents in respect of, and agree that such trustee and the senior note agents will not be liable for, any action that such trustee or the senior note agents take, or abstain from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the senior debt securities. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure. For more information, please see the sections “Resolution Measures” and “Risk Factors” in this prospectus.

Payments on the Senior Debt Securities

Denomination and Currency. The senior debt securities may be denominated and payable in U.S. dollars or other currencies.

Fixed Rate and Floating Rate Senior Debt Securities. Senior debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the senior debt securities. Senior debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Linked or Exchangeable Senior Debt Securities. We may issue senior debt securities from time to time with the principal amount and/or interest payable on any relevant payment date to be determined by reference to the performance, level or value of one or more of the following: other securities issued by us, securities of any entity affiliated or unaffiliated with us, indices, currencies, commodities, interest rates, intangibles, articles, goods or any other property, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items. Holders of these types of senior debt securities will receive payments of principal and/or interest (if any) that are determined by reference to the applicable underlying instrument or measurement. Such senior debt securities may provide either for cash settlement or for physical settlement by delivery of the applicable underlying property or other property of the type listed above. Such senior debt securities may also provide that the form of settlement may be determined at our option or at your option.

We may issue senior debt securities that are exchangeable, either mandatorily or at our or the holder’s option, into securities of ours or entities that are or are not affiliated with us, a basket or baskets of those securities, other property, or any combination of, or the cash value of, such securities or other property.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any of the senior debt securities we are offering:

•	whether the senior debt securities will be issued by Deutsche Bank AG, acting through its head office or through one of its branches;

•	the specific designation;

•	whether we are permitted to substitute the office through which we are acting for all purposes under the senior debt securities;

•	the aggregate principal amount, purchase price and denomination;

•	the currency in which the senior debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	the date of maturity (and any provisions relating to extending or shortening the maturity date);

•	the interest rate or rates or the method by which the calculation agent (identified in the prospectus supplement) will determine the interest rate or rates, if any;

•	the date from which interest accrues and the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the senior debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•	if other than the principal amount thereof, the portion of the principal amount of the senior debt securities payable upon declaration of acceleration of maturity thereof;

•

whether we will issue the senior debt securities in registered form or bearer form or both and, if we are offering senior debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those senior debt securities in bearer form;

•	whether we will issue the senior debt securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

•

whether the senior debt securities are convertible or exchangeable securities and the terms on which holders of the senior debt securities may exchange them into or for one or more securities of ours or other entities or other property, or the cash value thereof, and the specific terms of and period in which such conversion or exchange may be made;

•

if the amount of principal, premium, if any, and/or interest payable on any date may be determined with respect to any currencies, commodities or securities of us or other entities, the basket or baskets of those currencies, commodities or securities, or the index or indices of those currencies, commodities or securities, or interest rates, or intangibles, articles, goods or any other property, or any other financial or economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances, the manner in which such amounts will be determined;

•	the identity of any agents for the senior debt securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the senior debt securities on any securities exchange;

•	whether the senior debt securities are to be sold separately or with other securities as part of units; and

•	any other specific terms of the senior debt securities and any terms required by or advisable under applicable laws or regulations.

The prospectus supplement relating to any series of senior debt securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations, certain German income tax consequences, certain income tax consequences due to the jurisdiction of any relevant issuing branch and certain considerations under ERISA, in each case in relation to an investment in the senior debt securities.

Registration and Transfer of Senior Debt Securities

Holders may present senior debt securities for exchange and transfer (except bearer securities) in the manner, at the places and subject to the restrictions stated in the senior debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the senior indenture (or any supplemental indenture thereto) or issuer order under which that series of senior debt securities is issued.

Holders may transfer senior debt securities in bearer form and/or the related coupons, if any, by delivery to the transferee.

If any of the senior debt securities are held in global form, the procedures for transfer of interests in those senior debt securities will depend upon the procedures of the depositary for those global securities. See “Forms of Securities.”

Impact of Significant Corporate Actions and Other Developments

Under German law, a surviving corporation in a merger or consolidation generally assumes the obligations of its predecessors. There are, however, no covenants in the senior indenture or other provisions designed to protect holders of senior debt securities against a reduction in our creditworthiness that would afford holders of senior debt securities additional protection in the event of a recapitalization transaction, a change of control of the Bank, a merger or consolidation, a sale, lease or conveyance of all or substantially all of our assets or a highly leveraged transaction or any other transaction that might adversely affect holders of senior debt securities.

It may be that we will depend increasingly upon the earnings and cash flow of our subsidiaries to meet our obligations under the senior debt securities. Since the creditors of any of our subsidiaries would generally have a right to receive payment that is superior to our right to receive payment from the assets of that subsidiary, holders of senior debt securities will be effectively subordinated to creditors of our subsidiaries. In addition, there are various regulatory requirements applicable to some of our subsidiaries that limit their ability to pay dividends and make loans and advances to us.

Events of Default

The senior indenture provides holders of senior debt securities with remedies if we fail to perform specific obligations, such as making payments on the senior debt securities, or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. The senior indenture permits the issuance of senior debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.

An event of default is defined under the senior indenture, with respect to any series of senior debt securities issued under that indenture, as any one or more of the following events having occurred and being continuing:

•	default is made in the payment of principal, interest or premium in respect of such series of senior debt securities for 30 days;

•

we fail to perform or observe any of our other obligations under the senior debt securities and such failure has continued for the period of 60 days following the service on us of notice by the trustee or holders of not less than 33 1⁄3% in aggregate principal amount of the senior debt securities of all series affected thereby requiring the same to be remedied, except that the failure to file with the trustee certain information required to be filed with the trustee pursuant to the Trust Indenture Act, will not constitute an event of default (although the trustee may bring suit to enforce such filing obligation); or

•	a court in Germany opens insolvency proceedings against us or we apply for or institute such proceedings or offer or make an arrangement for the benefit or our creditors generally.

Any additional or different events of default applicable to a particular series of senior debt securities issued under the senior indenture will be described in the prospectus supplement relating to such series.

No Negative Pledge. The senior indenture does not contain any restrictions preventing us from incurring additional debt or from securing any of our debt by a pledge, lien or other encumbrance on any of our assets.

Acceleration of Senior Debt Securities Upon an Event of Default. The senior indenture provides that:

•

if an event of default due to the default in payment of principal, interest or premium in respect of any series of senior debt securities issued under the senior indenture, or due to the default in the performance or breach of any other covenant or warranty of the Bank applicable to less than all outstanding series of senior debt securities issued under the senior indenture occurs and is continuing, other than a covenant for which the senior indenture specifies that the violation thereof does not give a right to accelerate or declare due and payable any securities issued under the senior indenture, either the trustee or the holders of not less than 33 1⁄3% in aggregate principal amount of the outstanding senior debt securities of all affected series, voting as one class, by notice in writing to the Bank, may declare the principal of all senior debt securities of each affected series and interest accrued thereon to be due and payable immediately; and

•

if an event of default due to a default in the performance of any other of the covenants or agreements in the senior indenture applicable to all outstanding senior debt securities issued under the senior indenture or due to the specified events of bankruptcy, insolvency or reorganization of the Bank, occurs and is continuing, other than a covenant for which the senior indenture specifies that the violation thereof does not give a right to accelerate or declare due and payable any senior debt securities issued under the senior indenture, either the trustee or the holders of not less than 33 1⁄3% in aggregate principal amount of all outstanding senior debt securities issued under the senior indenture, voting as one class, by notice in writing to the Bank, may declare the principal of all senior debt securities and interest accrued thereon to be due and payable immediately.

Annulment of Acceleration and Waiver of Defaults. In some circumstances, if any and all events of default under the senior indenture, other than the non-payment of the principal of the senior debt securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding senior debt securities affected, voting as one class, may annul past declarations of acceleration of or waive past defaults of the senior debt securities.

Indemnification of Trustee for Actions Taken on Your Behalf. The senior indenture provides that the trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of senior debt securities issued under the senior indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the senior indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified by the holders of senior debt securities issued under that indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each affected series of outstanding senior debt securities, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder. The senior indenture provides that no individual holder of senior debt securities may institute any action against us under that indenture, except actions for payment of overdue principal and interest at maturity or upon acceleration unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing default;

•

the holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•

the holders of a majority in aggregate principal amount of the outstanding senior debt securities of each affected series, treated as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

The senior indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge and Defeasance

We have the ability to eliminate most or all of our obligations on any series of senior debt securities prior to maturity if we comply with the following provisions.

Discharge of Senior Indenture. We may discharge all of our obligations, other than as to transfers and exchanges, after we have:

•	paid or caused to be paid the principal of and any interest or premium, if any, on all of the outstanding senior debt securities issued thereunder in accordance with their terms;

•	delivered to the trustee for cancellation all of the outstanding senior debt securities issued thereunder; or

•

if in the case of any series of senior debt securities on which the exact amount (including the currency of payment) of principal and any interest or premium, if any, due can be determined at the time of making the deposit referred to below, and which shall have become due or payable, or are by their terms to become due and payable or are scheduled for redemption, within one year, we have irrevocably deposited with the trustee, cash or, in the case of a series of senior debt securities payable only in U.S. dollars, U.S. government obligations, in trust for the benefit of the holders of securities of such series, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and any interest or premium, if any, on, and any mandatory sinking fund payments for, those securities.

Defeasance of a Series of Securities at Any Time. We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of senior debt securities at any time, which we refer to as “defeasance.”

Defeasance may be effected only if, among other things:

•

we irrevocably deposit with the trustee cash or, in the case of senior debt securities payable only in U.S. dollars, U.S. government obligations, in trust for the benefit of the holders of senior debt securities of such series, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and any interest or premium, if any, on, and any mandatory sinking fund payments for, all outstanding senior debt securities of the series being defeased; and

•	we deliver to the trustee an opinion of counsel to the effect that:

•	the holders of the series of senior debt securities being defeased will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance; and

•	the defeasance will not otherwise alter those holders’ U.S. federal income tax treatment of principal and interest payments on the series of senior debt securities being defeased.

This opinion must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of this prospectus.

Office Substitution

We may issue series of senior debt securities that permit us at any time, without the consent of the holders or the trustee, to designate our head office or another branch of ours (in this paragraph, we refer to each of our head office or any of our branches as an “office”) as substitute for the office through which we have acted to issue such series with the same effect as if such substitute office had been originally named as the office through which we had acted to issue such series for all purposes under the senior indenture and such series. In order to give effect to such a substitution, we will give notice of the substitution to the trustee and the holders of such series of senior debt securities. With effect from the substitution date, such substitute office will, without any amendment of such series of senior debt securities or entry into any supplemental indenture, assume all of the obligations of the originally-named office as principal obligor under such series of senior debt securities. The applicable pricing supplement will include a reference to office substitution if included as a term of a series of senior debt securities.

Modification of the Senior Indenture

Modification without Consent of Holders. We and the trustee may enter into supplemental senior indentures without the consent of the holders of senior debt securities issued under the senior indenture to:

•	convey, transfer, assign, mortgage or pledge to the trustee as security for the senior debt securities of one or more series any property or assets;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of senior debt securities;

•	cure any ambiguity or correct any inconsistency or manifest error;

•	establish the forms or terms of senior debt securities of any series;

•	evidence the acceptance of appointment by a successor trustee; or

•	give effect to any variation to the terms of the senior debt securities as a result of the impositions of any Resolution Measure.

Modification Requiring Consent of Each Holder. We and the trustee may not make any of the following changes to any outstanding senior debt security without the consent of each holder that would be affected by such change:

•	change the final maturity of such senior debt security;

•	reduce the principal amount;

•	reduce the rate or change the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

•

alter the terms on which holders of the senior debt securities may convert or exchange those senior debt securities for other securities of the Bank or of other entities or for other property or the cash value of thereof, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the senior debt securities;

•	alter certain provisions of the senior indenture relating to senior debt securities not denominated in U.S. dollars;

•	impair the right of any holder to institute suit for the enforcement of any payment on any senior debt security when due; or

•	reduce the percentage of senior debt securities the consent of whose holders is required for modification of the senior indenture.

Modification with Consent of Holders of a Majority. We and the trustee may make any other change to the senior indenture and to the rights of the holders of the senior debt securities issued thereunder, if we obtain the consent of the holders of not less than a majority in aggregate principal amount of all affected series of outstanding senior debt securities issued thereunder, voting as one class.

Concerning Our Relationship with the Trustee

We and our subsidiaries maintain ordinary banking relationships and custodial facilities with the trustee and affiliates of the trustee.

Governing Law

The senior indenture is, and the senior debt securities will be, governed by and construed in accordance with the laws of the State of New York, except as may be otherwise required by mandatory provisions of law.

Senior Debt Funding Securities

The Senior Debt Funding Indenture

We may issue senior debt funding securities, acting through our head office or through one of our branches. The senior debt funding securities offered pursuant to this prospectus will be issued in one or more series under, and will be governed by, the senior debt funding indenture, dated as of July 30, 2018, among us, as issuer, Delaware Trust Company, 251 Little Falls Drive, Wilmington, Delaware 19808, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, authenticating agent, issuing agent and registrar, as may be amended and supplemented from time to time.

The senior debt funding indenture will be qualified under the Trust Indenture Act. Under the provisions of the Trust Indenture Act, if the same institution acts as trustee under the senior debt funding indenture and also as trustee under any other indenture under which securities of ours are issued, upon a default in any series of securities issued under either indenture, the trustee may be deemed to have a conflicting interest and may be required to resign and a successor trustee will be appointed. As of the date of this prospectus, Delaware Trust Company acts both as trustee under the senior debt funding indenture and as trustee under the senior indenture.

In this sub-section “Description of Debt Securities—Senior Debt Funding Securities,” we refer to the trustee under the senior debt funding indenture, including any successor trustee, as the “trustee” with respect to that indenture and the senior debt funding securities issued under it. We refer to the senior debt funding indenture, as it may be supplemented from time to time, as the “senior debt funding indenture.”

We have summarized below the material provisions of the senior debt funding indenture and the senior debt funding securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries and are qualified in their entirety by the senior debt funding indenture. The terms of the senior debt funding indenture will include both those stated in that indenture and those made part of that indenture by the Trust Indenture Act. The senior debt funding indenture is included as an exhibit to the registration statement of which this prospectus forms a part, and you should read the senior debt funding indenture for provisions that may be important to you.

We May Issue Different Series of Senior Debt Funding Securities

The senior debt funding indenture does not limit the amount of senior debt funding securities that may be issued. We may issue senior debt funding securities from time to time in one or more distinct series, at a price of 100% of their principal amount or at a premium or a discount. This section summarizes terms of the senior debt funding securities that apply generally to all series. The provisions of the senior debt funding indenture allow us not only to issue senior debt funding securities with terms different from those of the senior debt funding securities previously issued under that indenture, but also to “reopen” a previously issued series of senior debt funding securities and issue additional senior debt funding securities of that series. The senior debt funding securities will not be secured by any property or assets of Deutsche Bank AG. We will describe many of the specific terms of the applicable series in the applicable prospectus supplement.

Ranking; Status

The senior debt funding securities (and in the case of senior debt funding securities in bearer form, any coupons to these securities) will constitute our unsecured and unsubordinated obligations ranking pari passu among themselves and pari passu with all of our other unsecured and unsubordinated obligations (including our obligations under our senior debt securities described elsewhere in this prospectus), subject, however, to statutory priorities conferred upon certain unsecured and unsubordinated obligations in the event of any Resolution Measures imposed on us or in the event of our dissolution, liquidation, insolvency or composition, or if other proceedings are opened for the avoidance of the insolvency of, or against, us; and pursuant to Section 46f(5) of the German Banking Act (Kreditwesengesetz), the obligations under the senior debt funding securities will rank in priority to our senior non-preferred obligations under any of our debt instruments (Schuldtitel) within the meaning of Section 46f(6) sentence 1 of the German Banking Act (including the senior non-preferred obligations under any such debt instruments that we issued before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act) or any successor provision.

Resolution Measures

By acquiring any senior debt funding securities, you will be bound by and will be deemed to consent to the imposition of any Resolution Measure by the competent resolution authority. As a result, you would have no claim or other right against us arising out of any Resolution Measure or increased losses incurred based on the order of priority under the German Banking Act. In addition, by your acquisition of senior debt funding securities, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the trustee for the senior debt funding securities and the paying agent, the authenticating agent, the issuing agent and the registrar (which we refer to as the “senior debt funding note agents” herein) for, agree not to initiate a suit against such trustee or the senior debt funding note agents in respect of, and agree that such trustee and the senior debt funding note agents will not be liable for, any action that such trustee or the senior debt funding note agents take, or abstain from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the senior debt funding securities. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure. For more information, please see the sections “Resolution Measures” and “Risk Factors” in this prospectus.

Qualification as “Eligible Liabilities”

The senior debt funding securities are intended to qualify as eligible liabilities instruments for the minimum requirement for own funds and eligible liabilities as described and provided for in the bank regulatory capital provisions to which we are subject, including restrictions on the aggregate amount of similar instruments that we may use for such purposes, but do not constitute senior non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act.

No Enhancement; No Set-off; No Security; Early Redemption

The senior debt funding indenture provides that:

•

no subsequent agreement may enhance the seniority of our obligations under the senior debt funding securities or shorten the term of any of the senior debt funding securities or any applicable notice period;

•	no holder of the senior debt funding securities may set off its claims arising under such senior debt funding securities against any claims of ours;

•

no security or guarantee will be provided at any time securing claims of the holders under the senior debt funding securities; any security or guarantee already provided or granted in the future in connection with other liabilities of ours may not be used for claims under the senior debt funding securities; and

•

any redemption of any series of senior debt funding securities prior to their stated maturity will be subject to (i) receipt by the Bank of prior approval of the competent authority, if then required under applicable law, capital adequacy guidelines, regulations or policies of such competent authority, and (ii) compliance with any other regulatory requirements. If the senior debt funding securities are redeemed by us without the approval of such competent authority, if then legally required, then the amounts paid on the senior debt funding securities must be returned to us irrespective of any agreement to the contrary.

If we fail to make payment on the senior debt funding securities when due, we will be in default on our obligations under the senior debt funding indenture. In such case, the trustee and the holders of senior debt funding securities could take action against us, but they may not accelerate the maturity of the senior debt funding securities.

Payments on the Senior Debt Funding Securities

Denomination and Currency. Unless otherwise specified in the applicable pricing supplement, the senior debt funding securities will be denominated and payable in U.S. dollars.

Fixed Rate and Floating Rate Senior Debt Funding Securities. The senior debt funding securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the senior debt funding securities. The senior debt funding securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any of the senior debt funding securities we are offering:

•	whether the senior debt funding securities will be issued by Deutsche Bank AG, acting through its head office or through one of its branches;

•	the specific designation;

•	the qualification of the senior debt funding securities as eligible liabilities for bank regulatory purposes;

•	whether we are permitted to substitute the office through which we are acting for all purposes under the senior debt funding securities;

•	the aggregate principal amount, purchase price and denomination;

•	the currency, if other than U.S. dollars, in which the senior debt funding securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	the date of maturity (and any provisions relating to postponing or shortening the maturity date to account for days that are not business days);

•	the interest rate or rates or the method by which the calculation agent (identified in the prospectus supplement) will determine the interest rate or rates, if any;

•	the date from which interest accrues and the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the senior debt funding securities;

•	any redemption provisions, including any redemption notice provisions;

•

whether we will issue the senior debt funding securities in registered form or bearer form or both and, if we are offering senior debt funding securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those senior debt funding securities in bearer form;

•	whether we will issue the senior debt funding securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

•	the identity of any agents for the senior debt funding securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the senior debt funding securities on any securities exchange;

•	any additions to or modifications of our covenants set forth herein with respect to the senior debt funding securities; and

•	any other specific terms of the senior debt funding securities and any terms required by or advisable under applicable laws or regulations.

The prospectus supplement relating to any series of senior debt funding securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations, certain German income tax consequences, certain income tax consequences due to the jurisdiction of any relevant issuing branch and certain considerations under ERISA, in each case in relation to an investment in the senior debt funding securities.

Registration and Transfer of Senior Debt Funding Securities

Holders may present senior debt funding securities for exchange and transfer (except bearer securities) in the manner, at the places and subject to the restrictions stated in the senior debt funding securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the senior debt funding indenture (or any supplemental indenture thereto) or issuer order under which that series of senior debt funding securities is issued.

Holders may transfer senior debt funding securities in bearer form and/or the related coupons, if any, by delivery to the transferee.

If any of the senior debt funding securities are held in global form, the procedures for transfer of interests in those senior debt funding securities will depend upon the procedures of the depositary for those global securities. See “Forms of Securities.”

Impact of Significant Corporate Actions and Other Developments

Under German law, a surviving corporation in a merger or consolidation generally assumes the obligations of its predecessors. There are, however, no covenants in the senior debt funding indenture or other provisions designed to protect holders of senior debt funding securities against a reduction in our creditworthiness that would afford holders of senior debt funding securities additional protection in the event of a recapitalization transaction, a change of control of the Bank, a merger or consolidation, a sale, lease or conveyance of all or substantially all of our assets or a highly leveraged transaction or any other transaction that might adversely affect holders of senior debt funding securities.

It may be that we will depend increasingly upon the earnings and cash flow of our subsidiaries to meet our obligations under the senior debt funding securities. Since the creditors of any of our subsidiaries would generally have a right to receive payment that is superior to our right to receive payment from the assets of that subsidiary, holders of senior debt funding securities will be effectively subordinated to creditors of our subsidiaries. In addition, there are various regulatory requirements applicable to some of our subsidiaries that limit their ability to pay dividends and make loans and advances to us.

Events of Default

An event of default is defined under the senior debt funding indenture, with respect to any series of senior debt funding securities issued under that indenture, as the opening of insolvency proceedings against us by a German court having jurisdiction over us. There are no other events of default under the senior debt funding indenture.

Acceleration Upon Event of Default. The senior debt funding indenture provides if an event of default occurs or is continuing, either the trustee or the holders of not less than 33 1⁄3% in aggregate principal amount of all outstanding senior debt funding securities issued under the senior debt funding indenture, voting as one class, by notice in writing to the Bank, may declare the principal of all outstanding senior debt funding securities issued under the senior debt funding indenture, and interest accrued thereon, to be due and payable immediately.

No Acceleration Upon Other Defaults. The senior debt funding indenture provides that there is no right of acceleration in the case of a default in the payment of principal of, interest on, or other amounts owing under any series of senior debt funding securities issued under the senior debt funding indenture or a default in the performance of any of our other covenants under the senior debt funding securities.

No Negative Pledge. The senior debt funding indenture does not contain any restrictions preventing us from incurring additional debt or from securing any of our debt by a pledge, lien or other encumbrance on any of our assets.

Indemnification of Trustee for Actions Taken on Your Behalf. The senior debt funding indenture provides that the trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of senior debt funding securities issued under the senior debt funding indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the senior debt funding indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified by the holders of senior debt funding securities issued under that indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each affected series of outstanding senior debt funding securities, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder. The senior debt funding indenture provides that no individual holder of senior debt funding securities may institute any action against us under that indenture, except actions for payment of overdue principal and interest at maturity or upon acceleration unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the default (including any event of default) and the continuance thereof;

•

the holders of not less than a majority in aggregate principal amount of the outstanding senior debt funding securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity and/or security;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•

the holders of a majority in aggregate principal amount of the outstanding senior debt funding securities of each affected series, treated as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

The senior debt funding indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge

We may only discharge all of our obligations under the senior debt funding indenture, other than as to transfers and exchanges, after we have:

•	paid or caused to be paid the principal of and any interest or premium, if any, on all of the outstanding senior debt funding securities issued thereunder in accordance with their terms; or

•	delivered to the trustee for cancellation all of the outstanding senior debt funding securities issued thereunder.

Office Substitution

We may issue series of senior debt funding securities that permit us at any time, without the consent of the holders or the trustee, to designate our head office or another branch of ours (in this paragraph, we refer to each of our head office or any of our branches as an “office”) as substitute for the office through which we have acted to issue such series with the same effect as if such substitute office had been originally named as the office through which we had acted to issue such series for all purposes under the senior debt funding indenture and such series. In order to give effect to such a substitution, we will give notice of the substitution to the trustee and the holders of such series of senior debt funding securities. With effect from the substitution date, such substitute office will, without any amendment of such series of senior debt funding securities or entry into any supplemental indenture, assume all of the obligations of the originally-named office as principal obligor under such series of senior debt funding securities. The applicable pricing supplement will include a reference to office substitution if included as a term of a series of senior debt funding securities.

Modification of the Senior Debt Funding Indenture

Modification without Consent of Holders. We and the trustee may enter into supplemental senior debt funding indentures without the consent of the holders of the senior debt funding securities issued under the senior debt funding indenture to:

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of senior debt funding securities;

•	cure any ambiguity or correct any inconsistency or manifest error;

•	establish the forms or terms of senior debt funding securities of any series; or

•	evidence the acceptance of appointment by a successor trustee; or

•	to give effect to any variation to the terms of the senior debt funding securities as a result of the imposition of any Resolution Measure,

provided, that any such modification is permitted by relevant laws and regulations and subject to approval by the competent authority, as applicable.

Modification Requiring Consent of Each Holder. We and the trustee may not make any of the following changes to any outstanding senior debt funding security without the consent of each holder that would be affected by such change:

•	change the final maturity of such senior debt funding security;

•	reduce the principal amount;

•	reduce the rate or change the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security provable in bankruptcy;

•	alter certain provisions of the senior debt funding indenture relating to senior debt funding securities not denominated in U.S. dollars;

•	impair the right of any holder to institute suit for the enforcement of any payment on any security when due; or

•	reduce the percentage of senior debt funding securities the consent of whose holders is required for modification of the senior debt funding indenture,

provided, that any such change is permitted by relevant laws and regulations and, if applicable, subject to approval by the competent authority.

Modification with Consent of Holders of a Majority. We and the trustee may make any other change to the senior debt funding indenture and to the rights of the holders of the senior debt funding securities issued thereunder, if we obtain the consent of the holders of not less than a majority in aggregate principal amount of all affected series of outstanding senior debt funding securities issued thereunder, voting as one class provided, that any such change is permitted by relevant laws and regulations and subject to approval by the competent authority, as applicable.

Concerning Our Relationship with the Trustee

We and our subsidiaries maintain ordinary banking relationships and custodial facilities with the trustee and affiliates of the trustee.

Governing Law

The senior debt funding indenture is, and the senior debt funding securities will be, governed by and construed in accordance with the laws of the State of New York, except as may be otherwise required by mandatory provisions of law.

DESCRIPTION OF WARRANTS

We may offer warrants separately or together with one or more additional warrants, ordinary shares, tradable subscription rights to subscribe for our ordinary shares, purchase contracts, capital securities and debt securities issued by us or debt obligations or other securities of an entity affiliated or not affiliated with us or any combination of those securities in the form of units, as described in the applicable prospectus supplement. The warrants offered pursuant to this prospectus will be issued pursuant to the warrant agreement, dated November 15, 2007, between us and Deutsche Bank Trust Company Americas as warrant agent, as amended by the first amendment to the warrant agreement, dated as of January 1, 2015, the second amendment to the warrant agreement, dated as of January 1, 2016, the third amendment to the warrant agreement, dated as of July 21, 2018, and as may be further amended and supplemented from time to time. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Warrants to purchase or sell securities of entities not affiliated with us issued in the United States may not be so separated prior to the 91st day after the issuance of the unit, unless otherwise specified in the applicable prospectus supplement.

We may issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: securities issued by us or by an entity affiliated or not affiliated with us, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

We refer to the items described above as “warrant property.” We may satisfy our obligations, if any, with respect to any warrants by delivering the warrant property, the cash value of the warrant property or the cash value of the warrants determined by reference to the performance, level or value of the warrant property, all as described in the applicable prospectus supplement.

The warrants are our unsecured contractual obligations and will rank equally and pari passu with our other unsecured contractual obligations and with our unsecured and unsubordinated debt obligations, subject to any statutory priority regime of the jurisdiction of our incorporation (or, in the case of warrants issued by Deutsche Bank AG acting through a branch, of the jurisdiction where the branch is established) that provides certain claims will be satisfied first in a resolution or German insolvency proceeding with respect to us. In connection with the application of the order of priority under the German Banking Act, in a German insolvency proceeding or in the event of the imposition of Resolution Measures with respect to us, the warrants are expected to be among the unsecured unsubordinated obligations that would bear losses after the non-structured senior debt securities issued before July 21, 2018 and the eligible liabilities senior debt securities.

Unless otherwise specified in the relevant pricing supplement, by acquiring any warrants issued on or after January 1, 2015, you will be bound by and will be deemed to consent to the imposition of any Resolution Measure by the competent resolution authority. As a result, you would have no claim or other right against us arising out of any Resolution Measure. In addition, by your acquisition of the warrants, you waive, to the fullest extent permitted by applicable law, any and all claims against the warrant agent for, agree not to initiate a suit against the warrant agent in respect of, and agree that the warrant agent will not be liable for, any action that the warrant agent takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the warrants. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure. For more information, please see the sections “Resolution Measures” and “Risk Factors” in this prospectus.

We may issue warrants, acting through our head office or through one of our branches. Deutsche Bank AG as a whole is responsible for the obligations of its branches. Where, however, Deutsche Bank AG is delayed in performing or is unable, whether in whole or in part, to perform the obligations of the branch that issued any warrants through such branch due to any law, requirement or any other act of state or of any authority in the jurisdiction of such branch, investors may be unable to seek performance of such obligations through any of Deutsche Bank’s other branches or offices (including its head office).

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered warrants:

•	the specific designation;

•	whether we are permitted to substitute the office through which we are acting for all purposes under the warrants;

•	the aggregate number of, and the price at which we will issue, the warrants;

•	the currency with which the warrants may be purchased;

•	whether we will issue the warrants in registered form or bearer form or both;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

whether the warrants are put warrants, call warrants or spread warrants (entitling the holder to receive a cash value to be determined by reference to the amount, if any, by which a specified reference value of the warrant property at the time of exercise exceeds a specified base value of the warrant property), whether you or we will have the right to exercise the warrants and any conditions or restrictions on the exercise of the warrants;

•	the specific warrant property or cash value, and the amount or the method for determining the amount of the warrant property or cash value, deliverable upon exercise of each warrant;

•	the price at which and the currency with which the underlying securities, currencies or commodities may be purchased or sold upon the exercise of each warrant, or the method of determining that price;

•	whether the warrant must be exercised by the payment of the exercise price in cash, on a cashless basis or by the delivery of any other security;

•	whether the exercise of the warrants is to be settled in cash or by delivery of the underlying securities, commodities, or both;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination or other agents;

•

certain U.S. federal income tax considerations, certain German income tax consequences and certain income tax consequences due to the jurisdiction of any relevant issuing branch, in each case in relation to an investment in the warrants;

•	the proposed listing, if any, of the warrants or any securities that may be acquired upon exercise of the warrants on any securities exchange;

•	whether the warrants are to be sold separately or with other securities as part of units; and

•	any additional terms of the agreement governing the warrants and any terms required by or advisable under applicable laws or regulations.

Office Substitution

We may issue series of warrants that permit us at any time, without the consent of the holders, to designate our head office or another branch of ours (in this paragraph, we refer to each of our head office or any of our branches as an “office”) as substitute for the office through which we have acted to issue such series with the same effect as if such substitute office had been originally named as the office through which we had acted to issue such series for all purposes under the warrant agreement and such series. In order to give effect to such a substitution, we will give notice of the substitution to the holders of such series of warrants. With effect from the substitution date, such substitute office will, without any amendment of such series of warrants or the warrant agreement, assume all of the obligations of the originally-named office as principal obligor under such series of warrants. The applicable pricing supplement will include a reference to office substitution if included as a term of a series of warrants.

Governing Law

The warrants will be governed by, and construed in accordance with, the laws of the State of New York, excluding choice of law provisions.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts (including purchase contracts issued as part of a unit with one or more warrants, capital securities or debt securities issued by us or debt obligations or other securities of an entity affiliated or not affiliated with us) to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: securities issued by us or by an entity affiliated or not affiliated with us, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

We refer to the property described above as “purchase contract property.”

Each purchase contract will obligate the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, the purchase contract property at a specified price or prices (which may be based on a formula), all as described in the applicable prospectus supplement. We may satisfy our obligations, if any, with respect to any purchase contract by delivering the purchase contract property, the cash value of such purchase contract property or the cash value of the purchase contract (which may be based on a formula or determined by reference to the performance, level or value of the purchase contract property), or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, all as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell the purchase contract property, any acceleration, cancellation or termination provisions, the identity of any purchase contract agent, other provisions relating to the settlement of a purchase contract or any other terms of the purchase contracts. The applicable prospectus supplement will also specify, if applicable, certain U.S. federal income tax considerations, certain German income tax consequences and certain income tax consequences due to the jurisdiction of any relevant issuing branch, in each case in relation to an investment in the purchase contracts.

Any provisions relating to the acknowledgment and acceptance of the effects of the imposition of any Resolution Measure on purchase contracts will be set out in the applicable prospectus supplement we will file in connection with their issuance.

Prepaid Purchase Contracts

Purchase contracts may require holders to satisfy their obligations under the purchase contracts at the time they are issued. We refer to these purchase contracts as “prepaid purchase contracts.” In certain circumstances, our obligation to settle prepaid purchase contracts on the relevant settlement date may be governed by the senior indenture and accordingly will rank on parity with all of our other unsecured and unsubordinated debt.

Purchase Contracts Issued as Part of Units

Purchase contracts issued as part of a unit will be governed by the terms and provisions of a unit agreement, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, capital securities, debt securities issued by us and debt obligations or other securities of an entity affiliated or not affiliated with us. The applicable prospectus supplement will also describe, if applicable:

•

the designation and the terms of the units and of any combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, capital securities, debt securities issued by us and debt obligations or other securities of an entity affiliated or not affiliated with us constituting the units, including whether and under what circumstances the ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, capital securities, debt securities issued by us and debt obligations or other securities of an entity affiliated or not affiliated with us may be traded separately;

•	any additional terms of the agreement governing the units;

•

any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, capital securities, debt securities issued by us and debt obligations or other securities of an entity affiliated or not affiliated with us constituting the units; and

•

certain U.S. federal income tax considerations, certain German income tax consequences and certain income tax consequences due to the jurisdiction of any relevant issuing branch, in each case in relation to an investment in the units.

The terms and conditions described under “Description of Ordinary Shares,” “Description of Tradable Subscription Rights to Subscribe for Ordinary Shares,” “Description of the Capital Securities,” “Description of Debt Securities,” “Description of Warrants” and “Description of Purchase Contracts” will apply to each unit and to any ordinary shares, tradable subscription rights to subscribe for ordinary shares, capital securities, debt securities, warrants and purchase contracts issued by us included in each unit, unless otherwise specified in the applicable prospectus supplement.

Any provisions relating to the acknowledgment and acceptance of the effects of the imposition of any Resolution Measure on units will be set out in the applicable prospectus supplement we will file in connection with their issuance.

RESOLUTION MEASURES

References to “you” in this “Resolution Measures” section means the holders of the capital securities, debt securities or warrants as the case may be (including the beneficial owners). “Beneficial owner” means (i) if any capital securities, debt securities or warrants are in global form, the beneficial owners of such securities (and any interest therein) and (ii) if any capital securities, debt securities or warrants are in definitive form, the holders in whose name such securities are registered in the security or warrant register, as applicable, and any beneficial owners holding an interest in such securities in definitive form.

Under the relevant resolution laws and regulations as applicable to us from time to time, the capital securities, debt securities and warrants may be subject to the powers exercised by the competent resolution authority to:

•

write down, including write down to zero, the claims for payment of the principal amount, the interest amount or any other amount or, if applicable, claims for delivery of any property in respect of the capital securities, debt securities or warrants;

•

convert the capital securities, debt securities or warrants into ordinary shares of (i) the Bank or (ii) any group entity or (iii) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier 1 capital (and issue to or confer on the holders (including the beneficial owners) such ordinary shares or instruments); and/or

•

apply any other resolution measure, including, but not limited to, (i) any transfer of the capital securities, debt securities or warrants to another entity, (ii) the amendment, modification or variation of the terms and conditions of the capital securities, debt securities or warrants or (iii) the cancellation of the capital securities, debt securities or warrants.

We refer to each of these measures as a “Resolution Measure.” When we refer to a “group entity,” we mean an entity that is included in the corporate group subject to a Resolution Measure, and when we refer to a “bridge bank,” we mean a newly chartered German bank that would receive some or all of our equity securities, assets, liabilities and material contracts, including those attributable to our branches and subsidiaries, in the event of the imposition of Resolution Measures. Resolution Measures include, among others, the measures generally referred to within the meaning of the “bail-in tool” under the Bank Recovery and Resolution Directive.

For the avoidance of doubt, any non-payment or, if applicable, non-delivery by us arising out of any such Resolution Measure will not constitute a failure by us under the terms of the capital securities, debt securities or warrants, or under the capital securities indenture, the senior indenture, the subordinated indenture or the warrant agreement, as applicable, to make a payment of principal of, interest on or other amounts owing, or deliverable, under the capital securities, debt securities or warrants.

Where applicable, we will include any further specific terms relating to the potential imposition of Resolution Measures with respect to future issuances of capital securities, debt securities and warrants in a prospectus supplement or a pricing supplement that we will file in connection with such issuance. The application of any Resolution Measure to purchase contracts and units will be described in the applicable prospectus supplement we will file in connection with their issuance.

With respect to the senior debt securities and the warrants only, the senior indenture and the warrant agreement were amended to reflect the terms relating to the potential imposition of a Resolution Measure with respect to the senior debt securities and warrants to be issued under those agreements on or after January 1, 2015. In particular, the second supplemental senior indenture and the first amendment to the warrant agreement, each dated January 1, 2015, provide that, unless otherwise specified, the holders of senior debt securities or warrants issued under the senior indenture or warrant agreement (as the case may be) on and after January 1, 2015 will be bound by and will be deemed to consent to the imposition of any Resolution Measure by the competent resolution authority. The third supplemental senior indenture and the second amendment to the warrant agreement, each dated January 1, 2016, amend and supplement the Resolution Measure provisions of the senior indenture and the warrant agreement, respectively, to implement certain changes to the Resolution Act and to revise the deemed agreement provisions as set forth below with respect to the senior debt securities and warrants issued on or after January 1, 2016. The fourth supplemental senior indenture and the third amendment to the warrant agreement, each dated July 21, 2018, amend and supplement the Resolution Measure provisions of the senior indenture and the warrant agreement, respectively, to implement certain changes to the Resolution Act and other laws (such as the German Banking Act in respect of the ranking of senior non-preferred debt instruments (Schuldtitel)) with respect to the senior debt securities and warrants issued on or after July 21, 2018.

Deemed Agreement to Resolution Measures

By your acquisition of the capital securities, debt securities or warrants (unless otherwise specified in the relevant pricing supplement), you will be deemed irrevocably to have agreed, and you will agree:

•

to be bound by, to acknowledge and to accept any Resolution Measure and any amendment, modification or variation of the terms and conditions of the capital securities, debt securities or warrants to give effect to any Resolution Measure;

•	that you will have no claim or other right against us arising out of any Resolution Measure;

•

that, in the case of the capital securities and the debt securities, the imposition of any Resolution Measure will not constitute a default or an event of default (i) under such securities, (ii) under the relevant indenture or (iii) for the purpose of, but only to the fullest extent permitted by, the Trust Indenture Act (including, without limitation, Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act) and applicable law; and

•	that, in the case of the warrants, the imposition of any Resolution Measure will not constitute a default (i) under the warrants or (ii) under the warrant agreement.

By your acquisition of the capital securities, debt securities or warrants, you will be deemed to have (i) consented to the imposition of any Resolution Measure as it may be imposed without any prior notice by the competent resolution authority of its decision to exercise such power with respect to the capital securities, debt securities or warrants, (ii) authorized, directed and requested The Depository Trust Company (in its capacity as the depositary, the “Depositary”) and any direct participant in the Depositary or other intermediary through which you hold such capital securities, debt securities or warrants to take any and all necessary action, if required, to implement the imposition of any Resolution Measure with respect to the capital securities, debt securities or warrants as it may be imposed, without any further action or direction on your part or on the part of the relevant trustee, the relevant agents or the warrant agent, as applicable, and (iii) acknowledged and accepted that the Resolution Measure provisions described in this “Resolution Measures” section are exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understandings between you and us relating to the terms and conditions of the capital securities, debt securities or warrants.

Resolution Measures Applicable to the Capital Securities and the Debt Securities

Unless otherwise specified in the relevant pricing supplement (or in connection with any further issuances of senior debt securities with the same terms as senior debt securities originally issued prior to January 1, 2015), by acquiring any capital securities or debt securities, you will be bound by and will be deemed to consent to the imposition of any Resolution Measure by the competent resolution authority.

The terms and conditions of the capital securities or the debt securities, as the case may be, will continue to apply in relation to the residual principal amount of, or outstanding amount payable in respect of, the relevant securities, subject to any modification of the amount of interest payable, if any, to reflect the reduction of the principal amount, and any further modification of the terms of the relevant securities that the competent resolution authority may decide in accordance with applicable laws and regulations relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in Germany.

No repayment of any then-current principal amount of the capital securities or the debt securities or payment of interest or any other amount thereon (to the extent of the portion thereof affected by the imposition of a Resolution Measure) will become due and payable after the imposition of any Resolution Measure by the competent resolution authority, unless such repayment or payment would be permitted to be made by us under the laws and regulations of Germany then applicable to us.

By your acquisition of capital securities or the debt securities, as the case may be, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the relevant trustee or the relevant agents under the applicable indenture (which we refer to as the “agents” herein) for, agree not to initiate a suit against that trustee or those agents in respect of, and agree that that trustee and those agents will not be liable for, any action that that trustee or those agents take, or abstain from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the relevant securities.

Upon the imposition of a Resolution Measure by the competent resolution authority with respect to the capital securities or the debt securities, as the case may be, we will provide a written notice directly to the relevant holders in accordance with the relevant indenture as soon as practicable regarding such imposition of a Resolution Measure by the competent resolution authority for purposes of notifying such holders of such occurrence. We will also deliver a copy of such notice to the relevant trustee and the relevant agents for information purposes, and that trustee and those agents will be entitled to rely, and will not be liable for relying, on the competent resolution authority and the Resolution Measure identified in such notice. Any delay or failure by us to give notice will not affect the validity or enforceability of any Resolution Measure nor the effects thereof on the relevant securities.

If, in the case of the capital securities, we have elected to redeem any capital securities or, in the case of the debt securities, any debt securities are called or being called for redemption by us, but prior to the payment of the redemption amount the competent resolution authority has imposed a Resolution Measure with respect to such securities, the relevant redemption notice will be automatically rescinded and will be of no force and effect, and no payment of the redemption amount will be due and payable.

Upon the imposition of any Resolution Measure by the competent resolution authority, the relevant trustee for the capital securities or the debt securities, as the case may be, will not be required to take any further directions from holders of the relevant securities pursuant to the relevant indenture, which authorizes holders of a majority in aggregate principal amount of the relevant securities at the time outstanding to direct certain actions relating to those securities, and if any such direction was previously given pursuant to the relevant indenture to the relevant trustee by the relevant holders, it will automatically cease to be effective, be null and void and have no further effect.

No indenture will impose any duties, obligations or liabilities upon the relevant trustee or the relevant agents whatsoever with respect to the imposition of any Resolution Measure by the competent resolution authority. The relevant trustee and the relevant agents will be fully protected in acting or refraining from acting in accordance with a Resolution Measure. Notwithstanding the foregoing, if, following the completion of the imposition of a Resolution Measure by the competent resolution authority, the capital securities or the debt securities remain outstanding (for example, if the imposition of a Resolution Measure results in only a partial write-down of the principal of the relevant securities), then the relevant trustee’s and each relevant agent’s duties under the relevant indenture will remain applicable with respect to the relevant securities following such completion to the extent that we, the relevant trustee and the relevant agents agree pursuant to a supplemental indenture, unless we, the relevant trustee and the relevant agents agree that a supplemental indenture is not necessary.

If the competent resolution authority imposes a Resolution Measure with respect to less than the total outstanding principal amount of capital securities or the debt securities, as the case may be, unless the relevant trustee or the relevant agents are otherwise instructed by us or the competent resolution authority, any cancellation, write-off or conversion into equity made in respect of the relevant securities pursuant to the Resolution Measure will be made on a substantially pro rata basis among the relevant securities of any series.

Resolution Measures Applicable to the Warrants

Unless otherwise specified in the relevant pricing supplement, by acquiring any warrants issued on or after January 1, 2015, you will be bound by and will be deemed to consent to the imposition of any Resolution Measure by the competent resolution authority.

The terms and conditions of the warrants will continue to apply in relation to the residual notional amount of, or the amount due but unpaid in respect of, the warrants, subject to any modification of the amount payable, if any, to reflect the reduction of the notional amount or amount due but unpaid in respect of the warrants, and any further modification of the terms and conditions of the warrants that the competent resolution authority may decide in accordance with applicable laws and regulations relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in Germany.

No payment of any amount (or delivery of any property, if applicable) in respect of the warrants (to the extent of the portion thereof affected by the imposition of a Resolution Measure) will become due and payable after the imposition of any Resolution Measure by the competent resolution authority, unless such payment or delivery would be permitted to be made by us under the laws and regulations of Germany then applicable to us.

By your acquisition of the warrants, you waive, to the fullest extent permitted by applicable law, any and all claims against the warrant agent for, agree not to initiate a suit against the warrant agent in respect of, and agree that the warrant agent will not be liable for, any action that the warrant agent takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the warrants.

Upon the imposition of a Resolution Measure by the competent resolution authority with respect to the warrants, we will provide a written notice directly to the holders in accordance with the warrant agreement as soon as practicable regarding such imposition of a Resolution Measure by the competent resolution authority for purposes of notifying holders of such occurrence. We will also deliver a copy of such notice to the warrant agent for information purposes, and the warrant agent will be entitled to rely, and will not be liable for relying, on the competent resolution authority and the Resolution Measure identified in such notice. Any delay or failure by us to give notice will not affect the validity or enforceability of any Resolution Measure nor the effects thereof on the warrants.

If you have elected to exercise any warrants, but prior to the payment or delivery of the cash settlement amount or warrant property for the warrants the competent resolution authority has imposed a Resolution Measure with respect to the warrants, the exercise notice will be automatically rescinded and will be of no force and effect, and no payment or delivery of the cash settlement amount or warrant property for the warrants will be due and payable or deliverable.

The warrant agreement will impose no duties, obligations or liabilities upon the warrant agent whatsoever with respect to the imposition of any Resolution Measure by the competent resolution authority and the warrant agent will be fully protected in acting or refraining from acting in accordance with a Resolution Measure. Notwithstanding the foregoing, if, following the completion of the imposition of a Resolution Measure by the competent resolution authority, the warrants remain outstanding, then the warrant agent’s duties under the warrant agreement will remain applicable with respect to the warrants following such completion to the extent that we and the warrant agent agree pursuant to an amendment to the warrant agreement, unless we and the warrant agent agree that an amendment to the warrant agreement is not necessary.

If the competent resolution authority imposes a Resolution Measure with respect to less than the total outstanding notional amount of warrants, unless the warrant agent is otherwise instructed by us or the competent resolution authority, any cancellation, write-off or conversion into equity made in respect of the warrants pursuant to the Resolution Measure will be made on a substantially pro rata basis among the warrants of any series.

FORMS OF SECURITIES

Each capital security, debt security, warrant, purchase contract and unit will be represented either by:

•	one or more global securities representing the entire issuance of securities; or

•	a certificate issued in definitive form to a particular investor.

Certificated securities in definitive form and global securities both may be issued either (1) in registered form, where our obligation runs to the holder of the security named on the face of the security or (2) in bearer form, where our obligation runs to the bearer of the security, subject to the limitations explained below under “—Limitations on Issuance of Bearer Securities” or, in the case of capital securities, the limitation to be described in the prospectus supplement relating to such capital security.

Unless the applicable prospectus supplement specifies otherwise, our ordinary shares will be issued in the form of global registered shares represented by one or more global securities.

Unless the applicable prospectus supplement specifies otherwise, tradable subscription rights to subscribe for our ordinary shares will be issued as book-entry interests in global registered form.

Legal Ownership

Global Securities. Global securities will name a depositary or its nominee as the owner of the capital securities, debt securities, warrants, purchase contracts or units represented by these global securities (other than global bearer securities, which name the bearer as owner). Investors in global securities can own only beneficial interests in such securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below under “—Global Securities.”

Definitive Securities. Definitive securities will name you or your nominee as the owner of the security (other than definitive bearer securities, which will specify the bearer as owner). In order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the relevant trustee, registrar, paying agent or other agent, as applicable.

Our Obligations Are to Legal Owners Only. Our obligations, as well as the obligations of the trustees under any indenture, and the obligations, if any, of any warrant agents, purchase contract agents and unit agents and any other agents of ours, any agents of any trustee or any agents of any warrant agents, purchase contract agents or unit agents, run only to the persons or entities named as holders of the securities in the relevant security register, in the case of registered securities, or the persons or entities that are the bearers of those securities, in the case of bearer securities.

Neither we nor any trustee, warrant agent, purchase contract agent, unit agent, other agent of ours, agent of any trustee or agent of the warrant agents, purchase contract agents or unit agents has obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.

Upon making a payment or giving a notice to the holder or bearer as required by the terms of that security, we will have no further responsibility for that payment or notice even if that holder or bearer is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners of beneficial interests in that security but does not do so. Similarly, if we want to obtain the approval or consent of the holders or bearers of any securities for any purpose, we would seek the approval only from the holders or bearers, and not the indirect owners, of the relevant securities. Whether and how the holders or bearers contact the indirect owners would be governed by the agreements between such holders and bearers and the indirect owners.

Global Securities

Registered Global Securities. We may issue ordinary shares, registered capital securities, debt securities, warrants, purchase contracts and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases

(except with regard to ordinary shares), one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal, face amount or liquidation preference amount of the securities to be represented by registered global securities. In the case of ordinary shares, one or more registered global securities will be issued in the aggregate amount of the number of ordinary shares to be represented. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called “participants,” who have accounts with the depositary or persons who may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the Articles of Association, indenture, warrant agreement, purchase contract or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the Articles of Association, indenture, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the Articles of Association, indenture, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the Articles of Association, indenture, warrant agreement, purchase contract or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and premium (if any) and interest (if any) on, capital securities and debt securities, and any payments to holders with respect to ordinary shares, warrants, purchase contracts or units, represented by a registered global security registered in the name of a depositary or its nominee, will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Bank, the trustees, the warrant agents, the purchase contract agents, the unit agents or any other agent of the Bank, agent of any trustee or agent of the warrant agents, purchase contract agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of dividend, principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants, not us.

Discontinuance of Any Depositary. If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, we may at any time request the withdrawal from the depositary of any of the securities represented by one or more registered global securities. Upon receipt of such request, the depositary will issue a notice to its participants of our request, and will process any withdrawal requests submitted by those participants in accordance with its procedures. If participants request withdrawal following our request, we will issue securities in definitive form in exchange for that portion of the registered global security or securities representing the securities held by participants requesting such withdrawal. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, purchase contract agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Bearer Global Securities. The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

Limitations on Issuance of Bearer Securities

In compliance with U.S. federal income tax laws and regulations, bearer securities, including bearer securities in global form, will not be offered, sold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by Notice 2012-20, implementing rules similar to former United States Treasury Regulations Section 1.163–5(c)(2)(i)(D). Any underwriters, selling agents or dealers participating in the offerings of bearer securities, directly or indirectly, must agree that:

•

they will not, in connection with the original issuance of any bearer securities or during the restricted period with respect to such securities (as defined in former United States Treasury Regulations Section 1.163–5(c)(2)(i)(D)(7)), which we refer to as the “restricted period,” offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury regulations described above; and

•

they will not, at any time, offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury regulations described above.

In addition, any underwriters, selling agents or dealers must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer securities are aware of the above restrictions on the offering, sale or delivery of bearer securities.

Bearer securities, other than bearer securities that satisfy the requirements of Notice 2012-20, implementing rules similar to former United States Treasury Regulations Section 1.163–5(c)(2)(i)(D)(3)(iii) and any coupons or talons appertaining thereto, will not be delivered in definitive form, and no interest will be paid thereon, unless the Bank has received a signed certificate in writing, or an electronic certificate described in Notice 2012-20, implementing rules similar to former United States Treasury Regulations Section 1.163–5(c)(2)(i)(D)(3)(ii), stating that on the date of that certificate the bearer security:

•	is owned by a person that is not a United States person; or

•	is owned by a United States person that:

(1)

is a foreign branch of a United States financial institution, as defined in applicable United States Treasury Regulations, which we refer to as a “financial institution,” purchasing for its own account or for resale; or

(2)	is acquiring the bearer security through a foreign branch of a United States financial institution and who holds the bearer security through that financial institution through that date,

and in either case (1) or (2) above, each of those United States financial institutions agrees and certifies, on its own behalf or through its agent, that the Bank may be advised that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder; or

•

is owned by a United States or foreign financial institution for the purposes of resale during the restricted period and, in addition, if the owner of the bearer security is a United States or foreign financial institution described in this clause, whether or not also described in the first or second clause above, the financial institution certifies that it has not acquired the bearer security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

We will make payments on bearer securities only outside the United States and its possessions except as permitted by the above rules.

Bearer securities, other than temporary global securities, and any coupons issued with bearer securities will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain realized on the sale, exchange or redemption of that bearer security or coupon.

As used in this section, the term bearer securities includes bearer securities that are part of units. As used herein, “United States person” means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States, or any state of the United States or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. In addition, some trusts treated as United States persons before August 20, 1996 that elect to continue to be so treated to the extent provided in the Treasury regulations shall be considered United States persons.

Form of Securities Included in Units

The form of the warrant or purchase contract included in a unit will correspond to the form of the other components of the security.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell the securities being offered by this prospectus in four ways: (1) acting through our head office or through one or more of our branches, (2) through selling agents, (3) through underwriters and/or (4) through dealers. Any of these selling agents, underwriters or dealers in the United States or outside the United States may include affiliates of the Bank.

In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may designate selling agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, and state any commissions or the possible range of commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

If we use any underwriters to offer and sell these securities, we will enter into an purchase agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement.

If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, who will purchase the securities as principal. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through a selling agent – in each case, less other expenses attributable to issuance and distribution.

In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the over-allotment option. The underwriters may also sell these securities or any other securities in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or slow a decline in the market price of these securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Selling agents, underwriters and dealers may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Bank in the ordinary course of business.

If so indicated in the prospectus supplement, we will authorize selling agents, underwriters or dealers to solicit offers by some purchasers to purchase ordinary shares, tradable subscription rights to subscribe for ordinary shares, capital securities, debt securities, warrants, purchase contracts or units, as the case may be, from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

Conflicts of Interest. To the extent an offering of the securities will be distributed by Deutsche Bank Securities Inc. or any other U.S. broker-dealer affiliate of the Bank, each such offering of securities must be conducted in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc., or “FINRA,” regarding a FINRA member firm’s distribution of securities of affiliates and related conflicts of interest. No underwriter, selling agent or dealer utilized in the offering of securities that is an affiliate of the Bank will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Following the initial distribution of any of these securities, affiliates of the Bank may offer and sell these securities in the course of their businesses. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

EXPENSES OF THE ISSUE

The following is a statement of expenses, other than underwriting discounts and commissions, in connection with the distribution of the securities registered. Amounts shown, other than the Securities and Exchange Commission Registration Fee, are estimates.

Amount to be paid
Securities and Exchange Commission Registration Fee	$4,295,250.00
Federal Taxes, State Taxes and Fees	N/A
Trustees’ and Transfer Agents’ Fees	$20,000.00
Legal Fees	$500,000.00
Accounting Fees	$50,000.00
Printing and Engraving Costs	$20,000.00

Total	$4,885,250.00

Financial Industry Regulatory Authority Filing Fee[1]	$225,500.00

Total	$5,110,750.00

(1)	Applicable for securities not rated investment grade or not in the same series as investment grade rated securities.

LEGAL MATTERS

Certain legal matters with respect to German, United States and New York law relating to the validity of certain of the offered securities may be passed upon for the issuer of those securities by Cleary Gottlieb Steen & Hamilton LLP.

Certain legal matters with respect to United States and New York law relating to the validity of the senior debt securities and the warrants will be passed upon for the issuer of those securities by Davis Polk & Wardwell LLP.

Certain legal matters with respect to United States and New York law relating to the validity of the capital securities will be passed upon for the underwriters of, or dealers or selling agents with respect to, those securities by Davis Polk & Wardwell London LLP.

Certain legal matters with respect to German law relating to the validity of certain of the offered securities will be passed upon for the issuer of those securities by Group Legal Services of Deutsche Bank Aktiengesellschaft. Certain legal matters with respect to the validity of certain of the offered securities for any underwriters, dealers or selling agents will be passed upon by the firms or persons identified in the applicable prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated balance sheets of Deutsche Bank Aktiengesellschaft and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes, and the specific disclosures described in Note 1 to the consolidated financial statements as being part of the financial statements, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017, appearing in our Annual Report on Form 20-F for the year ended December 31, 2017, have been incorporated by reference herein in reliance upon the reports of KPMG AG Wirtschaftsprüfungsgesellschaft (which we refer to as “KPMG”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Bank and some of our affiliates may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code with respect to many employee benefit plans and perhaps certain other types of arrangements, such as individual retirement accounts. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if the securities are acquired by or with the assets of a pension or other plan with respect to which the Bank or any of its affiliates is a service provider, unless those securities are acquired pursuant to an exemption from the applicable prohibited transaction rules. The assets of a pension or other plan may include assets held in certain investment funds or in the general account of an insurance company that are deemed to be “plan assets” under ERISA and the Internal Revenue Code. In addition, other employee benefit plans and accounts (such as governmental plans or non-U.S. plans) not subject to ERISA or the Internal Revenue Code may nonetheless be subject to similar rules under other applicable laws or documents. Any pension or other plan, or any person investing the assets of a pension or other plan, proposing to invest in the securities should read the Benefit Plan Investor Considerations set forth in the relevant prospectus or pricing supplement(s) applicable to the securities being purchased and should consult with legal counsel prior to investing in the securities.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in an accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Deutsche Bank Aktiengesellschaft since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

Deutsche Bank

Aktiengesellschaft

Ordinary Shares

Tradable Subscription Rights to Subscribe for Ordinary Shares

Capital Securities

Debt Securities

Warrants

Purchase Contracts

Units

Prospectus

August 20, 2018

No person is authorized to give any information or to make any supplement representations other than those contained or incorporated by reference in this prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described herein or in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or the accompanying prospectus supplement, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Deutsche Bank AG since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

Deutsche Bank Aktiengesellschaft

$1,250,000,000

Undated Non-cumulative Fixed to Reset Rate

Additional Tier 1 Notes

of 2020

Sole Bookrunner

Deutsche Bank Securities

Joint Lead Managers

Citigroup	Banca IMI	BBVA	BMO Capital Markets	CIBC Capital Markets

Morgan Stanley	Santander	TD Securities	UniCredit Capital Markets

Senior Co-Managers

Nordea	RBC Capital Markets	Standard Chartered Bank

Co-Managers

Academy Securities	Bancroft Capital	Barclays	BNY Mellon Capital Markets, LLC

Capital Institutional Services, Inc.	Citizens Capital Markets	Fifth Third Securities	KeyBanc Capital Markets

Mischler Financial Group, Inc.	Multi-Bank Securities, Inc.	Regions Securities LLC	UBS Investment Bank

February 11, 2020.